FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280318-04

BANK5 2026-5YR21

BANK5 2026-5YR21

Free Writing Prospectus
Collateral Term Sheet

J.P. Morgan Chase Commercial Mortgage Securities Corp.

as Depositor

JPMorgan Chase Bank, National Association

Bank of America, National Association

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage
Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2026-5YR21

March 17, 2026

J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager
Academy Securities Co-Manager			Drexel Hamilton Co-Manager
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-1

BANK5 2026-5YR21

This material is for your information, and none of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Drexel Hamilton, LLC or Academy Securities, Inc. (each individually, an “Underwriter”, and together, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-280318) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408- 1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended), such Regulation as it forms part of the domestic law of the United Kingdom and/or Part VI of the Financial Services and Markets Act 2000 (as amended); and does not constitute an offering document for any other purpose.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward- looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-2

BANK5 2026-5YR21	Collateral Statistics
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
JPMorgan Chase Bank, National Association	5	19	$220,400,000	26.3%
Bank of America, National Association	11	20	$285,612,000	34.1%
Wells Fargo Bank, National Association	7	8	$224,627,520	26.8%
Morgan Stanley Mortgage Capital Holdings LLC	8	17	$106,045,000	12.7%
Total:	31	64	$836,684,520	100.0%
Pool Statistics
Aggregate Cut-off Date Balance:	$836,684,520
Number of Mortgage Loans:	31
Average Cut-off Date Balance per Mortgage Loan:	$26,989,823
Number of Mortgaged Properties:	64
Average Cut-off Date Balance per Mortgaged Property:	$13,073,196
Weighted Average Mortgage Rate:	6.1776%
% of Pool Secured by 5 Largest Mortgage Loans:	40.3%
% of Pool Secured by 10 Largest Mortgage Loans:	68.2%
% of Pool Secured by ARD Loans:	3.9%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	7.2%
% of Pool Secured by Refinance Loans:	79.2%
% of Pool Secured by Acquisition Loans:	20.8%
Additional Debt
% of Pool with Pari Passu Mortgage Debt:	37.9%
% of Pool with Subordinate Debt:	12.2%
Credit Statistics
Weighted Average UW NOI DSCR:	2.22x
Weighted Average UW NOI Debt Yield:	13.8%
Weighted Average UW NCF DSCR:	2.09x
Weighted Average UW NCF Debt Yield:	13.0%
Weighted Average Cut-off Date LTV Ratio:	57.0%
Weighted Average Maturity Date LTV Ratio:	56.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-3

BANK5 2026-5YR21	Characteristics of the Mortgage Loans
Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	6	$249,420,000	29.8%	6.3816%	2.28	15.5%	59.2%	59.2%
Suburban	4	$140,420,000	16.8%	6.3586%	2.06	14.0%	61.2%	61.2%
CBD	2	$109,000,000	13.0%	6.4112%	2.57	17.4%	56.7%	56.7%
Hospitality	4	$176,140,000	21.1%	6.2017%	2.83	17.9%	50.9%	50.9%
Full Service	2	$149,000,000	17.8%	6.0939%	3.03	18.7%	47.9%	47.9%
Limited Service	1	$17,000,000	2.0%	6.6100%	1.73	12.8%	67.5%	67.5%
Select Service	1	$10,140,000	1.2%	7.1000%	1.74	14.5%	67.6%	67.6%
Mixed Use	6	$119,700,000	14.3%	5.9033%	1.72	10.4%	57.7%	57.7%
Retail/Office	1	$37,000,000	4.4%	6.4600%	1.58	10.8%	54.4%	54.4%
Multifamily/Retail	2	$35,900,000	4.3%	6.2236%	1.34	8.7%	71.0%	71.0%
Lab/Office	1	$33,000,000	3.9%	4.9683%	2.11	10.8%	50.7%	50.7%
Office/Retail	1	$8,200,000	1.0%	5.8670%	2.31	14.3%	47.4%	47.4%
Manufactured Housing/Retail/Office	1	$5,600,000	0.7%	5.7350%	1.84	10.7%	51.7%	51.7%
Self Storage	13	$86,637,000	10.4%	6.0549%	1.33	8.3%	69.3%	69.3%
Self Storage	13	$86,637,000	10.4%	6.0549%	1.33	8.3%	69.3%	69.3%
Retail	2	$76,132,520	9.1%	6.6754%	2.06	17.1%	49.8%	47.6%
Super Regional Mall	1	$61,882,520	7.4%	6.8210%	2.04	17.6%	52.4%	49.7%
Anchored	1	$14,250,000	1.7%	6.0430%	2.15	14.8%	38.5%	38.5%
Manufactured Housing	19	$67,105,000	8.0%	5.5701%	1.75	10.0%	46.2%	46.2%
Manufactured Housing	19	$67,105,000	8.0%	5.5701%	1.75	10.0%	46.2%	46.2%
Multifamily	7	$39,300,000	4.7%	6.1760%	1.38	8.8%	70.1%	70.1%
Garden	2	$21,425,000	2.6%	6.2346%	1.43	9.3%	69.8%	69.8%
Low Rise	3	$12,400,000	1.5%	6.2098%	1.31	8.2%	69.7%	69.7%
Mid Rise	2	$5,475,000	0.7%	5.8700%	1.40	8.4%	72.2%	72.2%
Industrial	1	$12,250,000	1.5%	6.0690%	1.88	12.1%	54.0%	54.0%
R&D/Flex	1	$12,250,000	1.5%	6.0690%	1.88	12.1%	54.0%	54.0%
Other	6	$10,000,000	1.2%	5.4360%	1.10	6.1%	75.9%	75.9%
Leased Fee	6	$10,000,000	1.2%	5.4360%	1.10	6.1%	75.9%	75.9%
Total/Wtd. Avg.	64	$836,684,520	100.0%	6.1776%	2.09x	13.8%	57.0%	56.8%
(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-4

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-5

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Seal Beach Naval Weapons Station
Westminister Mall
Los Angeles Intl. Airport 30 miles
405
39
Westminster
Garden Grove
Willowick Golf Course
SANTA ANA
Bolsa Ave.
Bolsa Chica St.
Springdale St.
Edwards St.
Beach Blvd.
Newland St.
Magnolia St.
Brookhurst St.
Euclid St.
Harbor Blvd.
Santa Ana River
Fairview St.
Asian Garden Mall
LITTLE SAIGON
Golden West College
Bella Terra Mall
San Diego Fwy
Edinger Ave.
Mile Square Regional Park
Centennial Regional Park
Pavilions Place
Meadowlark Golf Course
Goldenwest
Mile Square Golf Course
Warner Ave.
UCI Health Fountain Valley
Green Valley
ORANGE COUNTY
Huntington Beach Hospital
Fountain Valley
Segerstrom Ave.
Bolsa Chica Ecological Reserve
Huntington Central Park
Orange Coast Memorial Medical Ctr.
Talbert Ave.
SoCo Shopping Center
Five Points Plaza
Goldenwest St.
Fountain Valley Promenade Shopping Center
Sunflower Ave.
LA Chargers Performance Center
Harriett Wieder Reg. Park
Ellis Ave.
Garfield Ave.
1
Sunset Beach
Mesa Verde Country Club
John Wayne Airport 5 miles
Seacliff Village
Huntington Beach Civic Center
Ward St.
Yorktown Ave.
Seacliff Country Club
Newland House Museum
Huntington Beach
Adams Ave.
Orange Coast College
Orange Ave.
Orange County Fairgrounds
Pacific Coast Hwy
International Surfing Museum
Bushland St.
Fairview Park
Costa Mesa Golf and Country Club
55
Pierside Pavilion
Atlanta Ave.
Huntington Beach Pier
Beach Promenade
Costa Mesa
Victoria St.
Costa Mesa Fwy
Hilton Waterfront Beach Resort
21100 Pacific Coast Highway
Huntington Beach, CA 92648
Hamilton Ave.
Victoria Square
Santiago Dr.
Placentia Ave.
19th St.
Newport 17th Plaza
Santa Ana Ave.
Irvine Ave.
Huntington State Beach
Talbert Regional Park
Coastline College Newport Beach
Hoag Hospital Newport Beach
Newport Beach
Pacific Coast Hwy.
Via Lido Plaza
Pacific Ocean
Balboa Blvd.
Newport Beach Pier
Newport Beach
Balboa Pier
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
LOS ANGELES
Rancho Cucamonga
Pomona
Ontario
Chino
Santa Monica
Fullerton
Corona
ANAHEIM
Torrance
LONG BEACH
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-6

Mortgage Loan No. 1 – Hilton Waterfront Beach Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Huntington Beach, CA 92648
Original Balance(1):	$80,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$80,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/2018-2020
Borrower Sponsor:	The Mayer Corporation			Size:	437 Rooms
Guarantors:	Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust			Cut-off Date Balance Per Room(1):	$290,618
Mortgage Rate:	6.1070%			Maturity Date Balance Per Room(1):	$290,618
Note Date:	2/27/2026			Property Manager:	Mayer Hospitality Group, LLC (borrower-related)
Maturity Date:	3/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$17,173,358
Amortization Term:	0 months			UW NCF:	$14,051,251
IO Period:	60 months			UW NOI Debt Yield(1):	13.5%
Seasoning:	1 month			UW NCF Debt Yield(1):	11.1%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity(1):	13.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.79x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,373,418 (1/31/2026 TTM)
Additional Debt Balance(1):	$47,000,000			2nd Most Recent NOI:	$17,248,908 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$17,410,643 (12/31/2023)
				Most Recent Occupancy:	70.6% (1/31/2026)
Reserves(3)				2nd Most Recent Occupancy:	67.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.8% (12/31/2023)
RE Taxes:	$0	$163,398	NAP	Appraised Value (as of):	$219,000,000 (1/28/2026)
Insurance:	$1,272,443	$127,244	NAP	Appraised Value Per Room:	$501,144
FF&E Reserve:	$0	$260,176	NAP	Cut-off Date LTV Ratio(1):	58.0%
PIP Reserve(3):	$0	$0	NAP	Maturity Date LTV Ratio(1):	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$127,000,000	100.0%	Loan Payoff:	$123,853,007	97.5%
			Closing Costs:	$1,371,652	1.1%
			Upfront Reserves:	$1,272,443	1.0%
			Return of Equity:	$502,898	0.4%
Total Sources:	$127,000,000	100.0%	Total Uses:	$127,000,000	100.0%

(1)	The Hilton Waterfront Beach Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $127,000,000. The information presented is based on the Hilton Waterfront Beach Resort Whole Loan (as defined below).
(2)	Defeasance of the Hilton Waterfront Beach Resort Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Hilton Waterfront Beach Resort Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of the BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The largest mortgage loan (the “Hilton Waterfront Beach Resort Mortgage Loan”) is part of a whole loan (the “Hilton Waterfront Beach Resort Whole Loan”) that is evidenced by two pari passu promissory notes in the original principal amount of $127,000,000 and secured by a first mortgage encumbering the fee interest in a 437-room full-service hotel located in Huntington Beach, California (the “Hilton Waterfront Beach Resort Property”).

The Hilton Waterfront Beach Resort Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $80,000,000. The Hilton Waterfront Beach Resort Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-7

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The table below identifies the promissory notes that comprise the Hilton Waterfront Beach Resort Whole Loan:

Hilton Waterfront Beach Resort Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$47,000,000	$47,000,000	BANA	No
Total	$127,000,000	$127,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is The Waterfront Hotel, LLC, a single-purpose, Delaware limited liability company with two independent directors. The borrower sponsor is The Mayer Corporation and the non-recourse carveout guarantors are Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust.

The Mayer Corporation was founded over 50 years ago by Robert L. Mayer Sr. and is currently managed by his son, Robert L. Mayer Jr. The Mayer Corporation is a team of real estate development professionals based in Irvine, California with expertise in land acquisition and construction, management and operation of assets. The Mayer Corporation has constructed over 25,000 residences, hotels, and mixed-use complexes, with current holdings throughout California including two full-service hotels in Huntington Beach, two residential complexes and one mixed-use commercial development.

The Property. The Hilton Waterfront Beach Resort Property is a 437-room full-service hotel located in Huntington Beach, California. The improvements are located on a 7.15-acre site and are comprised of one 12-story tower (the “Huntington Tower”), one nine-story tower (the “Twin Dolphin Tower”), and a two-level subterranean parking structure totaling approximately 645,970 SF. Parking at the Hilton-Waterfront Beach Resort Property is valet-only with all parking managed by the hotel.

The borrower sponsor developed the Hilton Waterfront Beach Resort Property in 1990 with the construction of the original Huntington Tower (285 rooms). In 2018, the borrower sponsor constructed the Twin Dolphin Tower (152 rooms) at an approximate cost of $125 million. Additionally, in 2021, the borrower sponsor completed the renovations to the Huntington Tower guest rooms to meet the latest brand standards, at an approximate cost of $8 million. Since the expansion in 2018, the Hilton Waterfront Beach Resort Property underwent additional renovations to launch the Cabo Wabo Beach Club restaurant, renovations to the rooftop lounge, upgrades to the communal areas including the lobby, improvements to landscaping, upgrades to event spaces and ball rooms, renovations to the pools, and upgrades to elevators and roofs. In the aggregate, in addition to the investment to the Huntington Tower guest rooms, the borrower sponsor has invested approximately $23 million into the Hilton Waterfront Beach Resort Property since the 2018 expansion.

The guestroom mix at the Hilton Waterfront Beach Resort Property is comprised of 159 queen rooms, 122 king rooms, 120 one-bedroom suites and 36 studio suites. The room categories include resort view, partial ocean view, ocean view and oceanfront. The standard king and queen rooms each include a furnished balcony overlooking the resort grounds or coastline. The suites range in size from approximately 470 SF (studio suites) to 1,215 SF (deluxe and presidential suites) and feature separate living rooms, dining areas, expanded balconies, fireplaces, larger bathrooms and upgraded finish packages. Amenities at the Hilton Waterfront Beach Resort Property include two outdoor swimming pools with water slides, indoor and outdoor whirlpools, a sauna, steam room, full-service spa, fitness center, business center, two guest laundry rooms, two gift shops, outdoor communal areas and five food and beverage outlets.

The Hilton Waterfront Beach Resort Property provides more than 54,000 SF of event space across 16 indoor and outdoor venues. The largest venue at the Hilton Waterfront Beach Resort Property provides approximately 8,500 SF of space and accommodates up to 856 guests. The Hilton Waterfront Beach Resort Property provides on-site catering services, audiovisual technology and event-planning services. Additionally, the Hilton Waterfront Beach Resort Property has one full-service restaurant located within the hotel, two food and beverage options adjacent to the pool areas, a beachfront concession stand, a marketplace and a rooftop lounge located in the Twin Dolphin Tower with direct rooftop access. All food and beverage outlets are operated directly by the Hilton Waterfront Beach Resort Property management.

The Hilton Waterfront Beach Resort Property has been under a franchise agreement with Hilton Franchise LLC since 1990 with a current expiration of July 31, 2030. Twelve months prior to the expiration of the franchise agreement, the borrower will be required to deposit 100% of franchisor estimated property improvement plan (“PIP”) costs. This amount is waived if the borrower provides evidence that the franchise agreement is extended for a minimum term of five years. See “Escrows and Reserves” and “Cash Management” sections below for further discussion.

According to the appraisal, the property segmentation at the Hilton Waterfront Beach Resort Property is estimated at 70% transient and 30% meeting and group.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-8

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The following table presents certain information relating to the Historical Occupancy, ADR and RevPAR of the Hilton Waterfront Beach Resort Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Waterfront Beach Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	66.4%	$344.24	$228.59	67.8%	$355.21	$240.72	102.1%	103.2%	105.3%
12/31/2024	67.8%	$347.19	$235.36	67.8%	$360.68	$244.43	100.0%	103.9%	103.9%
12/31/2025	68.7%	$351.98	$241.64	70.7%	$355.01	$250.87	102.9%	100.9%	103.8%

Source: Third party market research report.

(1)	The competitive set includes Hyatt Recency Newport Beach, Laguna Cliffs Marriott Resort & Spa, Hyatt Recency Huntington Beach & Spa, VEA Newport Beach, A Marriott Resort & Spa, Kimpton Shorebreak Resort, Balboa Bay Resort, Pasea Hotel & Spa and Pendry Newport Beach.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Hilton Waterfront Beach Resort Property is located in Huntington Beach, California, and is part of the Los Angeles-Long Beach-Anaheim Metropolitan Statistical Area, the primary economic center of Southern California. The Hilton Waterfront Beach Resort Property is directly adjacent to the Pacific Ocean, separated by Pacific Coast Highway, and has direct access to the beachfront via signalized crosswalks. The market demand generators include the Huntington Beach Pier, Main Street Huntington Beach, the Huntington Beach International Surfing Museum and Pacific City. Huntington Beach benefits from strong year-round tourism, with the city reporting approximately 11 million visitors annually, driven by its oceanfront setting, established surf culture and numerous recreational activities. The Hilton Waterfront Beach Resort Property is located less than five miles from The Bolsa Chica Ecological Reserve, which contributes additional visitation through its protected coastal wetlands, birdwatching, and nature trails, while the adjacent beach provides beachfront bicycle paths and open space for recreational beach activities.

The Hilton Waterfront Beach Resort Property is located within the Huntington Beach submarket of Orange County. Orange County is one of California's most active tourism markets, driven by coastal recreation, resort infrastructure, and major attractions including Disneyland Resort and Knott's Berry Farm. Additional regional destinations such as Crystal Cove State Park, Laguna Beach, Angel Stadium, South Coast Plaza, and Lido Marina Village contribute to sustained demand across hospitality, retail, and leisure sectors. The Hilton Waterfront Beach Resort Property captures significant group business, with several event venues capable of accommodating corporate meetings, social events, weddings, receptions, and other gatherings. The City of Huntington Beach hosts two of the largest annual events on the West Coast, the U.S. Open of Surfing, drawing more than 500,000 attendees, and the Pacific Airshow, drawing more than 700,000 attendees. The Hilton Waterfront Beach Resort Property is located directly across from Pacific City, a 191,000 SF open-air retail and entertainment center with tenants including Equinox, Lululemon, Sephora, H&M, and Lemonade.

According to the appraisal, the estimated 2026 population within a one-, three- and five-mile radius of the Hilton Waterfront Beach Resort Property is 15,681, 96,422 and 257,257, respectively. The estimated 2026 average household income within the same radii is $160,155, $188,421 and $177,115, respectively.

The following table presents the primary competitive properties to the Hilton Waterfront Beach Resort Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Transient	Meeting & Group	2025 Occupancy	2025 ADR	2025 RevPAR
Hilton Waterfront Beach Resort (subject)	1990/2018-2020	437	70%	30%	70.7%	$350.44	$247.66
Hyatt Regency Huntington Beach Resort & Spa(2)	2003	519	60%	40%	70% - 75%	$350 - $375	$260 - $270
VEA Newport Beach, A Marriott Resort & Spa	1975/2022	400	60%	40%	70% - 75%	$350 - $375	$260 - $270
Pasea Hotel & Spa	2016	250	62%	38%	65% - 70%	$350 - $375	$240 - $250
Subtotal/Average		1606			71.0%	$359.98	$255.65

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Hyatt Regency Huntington Beach Resort & Spa is partially owned by the borrower sponsor.

Appraisal. The appraiser concluded to an “as-is” value for the Hilton Waterfront Beach Resort Property of $219,000,000 as of January 28, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 11, 2026, there was no evidence of any recognized environmental conditions at the Hilton Waterfront Beach Resort Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-9

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Waterfront Beach Resort Property:

Cash Flow Analysis
	2022	2023	2024	2025	1/31/2026 TTM	UW	UW per Room
Occupancy(1)	64.5%	67.8%	67.8%	70.6%	70.6%	70.6%
ADR(1)	$370.06	$350.65	$355.24	$350.63	$351.53	$351.22
RevPAR(1)	$238.66	$237.57	$240.73	$247.66	$248.08	$248.07

Room Revenue	$38,068,570	$37,893,166	$38,503,638	$39,503,263	$39,569,750	$39,569,750	$90,549
Food & Beverage Revenue	$24,576,761	$26,283,853	$26,658,575	$30,085,996	$30,121,580	$30,121,580	$68,928
Other Income(2)	$7,123,195	$7,577,549	$9,072,867	$8,381,422	$8,361,353	$8,361,352	$19,134
Total Revenue	$69,768,525	$71,754,568	$74,235,079	$77,970,681	$78,052,682	$78,052,682	$178,610

Room Expense	$8,932,900	$9,738,286	$10,643,396	$11,531,888	$11,560,194	$11,560,194	$26,454
Food & Beverage Expense	$16,652,690	$18,674,853	$19,609,826	$21,817,208	$21,847,016	$21,847,016	$49,993
Other Operated Department Expenses	$960,668	$1,142,777	$1,262,203	$1,240,590	$1,231,325	$1,231,326	$2,818
Real Estate Taxes	$1,693,596	$1,656,906	$1,770,199	$1,884,762	$1,884,933	$1,885,360	$4,314
Insurance	$1,060,479	$1,342,932	$1,249,823	$1,390,866	$1,405,280	$1,388,119	$3,176
Other Expenses(3)	$19,239,194	$21,788,172	$22,450,725	$23,666,376	$23,750,517	$22,967,309	$52,557
Total Expenses	$48,539,526	$54,343,925	$56,986,171	$61,531,690	$61,679,265	$60,879,324	$139,312

Net Operating Income	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$17,173,358	$39,298
FF&E	$0	$0	$0	$0	$0	$3,122,107	$7,144
Net Cash Flow	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$14,051,251	$32,154

NOI DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	2.18x
NCF DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	1.79x
NOI Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	13.5%
NCF Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	11.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes spa income, resort fees, parking income, audio visual rental income and cancellations fees.
(3)	Other Expenses are inclusive of advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance, utilities, and other variable expenses.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $163,398.

Insurance – At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower deposited into escrow approximately $1,272,443 for insurance premiums and on a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which is currently approximately $127,244; provided that such requirement will be waived if the borrower maintains a blanket policy acceptable to the lender in accordance with the Hilton Waterfront Beach Resort Whole Loan documents. As of the origination date of the Hilton Waterfront Beach Resort Whole Loan, a blanket policy was not in place.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 4.0% of the operating income for the preceding calendar month prior to the applicable payment date, which currently is approximately $260,176.

PIP Reserve – The borrower is required to deposit into a PIP reserve on or before July 31, 2029, an amount equal to 100% of the estimated cost to complete any PIP scope of work, as provided by franchisor and verified by the third-party contractor and lender; provided that such requirement will be waived if, prior to July 31, 2029, the borrower provides the lender with a signed comfort letter from the franchisor evidencing that the franchise agreement has been extended for a minimum term of five years (July 31, 2035). Additionally, in lieu of making deposits into the PIP reserve account, the borrower has the right to provide a letter of credit.

Lockbox and Cash Management. The Hilton Waterfront Beach Resort Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower was required to establish a lockbox account into which all rents and other revenues are required to be deposited and was required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. Upon the commencement of a Cash Sweep Period (as defined below), the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Hilton Waterfront Beach Resort

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-10

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Hilton Waterfront Beach Resort Whole Loan.

A “Cash Sweep Period” means a period commencing upon the earliest to occur of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x at the end of any calendar quarter or (iii) failure to deposit the PIP amount into the PIP reserve account. The Cash Sweep Period will end upon, as applicable (x) the cure of the event of default, (y) the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) the borrower depositing the PIP amount into the PIP reserve account or delivering a letter of credit that is satisfactory to the lender.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-11

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-12

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

CityCenter (Aria & Vdara)
3730 South Las Vegas Boulevard and
2600 West Harmon Avenue
Las Vegas, NV 89158
LAS VEGAS
Las Vegas Strip
Chinatown Vegas
Paradise
CLARK COUNTY
Downtown Las Vegas 4 miles
UNLV 2 miles
Harry Reid International Airport
W. Desert Inn Rd.
E. Desert Inn Rd.
Spring Mountain Rd.
W. Twain Ave.
E. Twain Ave.
Sands Ave.
W. Flamingo Rd.
Flamingo Rd.
E. Flamingo Rd.
W. Harmon Ave.
E. Harmon Ave.
Park Ave.
Tompkins Rd.
Tropicana Ave.
Reno Ave.
W. Hacienda Ave.
W. Russell Rd.
W. Oquendo Rd.
Las Vegas Blvd.
S. Las Vegas Blvd.
Sammy Davis Jr. Dr.
Frank Sinatra Dr.
Industrial Rd.
Dean Martin Dr.
Las Vegas Frwy
S. Valley View Blvd.
Wynn Rd.
Polaris Ave.
Giles St.
Koval Ln.
Paradise Rd.
Howard Hughes Pkwy.
LAS VEGAS MONORAIL
Fashion Show Las Vegas
Encore Las Vegas
Wynn Las Vegas
Wynn Esplanade
Wynn Golf Club
Las Vegas Convention Center
LV Conv. Center
Mardi Gras Hotel & Casino
Treasure Island
Treasure Island Tram
The Atrium at the Palazzo
Grand Canal Shoppes
The Venetian
Sands Expo & Convention Center
Sphere
Madam Tussauds LV
The Forum Shops at Caesars
Harrah's Las Vegas
Harrah's/The Linq
The Linq
O'Shea's Pub LV
Holiday Inn Club Vacations
The Colosseum Theater
Caesar's Palace
Flamingo Las Vegas
Flamingo/Caesar's Palace
The Cromwell
The Westin Las Vegas
The Meridian Luxury Condos
Rio Convention Center
Rio Hotel & Casino
Gold Coast
Palms Casino Resort
Chinatown Plaza
The Center at Spring Mountain
Bottega Veneta LV Via Bellagio
Grand Bazaar Shops
Horseshoe Las Vegas
Horseshoe/Paris
The Platinum Hotel
Tuscany Suites & Casino
Fountains of Bellagio
Paris Las Vegas
Aria Express
The Cosmopolitan of Las Vegas
Miracle Mile Shops
Planet Hollywood
Las Vegas Strip Circuit
Virgin Hotels Las Vegas Curio Collection by Hilton
Aria Resort & Casino
The Shops at Crystals
The Signature @ MGM Grand
Club Wyndham Grand Desert
Alexis Park Resort
Waldorf Astoria LV
Park MGM Las Vegas
Grand Garden Arena
MGM Grand Conference Center
Hard Rock Cafe LV
T-Mobile Arena
Nevada Beverage Co. (Budweiser/Bud Light)
New York New York
MGM Grand
David Copperfield Theatre
Excalibur North
Excalibur Hotel & Casino
OYO Hotel & Casino
Hollywood Cars Museum & Liberace Garage
Titanic
Luxor Hotel & Casino
Luxor
Hacienda/Polaris Business Park
The Shoppes At Mandalay Place
Mandalay Bay Theatre
Mandalay Bay
Allegiant Stadium
North Conv. Center
Four Seasons
Michelob ULTRA Arena
Shark Reef Aquarium at Mandalay Bay
Mandalay Bay Convention Center
Bali Hai Golf Club
Welcome to Fabulous Las Vegas Sign
15
592
593
North Las Vegas
Summerlin
Spring Valley
Enterprise
Winchester
Sunrise Manor
Henderson
Downtown
Strip
UNLV
Spring Mts.
Muddy Mts.
Nellis Air Force Base

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-13

Mortgage Loan No. 2 – CityCenter (Aria & Vdara)

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	AAA/NR/AA	Location:	Las Vegas, NV 89158
Original Balance(1):	$69,000,000	General Property Type(6):	Hospitality
Cut-off Date Balance(1):	$69,000,000	Detailed Property Type(6):	Full Service
% of Initial Pool Balance:	8.2%	Title Vesting(6):	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	2009/NAP
Borrower Sponsor:	Blackstone Real Estate Partners IX L.P.	Size(6):	5,349 Rooms
Guarantor:	Blackstone Real Estate Partners IX-TE	Cut-off Date Balance Per Room(1):	$476,313
(AIV) L.P.	Maturity Date Balance Per Room(1):	$476,313
Mortgage Rate(1)(2):	6.07880916113333%	Property Manager:	MGM (borrower-related)
Note Date:	12/9/2025	Underwriting and Financial Information(1)
Maturity Date:	12/9/2030	UW NOI(7):	$632,399,759
Term to Maturity:	60 Months	UW NCF(7):	$607,952,887
Amortization Term:	0 Months	UW NOI Debt Yield(7):	24.8%
IO Period:	60 Months	UW NCF Debt Yield(7):	23.9%
Seasoning:	4 Months	UW NOI Debt Yield at Maturity(7):	24.8%
Prepayment Provisions(4):	YM0.5(28),DorYM0.5(25),O(7)	UW NCF DSCR(7):	4.46x
Lockbox/Cash Mgmt Status:	Hard/Springing	Most Recent NOI(7):	$635,387,355 (9/30/2025 TTM)
Additional Debt Type(1)(3):	Pari Passu/B-Note	2nd Most Recent NOI(7):	$583,734,452 (12/31/2024)
Additional Debt Balance(1)(3):	$2,478,800,000/$902,200,000	3rd Most Recent NOI(7):	$585,966,283 (12/31/2023)
Future Debt Permitted (Type):	Yes (Mezzanine)	Most Recent Occupancy:	94.2% (9/30/2025)
Reserves(5)	2nd Most Recent Occupancy:	95.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.4% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(8):	$7,032,800,000 (11/25/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(8):	$1,314,788
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(8):	36.2%
Maturity Date LTV Ratio(8):	36.2%

Sources and Uses(9)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$2,547,800,000	73.8%	Loan Payoff:	$3,150,000,400	91.3%
Subordinate Loan Amount:	$902,200,000	26.2%	Return of Equity:	$291,474,251	8.4%
			Closing Costs:	$8,525,349	0.2%
Total Sources:	$3,450,000,000	100.0%	Total Uses:	$3,450,000,000	100.0%

(1)	The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan (as defined below) evidenced by (i) 27 pari passu senior promissory notes with an aggregate original principal balance of $2,547,800,000 and (ii) four subordinate notes with an aggregate original principal balance of $902,200,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the CityCenter (Aria & Vdara) Senior Notes (as defined below) based on a weighted average mortgage rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are $644,980, $644,980, 18.3%, 17.6%, 18.3%, 3.28x, 49.1% and 49.1%, respectively.
(2)	Mortgage Rate represents the mortgage rate of components A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Mortgage Rate does not represent the mortgage rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(3)	See “Subordinate and Mezzanine Debt” below.
(4)	Provided no event of default exists, the CityCenter (Aria & Vdara) Whole Loan may be defeased in whole but not in part, after the earlier of (i) two years after the final securitization that holds any note evidencing the CityCenter (Aria & Vdara) Whole Loan and (ii) three years after December 9, 2025, but prior to June 9, 2030 (the "Permitted Par Prepayment Date"). In addition, the CityCenter (Aria & Vdara) Whole Loan is prepayable in whole or in part at any time, provided that such prepayment made prior to the Permitted Par Prepayment Date must be accompanied by the greater of a yield maintenance premium and 0.5% of the amount prepaid. The defeasance lockout period of 28 payments is based on the anticipated closing date of the BANK5 2026-5YR21 securitization in April 2026. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below.
(6)	The CityCenter (Aria & Vdara) Properties (as defined below) are leased to MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), a subsidiary of MGM Resorts International (“MGM”), pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The Borrowers (as defined below) are entitled to the master rent payment under the Master Lease, as described under “The Properties” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the Borrowers’ rights under the Master Lease, among other things.
(7)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Properties reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the Borrowers’ leased fee interest) is secured by all of the Borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties. With respect to the Master Lease rent of approximately $232.7 million, the UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity and UW NCF DSCR based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 6.74%, 6.74%, 6.74% and 1.26x, respectively.
(8)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease. The appraisal’s concluded “as is” (based on the leased fee interest) value as of November 25, 2025 for CityCenter (Aria & Vdara) Properties is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(9)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning in year six. See “Additional Indebtedness—Preferred Equity” in the prospectus.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-14

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Mortgage Loan. The second largest mortgage loan, the CityCenter (Aria & Vdara) mortgage loan (the “CityCenter (Aria & Vdara) Mortgage Loan”), is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the Borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Properties”) and a collateral assignment of the Master Lease (collectively with the CityCenter (Aria & Vdara) Properties, the “Collateral”). The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 27 pari passu senior promissory notes with an aggregate original principal balance as of the Cut-off Date of $2,547,800,000 consisting of Notes A-1, A-2, A-3 and A-4 with an aggregate original principal balance of $1,947,800,000 (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6, A-7, A-8, A-9-1, A-9-2, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20-1, A-20-2, A-21, A-22, A-23 and A-24 (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate original principal as of the Cut-off Date of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). The CityCenter (Aria & Vdara) Mortgage Loan is evidenced by the non-controlling Notes A-5-1, A-5-2 and A-9-2, with an aggregate original principal amount of $69,000,000. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The CityCenter (Aria & Vdara) AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

CityCenter (Aria & Vdara) Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5-1	$54,000,000	$54,000,000	BANK5 2026-5YR21	No
A-5-2	$2,000,000	$2,000,000	BANK5 2026-5YR21	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-8	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-9-1	$35,000,000	$35,000,000	WFCM 2026-5C8	No
A-9-2	$13,000,000	$13,000,000	BANK5 2026-5YR21	No
A-10	$30,000,000	$30,000,000	Citi Real Estate Funding Inc.(1)	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-12	$25,000,000	$25,000,000	BMARK 2026-V20	No
A-13	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-14	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-16	$25,000,000	$25,000,000	BMARK 2026-V20	No
A-17	$25,000,000	$25,000,000	German American Capital Corporation(1)	No
A-18	$25,000,000	$25,000,000	German American Capital Corporation(1)	No
A-19	$20,000,000	$20,000,000	German American Capital Corporation(1)	No
A-20-1	$25,000,000	$25,000,000	BMARK 2026-V20	No
A-20-2	$25,000,000	$25,000,000	Goldman Sachs Mortgage Company(1)	No
A-21	$30,000,000	$30,000,000	Goldman Sachs Mortgage Company(1)	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-23	$10,000,000	$10,000,000	Goldman Sachs Mortgage Company(1)	No
A-24	$5,000,000	$5,000,000	Goldman Sachs Mortgage Company(1)	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the CityCenter (Aria & Vdara) Properties are, with respect to the Aria, Ace A PropCo LLC, a Delaware limited liability company, and, with respect to the Vdara, Ace V PropCo LLC, a Delaware limited liability company (collectively the “Borrowers”). The borrower sponsor is Blackstone Real Estate Partners IX L.P. (“Blackstone”).

The Borrowers own the fee interest in the CityCenter (Aria & Vdara) Properties and have leased the CityCenter (Aria & Vdara) Properties to a subsidiary of MGM pursuant to the Master Lease. The Borrowers, together with the MGM Tenant, are collectively referred to as the “WholeCo”.

The Properties. The CityCenter (Aria & Vdara) Properties are located in CityCenter, a 76-acre, mixed-use development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and are comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 SF of casino space, as well as various other retail, entertainment and amenity offerings.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-15

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Properties by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Properties from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone, pursuant to which the Borrowers acquired the fee interest in the CityCenter (Aria & Vdara) Properties from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Properties to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options. The Borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index, capped at 3.0% per annum.

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Properties, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a globally recognized and publicly traded company with a market cap of approximately $9.3 billion as of February 2026. The Master Lease and the MGM Master Lease Guaranty have been collaterally assigned to the lender. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market cap declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years 11 through 20 and (d) 3.5% of revenues for years 21 and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since the prior securitization in 2021, the CityCenter (Aria & Vdara) Properties have rapidly recovered from the COVID-19 pandemic, achieving record performance as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Properties had an overall EBITDAR of approximately $283.7 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The Aria comprises 4,002 guest rooms and suites, including 17 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received the AAA Five Diamond and Forbes Travel Guide Five-Star Awards, as well as seven additional Forbes Travel Guide distinctions. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating advanced energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 SF venue featuring world-class DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 291 Sky Suites (as defined below) and 17 villas. Rooms average 638 SF and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a Forbes Five-Star rated, hotel-within-a-hotel, offering exclusive luxury, personalized service and enhanced amenities for discerning guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and spa-like bathrooms. The Sky Suites provide an elevated experience with perks like luxury airport transfers, butler service and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $346.79 and RevPAR of $326.83.

The Aria’s casino floor spans approximately 150,000 SF, featuring a comprehensive selection of 1,940 slot machines, 145 table games, a high-limit lounge and a racing and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of the Aria’s total property revenues as of TTM September 2025, reflecting a shift toward more durable, non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 500,000 SF of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, Michelin-starred and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, London’s two Michelin starred Indian restaurant, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 SF pool deck with four pools and 12,000 SF of cabanas, a Forbes Five-Star spa and salon, the Aria Fine Art Collection and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to the Aria within CityCenter, the Vdara is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design, providing a sophisticated retreat within the vibrant CityCenter ecosystem. The Vdara features approximately 16,500 SF of meeting and event space, including a 3,923 SF grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas and daybeds, a state-of-the-art fitness center and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio and other CityCenter attractions via the express tram.

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 SF. Suites feature open floor plans, horizontal windows with city and mountain views and fully equipped gourmet kitchens with designer appliances. As of TTM September 2025, the Vdara reported an occupancy rate of 93.9%, ADR of $276.95 and RevPAR of $260.06, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges and heated chaise loungers. The rooftop pool deck offers panoramic views, private cabanas and a relaxing retreat for guests. A state-of-the-art fitness center and luxury retail outlets complete the guest experience.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-16

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Market. The CityCenter (Aria & Vdara) Properties are located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry, claiming three AAA Five Diamond hotels. According to a third party research report, hotel fundamentals in Las Vegas have considerably strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 51.6% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing it’s 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue. Nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). Gaming revenue has been strong strip-wide while hotels have continued to diversify revenue sources.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand, propelling long-term sustainable gains in market performance. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The National Hockey League expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the National Football League’s Las Vegas Raiders. The team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than six million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Las Vegas Grand Prix annually through 2032, with the inaugural race held in November 2023, and the Oakland Athletics Major League Baseball team plans to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of properties along the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60

(1)	Source: Appraisal.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Properties had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” conclusions:

Appraisal Valuation Summary
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria – Hypothetical Fee Simple	$6,375,000,000(1)	8.50%	Income Capitalization Approach
The Vdara – Hypothetical Fee Simple	$657,800,000(1)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach

Source: Appraisal.

(1)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties but is secured by the Borrowers’ rights under the Master Lease.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2025, there was no evidence of any recognized environmental conditions at the CityCenter (Aria & Vdara) Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-17

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the CityCenter (Aria & Vdara) Properties:

Cash Flow Analysis(1)(2)
	2022	2023	2024	9/30/2025 TTM	UW(3)	UW per Room(3)(4)
Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR(4)	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44

Room Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232
Food & Beverage	$408,775,407	$445,587,845	$468,136,267	$443,366,197	$465,422,092	$87,011
Club Membership	$398,416,803	$379,429,580	$363,767,670	$445,674,245	$428,910,321	$80,185
Other Departmental Income(5)	$115,087,855	$115,820,055	$111,693,386	$115,354,233	$113,733,501	$21,263
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691

Room Expense	$151,452,587	$169,988,158	$185,046,225	$183,986,680	$188,651,419	$35,269
Food & Beverage Expenses	$280,374,257	$330,729,810	$341,847,365	$328,631,653	$345,361,697	$64,566
Club Membership Expense	$172,516,951	$198,058,944	$198,607,896	$198,748,960	$197,812,779	$36,981
Other Departmental Expense(5)	$42,444,516	$45,389,779	$45,077,711	$46,914,540	$46,305,073	$8,657
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219

Administrative and General	$63,269,875	$70,348,977	$68,335,109	$64,439,497	$65,217,842	$12,193
Sales and Marketing	$32,315,100	$24,130,762	$24,723,051	$18,560,141	$18,779,491	$3,511
Property Operation and Maintenance	$22,382,967	$23,366,146	$25,675,346	$25,004,506	$25,269,661	$4,724
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591

Real Estate Taxes	$19,280,539	$20,595,325	$21,694,635	$22,156,930	$22,156,930	$4,142
Insurance	$15,577,537	$15,889,993	$15,623,447	$15,138,129	$15,138,129	$2,830
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228

FF&E	$21,656,953	$23,315,058	$23,722,044	$24,170,494	$24,446,873	$4,570

Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657

NOI DSCR(6)	4.25x	4.30x	4.28x	4.66x	4.64x
NCF DSCR(6)	4.09x	4.13x	4.11x	4.48x	4.46x
NOI Debt Yield(6)	22.7%	23.0%	22.9%	24.9%	24.8%
NCF Debt Yield(6)	21.9%	22.1%	22.0%	24.0%	23.9%

(1)	With respect to the Master Lease rent of approximately $232.7 million, the NOI DSCR, NFC DSCR, NOI Debt Yield and NCF Debt Yield based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 1.26x, 1.26x, 6.74% and 6.74%, respectively.
(2)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to the RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operations at the Aria are not a part of the Collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operations belong to BetMGM. The Borrowers will not receive financial reporting from MGM with respect to the RSB operations and any revenues or expenses derived therefrom. The lender will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the Borrowers following a default by MGM thereunder, the RSB services agreement will be terminated at MGM’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the Borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(3)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of lender’s underwritten cash flow.
(4)	Per Room is based on 5,349 rooms.
(5)	Other Departmental Income and Other Departmental Expenses consists of retail, entertainment and other departmental revenues and expenses.
(6)	Based on the CityCenter (Aria & Vdara) Senior Notes. UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are 3.41x, 3.28x, 18.3% and 17.6%, respectively.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-18

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Escrows and Reserves. For so long as the CityCenter (Aria & Vdara) Properties are subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenue at an eligible institution to be used for furniture, fixtures and equipment (“FF&E”) and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Real Estate Taxes – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then the required tax deposits will be reduced on a dollar-for-dollar basis by such amount.

Insurance – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If the liability or casualty insurance policy maintained by the Borrowers covering the CityCenter (Aria & Vdara) Properties constitute an acceptable blanket policy, then no insurance deposits are required as described in “Description of the Mortgage Pool—Insurance Considerations” in the prospectus. An acceptable blanket policy was in place at origination. Further, if insurance premiums are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then the required insurance deposits will be reduced on a dollar-for-dollar basis by such amount.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during a Trigger Period, the Borrowers are required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed F&B operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”) and if a Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Properties are managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, property improvement plan (“PIP”) work or brand-mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025 and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and the Borrower-managed F&B operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox and Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the Borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (as defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the Borrowers or (iv) a DSCR Trigger Event (as defined below) and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan event of default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers and is discharged, stayed or dismissed within 90 days of its filing and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-19

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12-month period immediately preceding such calculation date and (b) the Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12-month period immediately preceding such calculation date.

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR, (ii) the Borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal to the Required DSCR (the “DSCR Trigger Cure Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) the Borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate Debt. The subordinate debt (the “CityCenter (Aria & Vdara) Subordinate Loan”) is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate original principal balance as of the Cut-off Date of $902,200,000.

The following table presents certain metrics related to CityCenter (Aria & Vdara) Subordinate Loan:

CityCenter (Aria & Vdara) Subordinate Loan
Cut-off Date Balance	Interest Rate	Whole Loan UW NOI Debt Yield(1)	Whole Loan UW NCF Debt Yield(1)	Whole Loan UW NOI Debt Yield at Maturity(1)	Whole Loan UW NCF DSCR(1)	Whole Loan Cut-off Date LTV Ratio(1)	Whole Loan Maturity Date LTV Ratio(1)
$902,200,000	5.33423162879628%	18.3%(1)	17.6%	18.3%	3.28x	49.1%	49.1%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Release of Property. None.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 36 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-20

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-21

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Freeway Business Park
1500 Hughes Way
Long Beach, CA 90810
Lynwood
Compton
Paramount
Downey
Bellflower
North Long Beach
Lakewood
Carson
Sunrise
Signal Hill
Arlington
Lower West Side
LONG BEACH
Downtown Long Beach
Belmont Heights
LOS ANGELES COUNTY
Los Angeles 15 miles
Los Angeles Intl. Airport 15 miles
METRORAIL C LINE
METRORAIL A LINE
City Shopping Center
Rosecrans Ave
Ralphs Distribution Center
Paramount Towne Center
Compton Blvd
Citi Mall Compton
Paramount Business Center
Paramount Plaza
Alondra Blvd
Centerwood Plaza
Kindred Hospital Paramount
Greenleaf Blvd
Compton College
Artesia Fwy
Artesia Blvd
Artesia Business Centre
Dignity Health Sports Park
General Mills
Cal. State University - Dominguez Hills
Amazon Distribution Center
Home Depot Distribution Center
American Transportation Services
South St
UCI Health Lakewood
Total Distribution Service
Long Beach Research Institute
Lakewood Center
Del Amo Plaza
Del Amo Blvd
Southbay Pavilion
Anheuser-Busch
Bixby Knolls Shopping Center
San Antonio Dr
Virginia Country Club
Lakewood Country Club
Long Beach College
Carson St
Los Angeles County Govt. Offices
Long Beach Town Square
Regency Business Park
Douglas Business Park
Long Beach Airport
Veteran's Memorial Stadium
E. 223rd St
International Paper Co.
Wardlow Rd
Boeing
Gulfstream Aerospace Corporation
San Diego Fwy
Skylinks Golf Course
Kilroy Airport Center
Long Beach Memorial Medical Ctr.
Junipero Business Park
Wrigley Marketplace
E. Sepulveda Blvd
Willow St
Towne Center East
Willow Palms Business Park
Phillips 66 Carson
Long Beach Fwy
Los Angeles River
Pacific Coast Hwy
The Banning Museum
Atherton St
Circle Center West
E. Anaheim St
St. Mary Medical Ctr.
Recreation Park Golf Course
Toyota Logistics Services
PORT OF LONG BEACH
7th St
Orange Plaza
4th St
Pine Square
E. Broadway
Ocean Blvd
Long Beach Museum of Art
The Aquarium of the Pacific
Long Beach Convention and Entertainment Ctr.
W. Ocean Blvd
Long Beach Channel
Alameda St
Wilmington Ave
S. Central Ave
Santa Fe Ave
N. Avalon Blvd
Long Beach Blvd
Atlantic Ave
Cherry Ave
Paramount Blvd
Lakewood Blvd
Garfield Ave
Downey Ave
Clark Ave
Daisy Ave
Redondo Ave
Pacific Ocean
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Inglewood
Torrance
Huntington Beach

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-22

Mortgage Loan No. 3 – Freeway Business Park
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Long Beach, CA 90810
Original Balance(1):		$65,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$65,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		7.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1982/2005
Borrower Sponsor:		Omninet Capital, LLC		Size:	494,055 SF
Guarantors:		Neil Kadisha and Benjamin Nazarian		Cut-off Date Balance Per SF(1):	$192
Mortgage Rate:		6.0240%		Maturity Date Balance Per SF(1):	$192
Note Date:		2/19/2026		Property Manager:	Omninet Property Management, Inc.
Maturity Date:		3/1/2031			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(5):	$11,937,377
IO Period:		60 months		UW NCF:	$11,547,266
Seasoning:		1 month		UW NOI Debt Yield(1):	12.6%
Prepayment Provisions(2):		L(25),D(28),O(7)		UW NCF Debt Yield(1):	12.2%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	12.6%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.99x
Additional Debt Balance(1):		$30,000,000		Most Recent NOI(5):	$7,268,161 (11/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(5):	$1,750,570 (12/31/2024)
				3rd Most Recent NOI(5):	$1,897,884 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5):	89.9% (2/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	27.1% (12/31/2024)
RE Taxes:	$0	$101,204	NAP	3rd Most Recent Occupancy(5):	31.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$157,000,000 (4/1/2026)
Replacement Reserve:	$240,000	$10,293	NAP	Appraised Value Per SF:	$318
TI/LC Reserve:	$0	$41,171	$1,482,165	Cut-off Date LTV Ratio(1)(6):	60.5%
Other Reserves(4):	$18,234,780	$0	NAP	Maturity Date LTV Ratio(1)(6):	60.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$95,000,000	100.0%	Loan Payoff:	$63,338,236	66.7%
			Upfront Reserves:	$18,474,780	19.4%
			Return of Equity:	$12,288,928	12.9%
			Closing Costs:	$898,056	0.9%
Total Sources:	$95,000,000	100.0%	Total Uses:	$95,000,000	100.0%

(1)	The Freeway Business Park Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $95,000,000. The information presented is based on the Freeway Business Park Whole Loan (as defined below).
(2)	Defeasance of the Freeway Business Park Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Freeway Business Park Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	Other Reserves consist of a landlord obligation reserve of $16,666,339 and a free rent reserve of $1,568,441.
(5)	The increase in NOI and occupancy from historical periods to TTM and UW is attributed to recent leasing of the top two tenants (60.2% of NRA and 70.2% of UW Rent). See “The Property” section below for further discussion.
(6)	The appraised value represents the “Upon Completion” value, which assumes that all the leasing costs are paid for the second largest tenant, County of LA – DCFS (as defined below). The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339 was reserved at the origination of the Freeway Business Park Whole Loan. The appraiser concluded an “as-is” appraised value of $148,000,000 as of July 24, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are 64.2% and 64.2%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Freeway Business Park Mortgage Loan”) is part of a whole loan (the “Freeway Business Park Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $95,000,000 and is secured by a first priority fee mortgage encumbering a 494,055 SF office property located in Long Beach, California (the “Freeway Business Park Property”).

The Freeway Business Park Mortgage Loan is evidenced by the controlling note A-1 with an outstanding principal balance of $65,000,000. The Freeway Business Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-23

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The table below identifies the promissory notes that comprise the Freeway Business Park Whole Loan:

Freeway Business Park Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$30,000,000	$30,000,000	Bank of America, N.A.	No
Total	$95,000,000	$95,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Omninet Freeway, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsor is Omninet Capital, LLC. The non-recourse carveout guarantors are Neil Kadisha and Benjamin Nazarian.

Neil Kadisha and Benjamin Nazarian are principals of the borrower sponsor, Omninet Capital, LLC, a private investment firm focusing on private equity and commercial real estate. Neil Kadisha, together with Izak Nazarian (the father of Benjamin Nazarian), co-founded Omninet Corp. in 1984. Neil Kadisha and Izak Nazarian co-founded Omninet Capital, LLC, which focuses on private equity and commercial real estate. Their commercial real estate portfolio has grown to a total of 37 properties and is diversified in location and asset type. The portfolio includes 21 office, two retail and 14 multifamily properties. Omninet Capital, LLC owns and operates over 5 million SF of commercial space and more than 5,700 multifamily units throughout the United States.

The Property. The Freeway Business Park Property is a four-story class A, office building located in Long Beach, California. Originally built in 1982, the Freeway Business Park Property was renovated in 2005. The Freeway Business Park Property is comprised of 494,055 SF and is situated on 19.13 acres. The building amenities include conference rooms, atriums, a café and gym. The Freeway Business Park Property includes 1,642 surface parking spaces, resulting in a parking ratio of 3.32 spaces per 1,000 SF.

The borrower sponsor acquired the Freeway Business Park Property in 2012. The Freeway Business Park Property averaged 86.0% occupancy from 2015 to 2019. In December 2019, the then second largest tenant (157,707 SF, 32.2% of NRA) vacated at lease expiration and occupancy declined to 52.6% in 2020. In 2021, the then largest tenant (177,023 SF, 36.1% of NRA) downsized its space to 32,566 SF. The occupancy declined to 39.8% for 2021 and 2022. The borrower sponsor has relationships with government related entities and began backfilling the available space with General Services Administration (“GSA”) leases. Since 2020, the borrower sponsor has executed approximately 381,393 SF (77.2% of NRA) in GSA leases at the Freeway Business Park Property. Specifically, in 2023, the largest tenant, County of LA – DPSS (as defined below), executed a new 15-year lease representing 207,289 SF (42.0% of NRA). Furthermore, in 2025, the second largest tenant, County of LA – DCFS, executed a new 15-year lease representing 89,895 SF (18.2% of NRA).

As of February 1, 2026, the Freeway Business Park Property was 89.9% leased to eight tenants. GSA leases account for 77.2% of NRA and 88.8% of UW rent, with 60.2% of NRA leased directly to the investment grade rated GSA tenants. The three largest tenants represent 69.6% of NRA and 79.5% of UW rent. The remaining tenants, each representing less than 7.5% of NRA, include State of California Department of Industrial Relations, Altamed Health Services Corporation and Children's Institute, Inc.

Major Tenants.

County of LA – DPSS (207,289 SF, 42.0% of NRA, 49.2% of UW Rent). County of Los Angeles Department of Public Social Services (“County of LA – DPSS”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) helps low-income families and individuals with a variety of programs and services for financial assistance through benefits programs, as well as housing and job assistance. County of LA – DPSS offers Medi-Cal health insurance, CalFresh food assistance, CalWORKs cash assistance for families, and general relief cash assistance for individuals. They also assist customers who are experiencing homelessness, domestic violence and substance use disorders. The Freeway Business Park Property serves as the South County regional office for County of LA – DPSS. County of LA – DPSS consolidated their space from three separate locations within Los Angeles County and signed a new 15 year lease in 2023 at the Freeway Business Park Property. The Freeway Business Park Property will service 1,158 employees and the space is designed to support anticipated growth of an additional 136 employees. County of LA – DPSS functions involve confidential information or require face to face services, so the majority of on-site employees are required to work in-office between three and five days per week.

The lease for County of LA – DPSS commenced in January 2025 and expires on December 31, 2039, with a one five-year renewal option. County of LA – DPSS currently pays rent of $37.67 PSF, with annual rent escalations based on Consumer Price Index (“CPI”), but increases are subject to certain caps per the lease. County of LA – DPSS received a landlord funded tenant improvement allowance of $12,437,340 ($60 PSF). In addition to the landlord funded tenant improvement allowance, County of LA – DPSS contributed an additional $23,838,235 ($115 PSF) into the buildout of their space and an additional $15,105,756 was paid by County of LA – DPSS for the installation of the required low-voltage systems. In total, $51,381,331 ($248 PSF) was invested into the buildout of the space.

County of LA – DCFS (89,895 SF, 18.2% of NRA, 21.1% of UW Rent). County of Los Angeles Department of Children and Family Services (“County of LA – DCFS”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) was created in 1984 and is one of the largest county governed child protective agencies in the nation. The County of LA – DCFS oversees Los Angeles County's 24/7 child abuse and neglect hotline and responds to the immediate needs of any child at risk. The County of LA – DCFS works with more than 50 community-based organizations to provide support services to families in need. The County of LA – DCFS is responsible for ensuring the safety of more than two million children across 88 diverse cities in Los Angeles County. The County of LA – DCFS works with 9,000 staff across 20 regional offices with an annual budget of approximately $2.0 billion. County of LA – DCFS signed a 15 year lease in 2025 at the Freeway Business Park Property for this location to serve as their South County regional office. The Freeway Business Park Property will service approximately 560 staff and 500 workstations, including 21 hoteling stations. Of the total staff, 165 positions will be on-site full-time, while the remaining 395 positions will be required to be on-site two to three days per week.

The County of LA – DCFS space is currently being built out with an anticipated substantial completion date of May 22, 2026. The lease is expected to commence on July 1, 2026 and expires on June 30, 2041, with a one five-year renewal option. We cannot assure you whether the buildout will be completed as expected or whether the tenant will take occupancy as expected or at all. Upon lease commencement, after one month of free rent, County

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-24

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

of LA – DCFS will pay rent of $35.40 PSF, with rent escalations assuming 2.5% annual CPI increases. County of LA – DCFS received a landlord funded tenant improvement and leasing commissions allowance of $6,328,414 ($70 PSF), which was fully reserved by the lender along with all gap rent and free rent owed. In addition to the landlord funded tenant improvement allowance, County of LA – DCFS is committing an additional $10,337,925 into the buildout of their space and an additional $8,500,000 for the installation of the required low-voltage systems. In total, $25,166,339 ($280 PSF) is being invested into the County of LA - DCFS space.

Housing Authority of the City of Long Beach (46,915 SF, 9.5% of NRA, 9.3% of UW Rent). The Housing Authority of the City of Long Beach (“HACLB”) (AA/Aa2/AA-by Fitch/Moody’s/S&P) provides support and rental assistance to individuals and families in need, expanding access to affordable and safe housing through the effective use of government resources and community partnerships. HACLB presently manages four senior and adult disabled apartments complexes, the City of Long Beach’s rental housing assistance programs, and offers financial and technical assistance services to low-income, elderly, and disabled residents of Long Beach. HACLB collaborates with over 2,600 housing providers to assist more than 7,000 households in Long Beach. HACLB signed its initial 13 year lease at the Freeway Business Park Property in February 2020 for 19,124 SF. The lease was amended in March 2024 to expand its space to 46,915 SF. The HACLB has two departments on-site - Homeless Services and Housing Authority. HACLB has a lease expiration date of December 31, 2034 with one, five-year renewal option with nine months’ notice and no termination option. HACLB currently pays rent of $29.66 PSF, with 3% annual increases in April of each year. HACLB received a landlord funded tenant improvement allowance of $1,147,440 ($60 PSF) and is entitled to future free rent in the amount of $242,490, which amount has been fully reserved by the lender.

The following table presents certain information relating to the tenancy at the Freeway Business Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
County of LA - DPSS	AA/Aa2/AA-	207,289	42.0%	$7,809,605	49.2%	$37.67	12/31/2039	1 x 5yr	Y(3)
County of LA – DCFS(4)	AA/Aa2/AA-	89,895	18.2%	$3,345,425	21.1%	$37.21	6/30/2041	1 x 5yr	Y(4)
Housing Authority of the City of Long Beach	AA/Aa2/AA-	46,915	9.5%	$1,476,440	9.3%	$31.47	12/31/2034	1 x 5yr	N
State of California Department of Industrial Relations	AA/Aa2/AA-	37,294	7.5%	$1,477,984	9.3%	$39.63	10/31/2028	NAP	Y(5)
Altamed Health Services Corporation	NR/NR/NR	25,317	5.1%	$761,792	4.8%	$30.09	10/31/2030	2 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		406,710	82.3%	$14,871,245	93.6%	$36.56

Other Tenants		37,661	7.6%	$1,017,926	6.4%	$27.03
Occupied Subtotal/Wtd. Avg.		444,371	89.9%	$15,889,171	100.0%	$35.76

Vacant Space		49,684	10.1%
Total/Wtd. Avg.		494,055	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(2)	Certain ratings are those of the government entity whether or not the government entity guarantees the lease.
(3)	County of LA – DPSS has a one-time right to terminate its lease effective as of the last day of the 144th month of the lease (12/31/2036) with at least 180 days’ prior written notice.
(4)	The County of LA – DCFS space is currently being built out with an anticipated substantial completion date of May 22, 2026. The lease is expected to commence on July 1, 2026. The tenant has a one-time right to terminate the lease that may be exercised any time after the 12th anniversary of the commencement date (June 2038), with at least 180 days prior written notice.
(5)	State of California Department of Industrial Relations has a one-time right to terminate its lease any time after December 31, 2023 upon 30 days written notice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-25

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the Freeway Business Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	37,294	7.5%	7.5%	$1,477,984	9.3%	9.3%	$39.63
2029	1	12,545	2.5%	10.1%	$394,798	2.5%	11.8%	$31.47
2030	1	25,317	5.1%	15.2%	$761,792	4.8%	16.6%	$30.09
2031(3)	0	0	0.0%	15.2%	$0	0.0%	16.6%	$0.00
2032	1	20,069	4.1%	19.3%	$564,386	3.6%	20.1%	$28.12
2033	0	0	0.0%	19.3%	$0	0.0%	20.1%	$0.00
2034	1	46,915	9.5%	28.8%	$1,476,440	9.3%	29.4%	$31.47
2035	1	5,047	1.0%	29.8%	$58,742	0.4%	29.8%	$11.64
2036	0	0	0.0%	29.8%	$0	0.0%	29.8%	$0.00
2037 & Thereafter	2	297,184	60.2%	89.9%	$11,155,030	70.2%	100.0%	$37.54
Vacant	0	49,684	10.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg(4)	8	494,055	100.0%		$15,889,171	100.0%		$35.76

(1)	Information is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The Freeway Business Park Whole Loan has a maturity date of March 1, 2031.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Freeway Business Park Property is located in Long Beach, Los Angeles County, California, northwest of the intersection of I-405 and I-710, which provides broader access to I-110, I-105 and I-605. Interstate 405 near the Freeway Business Park Property carries approximately 246,000 vehicles per day. The Freeway Business Park Property is located approximately 16 miles from Downtown Los Angeles, 3.3 miles west of Long Beach Airport and four miles northeast of the City of Long Beach and the Pacific Ocean. According to the borrower sponsor, government agencies are drawn to the Freeway Business Park Property in part due to the accessibility and transportation connectivity for the public facing requirements of their programs.

Office demand in Long Beach is supported by aerospace, advanced technology, professional services, and port related businesses. The City of Long Beach has experienced growth in aerospace and space technology. Companies such as Relativity Space, SpinLaunch, and Vast operate in Long Beach and require engineering offices, research and development space, and modern collaborative environments. Professional services and corporate users contribute to demand, as shown by commitments from Blue Shield, Fluor, and American President Lines in both downtown and suburban areas. Port related businesses, including maritime services, freight forwarders, and international trade operators, also generate office demand due to proximity to the Port of Long Beach. The region includes major public universities such as the University of California at Los Angeles and the University of California at Irvine, as well as California State University campuses in Los Angeles, Fullerton, and Long Beach.

The Freeway Business Park Property is part of the South Bay office market and the Long Beach: Suburban office submarket. According to a third-party market report, the Long Beach: Suburban office submarket has a total inventory of 10.54 million SF, approximately 16.15% of the total inventory in the South Bay office market. According to a third party market report, the Long Beach: Suburban office submarket has a vacancy rate of 9.2% and an average asking rental rate of $34.25 PSF.

The 2025 population within a one-, three-, and five-mile radius of the Freeway Business Park Property was 21,195, 175,316 and 611,431, respectively. The average household income within the same radii was $114,162, $110,740, and $107,034, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-26

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable office leases with respect to the Freeway Business Park Property:

Summary of Comparable Office Leases(1)
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (years)	Tenant Size (SF)	Base Rent PSF	TI PSF/Annual Rent increases/Free Rent
Freeway Business Park Long Beach, CA	1982/2005	494,055(2)	-	County of LA – DPSS County of LA - DCFS	Jan-25(2) July-26(2)	15.0(2) 15.0(2)	207,289(2) 89,895(2)	$37.67(2) $37.21(2)	$60.0/CPI/1 mos. $60.0/2.5%/1 mos.
3880 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.3 miles	Mangan	Nov-25	11.3	37,758	$38.40	$110.0/3.0%/15 mos.
3840 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.2 miles	Cabi Clothing	Aug-25	10.8	28,737	$40.80	$105.0/3.0%/10 mos.
4811 Airport Plaza Drive Long Beach, CA	NAV	NAV	4.5 miles	NFI Port Services	Jul-25	3.0	10,747	$30.60	$0.0/Steps/0 mos.
3900 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.0 miles	SCS Engineering Treadway, Lumsdaine & Doyle	Jul-25 Jul-24	10.9 5.4	30,133 9,656	$38.76 $40.20	$110.0/3.0%/11 mos. $10.0/3.0%/5 mos.
3780 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.1 miles	Visionaire Lighting Dermavant Science	Sep-24 Aug-24	6.0 5.4	5,427 6,684	$41.40 $41.40	$0.0/3.0%/6 mos. $10.0/3.0%/4 mos.
301 E. Ocean Boulevard Long Beach, CA	NAV	NAV	4.5 miles	General Services Administration	Aug-24	15.0	5,284	$41.88	$0.0/3.0%/0 mos.
4900 Airport Plaza Drive Long Beach, CA	NAV	NAV	4.6 miles	City of Long Beach	Dec-23	10.7	6,038	$33.60	$95.0/3.0%/8 mos.

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated February 1, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Freeway Business Park Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Office	$35.40	84	3.0%

Appraisal. The appraised value represents the “Upon Completion” value for the Freeway Business Park Property of $157,000,000 as of April 1, 2026, which assumes that all the leasing costs are paid for the second largest tenant, County of LA – DCFS. The entire amount of outstanding tenant improvement and leasing commissions cost of $16,231,625, was reserved at the origination of the Freeway Business Park Whole Loan. The appraisal concluded to an “as-is” value for the Freeway Business Park Property of $148,000,000 as of July 24, 2025. The appraiser also concluded to a land value (unimproved) for the Freeway Business Park Property of $84,800,000 as of February 1, 2027.

Environmental Matters. The Phase I environmental site assessment dated January 26, 2026 identified no evidence of any recognized environmental condition at the Freeway Business Park Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-27

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Freeway Business Park Property:

Cash Flow Analysis(1)
	2022	2023	2024	11/30/2025 TTM	UW	UW PSF
Gross Potential Rent(2)	$5,009,950	$4,416,955	$4,571,628	$10,886,317	$17,647,986	$35.72
Expense Reimbursements	$174,073	$155,929	$51,827	$372,197	$93,499	$0.19
Net Rental Income	$5,184,023	$4,572,884	$4,623,455	$11,258,514	$17,741,485	$35.91
Other Income(3)	$8,556	$18,229	$98,596	$111,464	$111,464	$0.23
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,758,814)	($3.56)
Effective Gross Income	$5,192,579	$4,591,113	$4,722,051	$11,369,978	$16,094,135	$32.58

Real Estate Taxes	$1,024,861	$1,057,938	$1,125,828	$1,175,602	$1,167,738	$2.36
Insurance	$218,344	$260,493	$289,495	$232,123	$202,180	$0.41
Other Operating Expenses	$1,428,123	$1,374,798	$1,556,158	$2,694,092	$2,786,840	$5.64
Total Operating Expenses	$2,671,328	$2,693,229	$2,971,481	$4,101,817	$4,156,758	$8.41

Net Operating Income	$2,521,251	$1,897,884	$1,750,570	$7,268,161	$11,937,377	$24.16
Replacement Reserves	$0	$0	$0	$0	$123,514	$0.25
TI/LC	$0	$0	$0	$0	$266,597	$0.54
Net Cash Flow	$2,521,251	$1,897,884	$1,750,570	$7,268,161	$11,547,266	$23.37

Occupancy %	39.8%	31.0%	27.1%	89.9%(4)	90.1%(5)
NOI DSCR(6)	0.43x	0.33x	0.30x	1.25x	2.06x
NCF DSCR(6)	0.43x	0.33x	0.30x	1.25x	1.99x
NOI Debt Yield(6)	2.7%	2.0%	1.8%	7.7%	12.6%
NCF Debt Yield(6)	2.7%	2.0%	1.8%	7.7%	12.2%

(1)	The increase in NOI and occupancy from historical periods to TTM and UW is attributed to recent leasing of the top two tenants (60.2% of NRA and 70.2% of UW Rent). See “The Property” section above for further discussion.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(3)	Other income includes miscellaneous income.
(4)	Represents occupancy based on the underwritten rent roll as of February 1, 2026.
(5)	Based on economic vacancy of 9.9%.
(6)	Based on the Freeway Business Park Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate tax payments (initially estimated to be approximately $101,204).

Insurance – On each monthly payment date, if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The Freeway Business Park Property is currently insured under a blanket insurance policy.

Replacement Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited into escrow $240,000 for replacement reserves, and on each monthly payment date, is required to deposit approximately $10,293 for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $41,171 for TI/LC reserves, subject to a cap of $1,482,165.

Outstanding TI/LC Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited approximately $16,666,339 for TI/LCs associated with the second largest tenant, County of LA – DCFS ($6,328,414 of which is owed to County of LA – DCFS and $10,337,925 of which was paid by the borrower and will be reimbursed by County of LA – DCFS within 60 days of its lease commencement date).

Free Rent Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited approximately $1,568,441 for the free and gap rent associated with the second largest tenant, County of LA – DCFS ($1,325,951), and free rent associated with the third largest tenant, HACLB ($242,490).

Lockbox and Cash Management. The Freeway Business Park Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Freeway Business Park Whole Loan, the borrower was required to establish a deposit account into which all rents and other revenues are required to be deposited. Additionally, the borrower delivered tenant direction letters to each tenant instructing all tenants to deposit all rents into the deposit account. If the borrower or the manager receives any rent or income from the Freeway Business Park Property, the borrower and manager are required to deposit such amount into the deposit account within two business days of receipt. During a Cash Sweep Period, funds in the deposit account will be transferred on each business day to a lender-controlled cash management account and disbursed in accordance with the Freeway Business Park

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-28

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Freeway Business Park Whole Loan.

A “Cash Sweep Period” will commence on the earliest of (i) the occurrence of an event of default under the Freeway Business Park Whole Loan documents, (ii) the debt service coverage ratio (“DSCR”) being less than 1.20x on a trailing 12 month basis, and (iii) a Tenant Event (as defined below); and expiring when, (a) in connection with clause (i) above, the event of default is cured, (b) in connection with clause (ii) above, the DSCR equals or exceeds 1.20x on a trailing 12 month basis (tested quarterly) for two consecutive calendar quarters and (c) in connection with clause (iii) above, the Tenant Event is cured. If the Cash Sweep Period is solely caused by the DSCR being less than 1.20x, the borrower can cure the Cash Sweep Period, as long as the amount deposited in the excess cash subaccount exceeds or equals $7,500,000. If the Cash Sweep Period is solely caused by the Tenant Event, the borrower can cure the Cash Sweep Period, as long as the amount deposited in the trigger tenant reserve subaccount exceeds or equals $50.00, multiplied by the SF of net rentable area that the applicable Trigger Tenant (as defined below) has vacated under its Trigger Lease (as defined below).

A “Tenant Event” will commence upon any of the following:

(a)	if County of LA – DCFS or County of LA – DPSS (each, a “Trigger Tenant” under a “Trigger Lease”) fails to renew and/or extend its applicable Trigger Lease on or before the earliest to occur of: (a) the date required for renewal and/or extension as set forth in such Trigger Lease, and (b) the date that is 12 months prior to the expiration of the applicable Trigger Lease;
(b)	the date on which a Trigger Tenant defaults in the payment of rent beyond any applicable notice and cure periods under its applicable Trigger Lease;
(c)	the date on which a Trigger Tenant or the guarantor of the applicable Trigger Lease becomes subject to creditor’s rights laws as a debtor; and
(d)	the date on which a Trigger Tenant vacates, “goes dark”, or terminates its Trigger Lease or gives written notice to the borrower or manager that it will vacate, go dark, or terminate its Trigger Lease.

A Tenant Trigger Period will end upon:

(i)	with respect to clause (a) above, the date on which a replacement tenant re-tenants and takes occupancy of the premises, or such existing Trigger Tenant actually renews and/or extends its applicable Trigger Lease on terms reasonably acceptable to the lender;
(ii)	with respect to clause (b) above, the date on which all defaults with respect to the Tenant Lease are cured;
(iii)	with respect to clause (c) above, the Trigger Tenant, has assumed (without alteration of any material terms of the Trigger Lease) and any applicable bankruptcy court has affirmed such assumption of the Trigger Lease, or the action under creditor’s rights laws is discharged, stayed or dismissed; and
(iv)	with respect to clause (d) above, the date on which a replacement tenant re-tenants and takes occupancy of the premises currently leased under the applicable Trigger Lease pursuant to a replacement lease, or solely if a Trigger Tenant receives an offer to sublet 50% or more of its space, such applicable Trigger Tenant (x) retracts such offer to sublet or (y) re-tenants or sublets at least 75% of the space offered for sublet on terms reasonably acceptable to the lender.

Ground Lease. None.

Release of Property. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism, however terrorism coverage can be sub-limited to $100 million; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Freeway Business Park Property on a stand-alone basis at the time that any terrorism coverage is excluded from any insurance policy). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-29

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-30

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-31

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-32

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Cedar Rapids
17 miles
W. Penn St.
W. Penn St.
Penn Landing
Liberty Plaza
North Liberty
Quail Creek GC
Coral Ridge Ave
N. Dubuque St
N. Liberty Rd NE
JOHNSON COUNTY
Sugar Bottom Recreation Area
Coralville Lake
Devonian Fossil Gorge
Wickham
Dubuque St NE
1st Ave
Iowa River
Univ. of Iowa Rehabilitation Hospital
Univ. of Iowa Research Park
2nd St
Tiffin
Collins Aerospace
Coral North Shopping Center
Coralville
Brown Deer GC
Lincoln
Des Moines
107 miles
Waterworks Prairie Park
Coral Valley
Klein Quarry
Coral Ridge Mall
1451 Coral Ridge Avenue
Coralville, IA 52241
Iowa River Landing
Iowa River Landing
Coralville Center for the Performing Arts
2nd St
Dubuque St
Hoover
N. Dodge St
Elks CC
Terrell Mill Park
Hickory Hill Park
Park Rd
Iowa City
DOWNTOWN IOWA CITY
Carver Hawkeye Arena
University of Iowa
Univ. of Iowa Health Care Medical Ctr.
Finkbine GC
Kinnick Stadium
University of Iowa Hospital
Old Capitol Town Center
Iwv Rd. SW
Melrose Ave
Horn
University Heights
Benton St
Lucas
Mormon Trek Blvd
Willow Creek Park
Kirkwood Ave
Procter & Gamble
Iowa City Municipal Airport
Riverside Dr.
Sycamore Mall
Wetherby Park
Johnson Co. Fairgrounds
Terry Trueblood Rec. Area
S. Gilbert St
Iowa River
Pleasant Valley GC
MINNEAPOLIS
MINNESOTA
Rochester
La Crosse
WISC.
Sioux Falls
Mason City
Waterloo
Dubuque
IOWA
Cedar Rapids
Ames
Marshalltown
Coralville
Iowa City
Davenport
OMAHA
Council Bluffs
DES MOINES
Lincoln
NEBR.
ILLINOIS
MISSOURI

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-33

Mortgage Loan No. 4 – Coral Ridge Mall
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		[TBD/TBD/TBD]		Location:	Coralville, IA 52241
Original Balance:		$62,000,000		General Property Type:	Retail
Cut-off Date Balance:		$61,882,520		Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:		7.4%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1998/2017
Borrower Sponsor:		GGP LLC		Size:	572,887 SF
Guarantor:		BPR Nimbus LLC		Cut-off Date Balance PSF:	$108
Mortgage Rate:		6.8210%		Maturity Date Balance PSF:	$102
Note Date:		1/30/2026		Property Manager:	Brookfield Properties Retail Inc.
Maturity Date:		2/1/2031			(borrower-related)
Term to Maturity:		60 months
Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		0 months		UW NOI:	$10,904,244
Seasoning:		2 months		UW NCF:	$9,912,401
Prepayment Provisions(1):		L(26),D(27),O(7)		UW NOI Debt Yield:	17.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield:	16.0%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	18.6%
Additional Debt Balance:		NAP		UW NCF DSCR:	2.04x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$11,723,601 (12/31/2025)
Reserves(2)				2nd Most Recent NOI:	$12,062,720 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$10,809,870 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	98.4% (12/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	98.8% (12/31/2024)
Replacement Reserve:	$0	Springing	$286,444	3rd Most Recent Occupancy:	97.9% (12/31/2023)
Rollover Reserve:	$356,250	$69,764	NAP	Appraised Value (as of):	$118,000,000 (12/16/2025)
Anchor Reserve:	$0	Springing	NAP	Appraised Value PSF:	$206
				Cut-off Date LTV Ratio:	52.4%
				Maturity Date LTV Ratio:	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$62,000,000	96.2%	Loan Payoff:	$63,676,697	98.8%
Borrower Sponsor Equity:	$2,448,747	3.8%	Closing Costs:	$415,799	0.6%
			Upfront Reserves:	$356,250	0.6%

Total Sources:	$64,448,747	100.0%	Total Uses:	$64,448,747	100.0%
(1)	The Coral Ridge Mall Mortgage Loan (as defined blow) documents permit partial prepayment of the Coral Ridge Mall Mortgage Loan upon the occurrence of a debt yield of less than 13.0%.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The fourth largest mortgage loan (the “Coral Ridge Mall Mortgage Loan”) is a mortgage loan with an original principal balance as of $62,000,000 secured by the borrower’s fee interest in a 572,887 SF portion of a larger 1,081,839 SF super regional mall located in Coralville, Iowa (the “Coral Ridge Mall Property”).

The Borrower and the Borrower Sponsor. The borrower for the Coral Ridge Mall Mortgage Loan is Coral Ridge Mall, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coral Ridge Mall Mortgage Loan. The borrower sponsor is GGP LLC (“GGP”) and the non-recourse guarantor is BPR Nimbus LLC.

GGP (formerly known as Brookfield Properties) is owned by affiliates of Brookfield Corporation and ranks among the largest retail real estate companies in the United States. GGP is a fully-integrated, global real estate services company that provides portfolio management and development capabilities across the real estate investment strategies of Brookfield Asset Management, a global alternative asset manager with over $1 trillion in assets under management. As of February 2026, Brookfield Asset Management had an equity market capitalization of approximately $79.9 billion.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-34

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The Property. The Coral Ridge Mall Property is a Class A super-regional shopping mall, comprised of three buildings located in Coralville, Iowa. The Coral Ridge Mall Property is situated on a 69.77-acre site and contains 1,081,839 SF of NRA, of which 572,887 SF (approximately 53%) is owned by the borrower sponsor and serves as the collateral for the Coral Ridge Mall Mortgage Loan. Built in 1998 and renovated in 2017, the Coral Ridge Mall Property contains 5,394 surface parking spaces (5.36 per 1,000 SF). In 2017 the borrower sponsor purchased a parcel that was previously occupied by Sears and redeveloped into a multi-tenant space adding Marshalls, HomeGoods, PetSmart, Ulta, Five Below and Rally House for a total cost of approximately $40.8 million. The Coral Ridge Mall Property is anchored by Scheels (collateral), and Target, JCPenney, Dillard’s and Ashley Homestore, all of whom, except Scheels, own their land and improvements and are not part of the collateral. Other major tenants include Best Buy (as defined below), Coral Ridge 10, and Barnes & Noble (as defined below). Entertainment options at the Coral Ridge Mall Property include 10-screen Marcus Movie Theatre, The Iowa Children’s Museum, and a National Hockey League regulation ice rink. The Coral Ridge Mall Property demonstrates a strong occupancy profile, with average occupancy of approximately 96% since 2019 (approximately 93% excluding temporary tenants).

As of December 31, 2025, the Coral Ridge Mall Property collateral was 98.4% leased to 85 unique tenants. The trailing 12-month in-line sales PSF as of October 31, 2025, were $501 PSF, representing a 53.6% increase since 2020 and a 21.4% increase over pre-pandemic levels in 2019.

Major Tenants.

Scheels (121,808 SF; 21.3% of NRA; 8.8% of underwritten base rent). Founded in 1902 and headquartered in Fargo, North Dakota, Scheels began as a hardware store that began selling sporting goods in 1954. Since that time, Scheels has expanded its inventory to include athletic apparel and expanded its retail footprint throughout the Midwest and Great Plains. Currently, Scheels is one of the largest sporting goods retailers in the nation, with 34 locations in 16 states, including the world’s largest sports store in Reno, Nevada. Scheels has been a tenant at the Coral Ridge Mall Property since July 1998, and has a lease expiration in November 2030, with two five-year renewal options remaining and no termination options.

Barnes & Noble (21,825 SF; 3.8% of NRA; 5.3% of underwritten base rent). Barnes & Noble, Inc. (“Barnes & Noble”) traces its modern corporate foundation to 1971 and operates as the largest retail bookseller in the United States, with roughly 600 bookstores and a broad digital and online presence through BN.com, the NOOK® digital business, SparkNotes, and Paper Source. Barnes & Nobles’ business centers on bookselling and related media retail, offering print books, eBooks, audiobooks, educational materials, gifts, games, magazines, and specialty merchandise. Barnes & Noble has been a tenant at the Coral Ridge Mall Property since July 1998 and has a lease expiring in January 2029, with no renewal or termination options.

Best Buy (38,007 SF; 6.6% of NRA; 5.2% of underwritten base rent). Best Buy Co. Inc. (“Best Buy”), was originally founded in 1966 and adopted the Best Buy name in 1983, marking its shift toward a broader consumer electronics retail model. Best Buy’s core business involves the sale of consumer electronics, appliances, entertainment products, computing devices, smart home technologies, and related services through its retail stores in the United States and Canada, as well as robust online platforms, while also offering services such as technical support, installation, home technology solutions, and memberships through divisions like Geek Squad and Best Buy Health. Best Buy has been a tenant at the Coral Ridge Mall Property since July 1998 and has a lease expiring in January 2029, with no renewal or termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-35

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The following table presents certain information relating to tenancy at the Coral Ridge Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Total NRA	% of Total Collateral SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Occ Cost	Lease Expiration	Renewal Option	Term. Option	Sales PSF(3)
Anchors
Scheels	NR/NR/NR	121,808	21.3%	$885,544	8.8%	$7.27	1.1%	11/30/2030	2 x 5 yr	N	$710
Total/Wtd. Avg.		121,808	21.3%	$885,544	8.8%	$7.27	1.1%
Major Tenants
Barnes & Noble	NR/NR/NR	21,825	3.8%	$527,000	5.3%	$24.15	10.2%	1/31/2029	None	N	$257
Best Buy	NR/A3/BBB+	38,007	6.6%	$522,596	5.2%	$13.75	NAV	1/31/2029	None	N	NAV
Coral Ridge 10	NR/NR/NR	26,591	4.6%	$515,599	5.1%	$19.39	35.4%	1/31/2028	2 x 5 yr	N	$87
Old Navy	NR/Ba2/BB+	16,380	2.9%	$479,934	4.8%	$29.30	12.8%	1/31/2029	None	N	$241
Victoria's Secret/Pink	NR/B1/BB-	10,432	1.8%	$459,008	4.6%	$44.00	23.3%	1/31/2028	None	N	$332
PetSmart	NR/B2/B+	18,042	3.1%	$297,693	3.0%	$16.50	NAV	7/31/2027	3 x 5 yr	N	NAV
Panda Express	NR/NR/NR	864	0.2%	$243,389	2.4%	$281.70	21.4%	1/31/2028	None	N	$1,997
JD	NR/NR/NR	7,035	1.2%	$242,426	2.4%	$34.46	13.5%	10/31/2030	None	N	$485
Marshalls	NR/A2/A	21,000	3.7%	$241,500	2.4%	$11.50	NAV	9/30/2027	None	N	NAV
HomeGoods	NR/A2/A	21,000	3.7%	$241,500	2.4%	$11.50	NAV	9/30/2027	None	N	NAV
Largest Tenants Total / Wtd. Avg.		181,176	31.6%	$3,770,645	37.6%	$20.81
Non-Major Tenants		260,719	45.5%	$5,375,770	53.6%	$20.62
Occupied Collateral Total / Wtd. Avg.		563,703	98.4%	$10,031,959	100.0%	$17.80
Vacant Space		9,184	1.6%
Total Collateral / Wtd. Avg.		572,887	100.0%
Non-Collateral Anchor Tenants
Target	A/A2/A	132,700	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Dillard’s	BBB-/Baa3/BB+	127,112	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Ashley Homestore	NR/NR/NR	98,458	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
JCPenney	NR/NR/NR	84,095	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.(4)			NAP	$0	0.0%	$0.00

Collateral + Non-Collateral Total(4)		1,081,839
(1)	Based on the underwritten rent roll dated as of December 31, 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Based on 10/31/2025 TTM sales, unless otherwise specified.
(4)	Collateral + Non-Collateral Total includes 66,587 SF of non-collateral, non-anchor tenant space that is excluded in Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.

The following table presents certain information relating to the tenant sales of the Coral Ridge Mall Property:

Sales History
	2019	2020	2021	2022	2023	2024	10/31/2025 TTM
Gross Property Sales(1)	$130,000,637	$108,987,623	$157,022,909	$155,370,962	$160,558,051	$163,926,174	$169,980,916
Gross Property Sales PSF(1)	$360	$325	$446	$434	$433	$418	$428
Comp Sales PSF (Inline < 10,000 SF)	$413	$326	$475	$473	$478	$512	$501
Occupancy Cost (Inline < 10,000 SF)	15.7%	18.1%	12.0%	13.2%	13.1%	13.3%	13.2%
(1)	Information obtained from the borrower.
(2)	Gross Property Sales and Gross Property Sales PSF excludes non-owned anchor tenants and non-reporting tenants, which includes, but is not limited to, Best Buy, Five Below, HomeGoods, Marshall’s, PetSmart and Ulta Beauty. Additionally, Gross Property Sales PSF is calculated based on the aggregate SF of the tenants reporting such sales in each respective period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-36

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The following table presents certain information relating to the historical anchor and large tenant sales performance of the Coral Ridge Mall Property:

Historical Anchor and Large Format Tenant Sales Performance(1)
Tenant	SF	2021	PSF	2022	PSF	2023	PSF	2024	PSF	10/31/2025 TTM	PSF
Scheels	121,808	$80,081,581	$657	$78,819,938	$647	$82,974,110	$681	$86,694,644	$712	$86,433,297	$710
Coral Ridge 10	26,591	$1,204,305	$45	$2,538,476	$95	$2,456,369	$92	$2,330,881	$88	$2,324,025	$87
Barnes & Noble	21,825	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	$5,613,453	$257
Planet Fitness	17,855	NAV	NAV	NAV	NAV	NAV	NAV	$1,030,669	$58	$1,023,290	$57
Shoe Dept. Encore	17,713	$3,299,547	$186	$2,694,485	$152	$2,426,218	$137	$2,361,471	$133	$2,725,656	$154
Old Navy	16,380	$3,873,429	$236	$3,540,447	$216	$3,600,526	$220	$3,603,864	$220	$3,940,499	$241
H&M	15,818	NAV	NAV	$2,874,359	$182	$2,537,813	$160	$2,307,459	$146	$2,194,040	$139
Rally House	12,584	NAV	NAV	NAV	NAV	NAV	NAV	$1,305,290	$104	$1,176,004	$93
Victoria's Secret/Pink	10,432	$3,951,013	$379	$3,912,479	$375	$3,427,188	$329	$3,388,825	$325	$3,466,173	$332
Total	261,006	$92,409,875	$354	$94,380,185	$362	$97,422,224	$373	$103,023,103	$395	$108,896,437	$417
(1)	Large format tenants represent tenants over 10,000 SF. Total SF and sales information excludes non-owned anchor tenants and non-reporting tenants, which includes, but is not limited to, Best Buy, Five Below, HomeGoods, Marshall’s, PetSmart and Ulta Beauty.

The following table presents certain information relating to the lease rollover schedule at the Coral Ridge Mall Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	9	23,611	4.1%	4.1%	$492,416	4.9%	4.9%	$20.86
2027	22	120,049	21.0%	25.1%	$1,909,772	19.0%	23.9%	$15.91
2028	16	86,038	15.0%	40.1%	$2,797,720	27.9%	51.8%	$32.52
2029	8	115,455	20.2%	60.2%	$2,068,547	20.6%	72.5%	$17.92
2030	7	157,097	27.4%	87.7%	$1,674,717	16.7%	89.1%	$10.66
2031	4	14,461	2.5%	90.2%	$254,203	2.5%	91.7%	$17.58
2032	4	21,769	3.8%	94.0%	$240,316	2.4%	94.1%	$11.04
2033	2	19,155	3.3%	97.3%	$272,308	2.7%	96.8%	$14.22
2034	2	5,347	0.9%	98.3%	$183,943	1.8%	98.6%	$34.40
2035	1	720	0.1%	98.4%	$138,017	1.4%	100.0%	$191.69
2036	0	0	0.0%	98.4%	$0	0.0%	100.0%	$0.00
Thereafter	1	1	0.0%	98.4%	$0	0.0%	100.0%	$0.00
Vacant	0	9,184	1.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	76	572,887	100.0%		$10,031,959	100.0%		$17.80(2)
(1)	Based on the underwritten rent roll dated December 31, 2025.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Coral Ridge Mall Property, a Class A super-regional mall located in Coralville, Iowa, is located at the southeast quadrant of Interstate 80 and U.S. Highway 6, a major arterial running through Coralville and Iowa City. The location of the Coral Ridge Mall Property offers direct regional connectivity to Iowa City, Coralville, and the broader eastern Iowa metropolitan area and Interstate 80, the primary east-west corridor through Iowa, linking Des Moines (115 miles west) and Davenport (55 miles east). The Coral Ridge Mall Property’s placement along Interstate 80 provides strong vehicular access and visibility, functioning as a primary driver of regional retail demand. Coral Ridge Avenue, immediately adjacent to the Coral Ridge Mall Property, reports an average daily traffic count of approximately 30,600 vehicles. Public transportation is available via Coralville Transit, and the surrounding road network includes additional thoroughfares such as Oakdale Boulevard and Holiday Road, which enhance intracity accessibility. The Coral Ridge Mall Property benefits from numerous destination-oriented attractions both within and near the Coral Ridge Mall Property such as a 10-screen Marcus Movie

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-37

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Theatre, a large food court, The Iowa Children’s Museum and other neighboring retail centers. Major employers in the region include University of Iowa, University of Iowa Hospitals and Clinics, Veterans Administration Medical Center, and Procter & Gamble.

According to the appraisal, the estimated 2025 average household income within the one-, three- and five-mile radius of the Coral Ridge Mall Property was approximately $88,667, $112,642 and $104,346, respectively; and within the same radii, the 2025 estimated population was 7,462, 36,968 and 103,298, respectively.

According to the appraisal, the Coral Ridge Mall Property is situated in the Iowa City retail market. As of the third quarter of 2025, the Iowa City retail market reported a total inventory of approximately 9.5 million SF with 1.49% vacancy rate and average rents of $17.99 PSF.

The following table presents certain information relating to the market rent summary of the Coral Ridge Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Less Than <1,000 SF	$100.00	5	2.0% annually	$35.00
1,000-2,499 SF	$45.00	5	2.0% annually	$35.00
2,500-4,999 SF	$35.00	5	2.0% annually	$35.00
5,000-9,999 SF	$35.00	5	2.0% annually	$35.00
Over 10,000 SF	$50.00	5	2.0% annually	$35.00
Jewelry Space	$85.00	5	2.0% annually	$35.00
Food Court Space	$100.00	5	2.0% annually	$35.00
Restaurant Space	$25.00	5	2.0% annually	$100.00
Kiosk Space	$275.00	5	2.0% annually	$0.00
Outparcel Space	$16.50	5	2.0% annually	$0.00
SB Over 10,000 SF Space	$22.50	10	10% Mid-term	$35.00
Junior Anchor Space	$18.50	10	10% Mid-term	$35.00
Theatre Space	$20.00	10	10% Mid-term	$35.00
Anchor Space	$10.00	10	10% Mid-term	$35.00
(1)	Information obtained from the Appraisal.

The following table presents certain information relating to the competitive properties of the Coral Ridge Mall Property:

Competitive Property Summary (1)
Property Name	Year Built/ Renovated	Total NRA(SF)	Total Occupancy	Anchor / Major Tenants	Distance
Coral Ridge Mall	1998 / 2017	572,887(2)(3)	98.4%(2)(3)	Scheels and Best Buy(3)	NAP
Coral North	2006 / NAP	197,060	95.7%	Sierra, Michael's, and T.J. Maxx	5 miles
Westdale Mall	1978 / NAP	627,772	70.0%	JCPenney, Ross Dress for Less, and Burlington	24 miles
Lindale Mall	1960 / 2021	716,438	80.4%	Von Maur and Best Buy	29 miles
NorthPark Mall	1972 / 2003	1,170,760	75.0%	Dillard's, Von Maur, and JC Penney	60 miles
SouthPark Mall	1973 / 2015	861,836	70.0%	Dillard's Clearance Center, JCPenney, and Von Maur	67 miles
Jordan Creek Town Center	2004 / 2022	1,323,808	90.0%	Dillard's, Scheels, Von Maur, and Cinemark Century Jordan Creek 20 and XD	120 miles
Wtd. Avg.			81.2%
(1)	Information obtained from the Appraisal.
(2)	Based on the underwritten rent roll dated December 31, 2025.
(3)	Excludes non-collateral tenants.

Appraisal. According to the appraisal, the Coral Ridge Mall Property had an “as-is” appraised value of $118,000,000 as of December 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 28, 2025, there was no evidence of any recognized environmental conditions at the Coral Ridge Mall Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-38

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the Coral Ridge Mall Property:

Cash Flow Analysis (1)
	2021	2022	2023	2024	2025	UW	UW PSF
Base Rent	$8,899,573	$8,331,989	$8,732,052	$10,176,152	$10,016,660	$9,908,086	$17.30
Contractual Rent Steps	$0	$0	$0	$0	$0	$123,873	$0.22
Percentage Rent	$776,245	$1,278,821	$1,153,069	$750,324	$762,281	$818,951	$1.43
(Bad Debt / Collection Loss)	($755,721)	$776,246	($355,546)	($13,927)	$22,152	$0	$0.00
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$306,142	$0.53
Gross Potential Rent	$8,920,096	$10,387,056	$9,529,575	$10,912,549	$10,801,093	$11,157,052	$19.48
(Vacancy)	$0	$0	$0	$0	$0	($306,142)	($0.53)
Net Rental Income	$8,920,096	$10,387,056	$9,529,575	$10,912,549	$10,801,093	$10,850,910	$18.94
Other Revenue	$1,641,811	$1,824,809	$1,888,278	$2,067,287	$1,892,995	$1,892,995	$3.30
Reimbursement Revenue	$4,906,429	$5,067,393	$5,131,340	$5,046,197	$4,904,074	$5,042,495	$8.80
Effective Gross Income	$15,468,336	$17,279,258	$16,549,193	$18,026,033	$17,598,162	$17,786,400	$31.05
Real Estate Taxes	$3,052,630	$2,847,296	$2,733,762	$2,982,955	$2,725,639	$2,957,236	$5.16
Insurance	$122,728	$122,804	$139,035	$160,179	$165,382	$166,693	$0.29
Management Fee(2)	$19,289	$8,750	$27,027	$31,455	$54,404	$711,456	$1.24
Other Expenses	$2,646,010	$2,877,928	$2,839,498	$2,788,724	$2,929,136	$3,046,771	$5.32
Total Expenses	$5,840,658	$5,856,778	$5,739,323	$5,963,313	$5,874,561	$6,882,156	$12.01
Net Operating Income(2)	$9,627,678	$11,422,480	$10,809,870	$12,062,720	$11,723,601	$10,904,244	$19.03
Capital Expenditures	$0	$0	$0	$0	$0	$154,679	$0.27
TI/LC	$0	$0	$0	$0	$0	$837,164	$1.46
Net Cash Flow	$9,627,678	$11,422,480	$10,809,870	$12,062,720	$11,723,601	$9,912,401	$17.30

Occupancy (%)(3)	94.6%	94.7%	97.9%	98.8%	98.4%	97.0%
NOI DSCR	1.98x	2.35x	2.22x	2.48x	2.41x	2.24x
NCF DSCR	1.98x	2.35x	2.22x	2.48x	2.41x	2.04x
NOI Debt Yield	15.6%	18.5%	17.5%	19.5%	18.9%	17.6%
NCF Debt Yield	15.6%	18.5%	17.5%	19.5%	18.9%	16.0%
(1)	Based on the underwritten rent roll dated December 31, 2025.
(2)	The increase from 2021 Net Operating Income to 2022 Net Operating Income and from 2023 Net Operating Income to 2024 Net Operating Income is primarily attributable to the impacts and subsequent recovery from the COVID-19 pandemic. The decrease from 2025 Net Operating Income to UW Net Operating Income is primarily due to the Coral Ridge Mall Property being historically self-managed. In connection with the origination of the Coral Ridge Mall Mortgage Loan, the borrower signed a formal property management and leasing agreement with the property manager, Brookfield Properties Retail Inc., an affiliate of the borrower sponsor, with a Management Fee equal to 4.0% of gross receipts.
(3)	Historical Occupancy (%) are based on the borrower provided rent roll as of December 31 of each respective year, unless otherwise specified. UW Occupancy (%) represents economic occupancy.

Escrows and Reserves.

Tax and Insurance Escrow – During the continuance of a Reserve Trigger Period (as defined below) or during a Cash Management Period (as defined below), the Coral Ridge Mall Mortgage Loan documents require the borrower to make monthly payments into the tax and insurance escrow in an amount (a) equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months, and (b) equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. The lender will waive the requirement for insurance premiums if the borrower has provided satisfactory evidence that the Coral Ridge Mall Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy.

Replacement Reserve – During the continuance of a Reserve Trigger Period or during a Cash Management Period, the Coral Ridge Mall Mortgage Loan documents require springing ongoing monthly deposits of $11,935 for replacement reserves, capped at $286,444.

Rollover Reserve – The Coral Ridge Mall Mortgage Loan documents require an upfront deposit of $356,250 for existing tenant improvements and an ongoing monthly deposit of $69,764 for landlord obligations including tenant improvement allowances, leasing commissions, and gap rent, in the rollover reserve account.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the Coral Ridge Mall Mortgage Loan documents require an ongoing deposit equal to the initial excess cash flow for required landlord work and other costs related to re-tenanting the space, provided, however, that if the Anchor Trigger Event has occurred with respect to only one Anchor Tenant (as defined below), then the borrower deposits are capped by an amount equivalent to the product of (a) $50.00 PSF and (b) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant parcel.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-39

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

An “Anchor Trigger Event” will occur if any of the Dillard’s, Target, JCPenney, Scheels or Ashley Homestore (each, an “Anchor Tenant”) has:

(i)	(A) gone dark (other than temporary closure in connection (w) with a restoration, repair or renovation, (x) compliance with applicable law, regulations and/or governmental mandates, (y) an event of force majeure, or (z) for any reason not to exceed 60 days, or (B) has vacated its premises;
(ii)	been subject to a bankruptcy action;
(iii)	terminates, surrenders or cancels its lease; or
(iv)	to the extent such Anchor Tenant parcel is owned by the borrower, such Anchor Tenant fails to renew its lease prior to the earlier of (x) the date specified in such lease, and (y) the date that is 12 months prior to such Anchor Tenant’s lease expiration.

An Anchor Trigger Event will end upon:

(i)	with regard to clause (i) above, if the Anchor Tenant operates the demised premise for at least 30 consecutive operating days;
(ii)	with regard to clause (ii) above, if such premise is occupied and owned by an Anchor Tenant, the bankruptcy action is either dismissed and the Anchor Tenant is continuing to occupy the premises;
(iii)	with regard to clause (iii) above, if the Anchor Tenant rescinds the notice of cancellation or termination in writing;
(iv)	with regard to clause (iv) above, if such Anchor Tenant renews and/or extends its lease pursuant to the terms; or
(v)	any Anchor Trigger Event, if the Anchor Tenant parcel is owned by the borrower, the entire parcel or at least 80% of the aggregate gross leasable square footage of the Anchor Tenant parcel becomes owned or leased by one or more replacement tenants pursuant to leases agreement approved by the lender.

A “Reserve Trigger Period” will commence once the debt yield has fallen below 14.0% for two consecutive calendar quarters and will end once the debt yield is at least 14.0% for two consecutive calendar quarters.

Lockbox and Cash Management. The Coral Ridge Mall Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Management Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower daily. During the continuance of a Cash Management Period, all funds in the lockbox will be transferred daily to a lender-controlled cash management account to be disbursed in accordance with the Coral Ridge Mall Mortgage Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Management Period continues.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default, of the borrower;
(ii)	the debt yield falls below 13.0% for two consecutive calendar quarters; or
(iii)	the occurrence of an Anchor Trigger Event;

A Cash Management Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, the debt yield is at least 13.0% for two consecutive calendar quarters; or
(iii)	with regard to clause (iii) above, upon the occurrence of an applicable cessation of the Anchor Trigger Event.

Partial Releases.

The Coral Ridge Mall Mortgage Loan documents provide for the conditional free release of certain parcels or out-lots, including acquired parcels or acquired expansion parcels, but excluding existing Anchor Tenant parcels, subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the release date; (B) the release parcel’s being unnecessary to the borrower’s current use of the remaining Coral Ridge Mall Property and its being susceptible of being separated without a material diminution in value to the remaining Coral Ridge Mall Property; (C) except for release parcels that are acquired expansion parcels, the release parcel’s being vacant, non-income-producing and substantially unimproved only; (D) except for release parcels that are acquired expansion parcels, a rating agency confirmation (unless the rating agency has waived review or failed to respond within 30 days to a request for such confirmation); and (E) compliance with REMIC loan-to-value requirements, including the borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance.

In addition, the Coral Ridge Mall Mortgage Loan documents provide for the release of certain portions of the Coral Ridge Mall Property (“Exchange Parcels”) in connection with the corresponding acquisition and encumbrance of other acquired parcels (“Substitutions”), subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the Substitution date; (B) except for Exchange Parcels that are acquired expansion parcels, the Exchange Parcel’s being vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the remaining Coral Ridge Mall Property or surface parking, (C) the acquired parcel’s being reasonably equivalent in value to the Exchange Parcel at or adjacent to the related shopping center of which of the Exchange Parcel is a part, as established by a letter of value from the appraiser at origination of the Coral Ridge Mall Mortgage Loan or a comparably-experienced, borrower-selected appraiser; and (D) compliance with REMIC loan-to-value requirements, including borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-40

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Further, the Coral Ridge Mall Mortgage Loan documents provide for the borrower’s acquisition of certain expansion parcels (parcels of land, together with any improvements thereon, that are an integral part of, adjoining or proximate to the shopping center of which the Coral Ridge Mall Property is a part, that are not owned by the borrower as of origination of the Coral Ridge Mall Mortgage Loan and that are not otherwise acquired parcels), subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the acquisition date; (B) various documentary requirements, including the Coral Ridge Mall Mortgage Loan documents evidencing the expansion parcel and related opinions of counsel; and (C) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots. In the event of the Dillard’s, Target, JC Penney or Ashley Homestore anchor parcels (each of which is currently a non-collateral parcel) becoming expansion parcels, the Coral Ridge Mall Mortgage Loan documents provide that each would thereafter be subject to the conditional free release provisions noted above, provided that any transferee will continue to operate the anchor parcels until the release conditions for any Anchor Tenant reserve funds have been satisfied. The Coral Ridge Mall Mortgage Loan documents do not limit borrower sponsor affiliates from owning anchor parcels. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Substitutions; Property Additions” in the prospectus.

Terrorism Insurance. The Coral Ridge Mall Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Coral Ridge Mall Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-41

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-42

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

Lake Michigan
GRAND RAPIDS
Wyoming
Holland
Allegan
Kalamazoo
Battle Creek
Portage
St. Joseph
Benton Harbor
Dowagiac
Niles
MICHIGAN
INDIANA
Michigan City
South Bend
Elkhart
Goshen
La Porte
Valparaiso
Plymouth

Midland
Bay City
Saginaw
Flint
Lapeer
Burton
Port Huron
Marysville
Lansing
East Lansing
Pontiac
Rochester Hills
Southfield
Novi
Livonia
DETROIT
WINDSOR
Ann Arbor
Dearborn
Jackson
ONTARIO
Lake Erie
Lake St. Clair
Lake Huron

ILLINOIS
INDIANA
West Lafayette
Lafayette
Kokomo
Frankfort
Danville
Crawfordsville
Lebanon
Carmel
INDIANAPOLIS
Greenwood
Terre Haute

MICHIGAN
Benton Harbor
South Bend
Saginaw
Marysville
Lansing
Novi
Detroit
Cleveland
INDIANA
OHIO
Crawfordville
Indianapolis
Trotwood
Columbus
Dayton
Cincinnati

Storage of America Portfolio 1		
1	SOA - E. Washington	Indianapolis, IN
2	SOA - Shiloh Springs & Pkg	Trotwood, OH
3	SOA - South Blvd. & Crawfordsville	Crawfordsville, IN
4	SOA - Gratiot	Saginaw, MI
5	SOA - 62nd	Indianapolis, IN
6	SOA - Roethel Drive	Novi, MI
7	SOA - Busha	Marysville, MI
8	SOA - Townline	Benton Harbor, MI
9	SOA - Pendleton	Lawrence, IN
10	SOA - W. Washington	Indianapolis, IN

Lebanon
Westfield
Noblesville
Carmel
Zionsville
Fishers
Lawrence
INDIANAPOLIS
Speedway
Plainfield
Beech Grove
Greenfield
Greenwood
Mooresville
Franklin
Shelbyville

Troy
West Milton
Tipp City
New Carlisle
Springfield
Union
Vandalia
Englewood
Clayton
Huber Heights
Brookville
Shiloh
Trotwood
Riverside
Fairborn
DAYTON
Beavercreek
Kettering
Xenia
Miamisburg
Centerville
Springboro
Middletown

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-43

Mortgage Loan No. 5 – Storage of America Portfolio 1
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(2):	Various, Various
Original Balance:	$61,500,000			General Property Type:	Self Storage
Cut-off Date Balance:	$61,500,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/Various
Borrower Sponsor:	Storage of America			Size(2):	843,806 SF
Guarantor:	Robert B. Walker			Cut-off Date Balance PSF:	$73
Mortgage Rate:	6.0070%			Maturity Date Balance PSF:	$73
Note Date:	3/12/2026			Property Manager:	Storage of America LLC (borrower-related)
Maturity Date:	4/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,878,783
Amortization Term:	0 months			UW NCF:	$4,794,403
IO Period:	60 months			UW NOI Debt Yield:	7.9%
Seasoning:	0 months			UW NCF Debt Yield:	7.8%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	7.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.28x
Additional Debt Type:	NAP			Most Recent NOI:	$4,929,358 (12/31/2025)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,622,279 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$3,650,315 (12/31/2023)
				Most Recent Occupancy:	77.3% (12/31/2025)
Reserves(1)				2nd Most Recent Occupancy:	72.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	75.6% (12/31/2023)
RE Taxes:	$258,198	$63,314	NAP	Appraised Value (as of)(3):	$85,300,000 (Various)
Insurance:	$63,298	$20,846	NAP	Appraised Value PSF:	$101
Replacement Reserve:	$325,000	$7,032	NAP	Cut-off Date LTV Ratio:	72.1%
Immediate Repairs Reserve:	$104,621	$0	NAP	Maturity Date LTV Ratio:	72.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$61,500,000	100.0%	Existing Debt:	$46,022,390	74.8%
			Equity Recapture:	$13,220,238	21.5%
			Closing Costs:	$1,506,225	2.4%
			Upfront Reserves:	$751,117	1.2%
Total Sources:	$61,500,000	100.0%	Total Uses:	$61,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve information.
(2)	See “The Properties” section below for additional details for the Storage of America Portfolio 1 Properties (as defined below).
(3)	The appraised value represents the “Bulk Portfolio Value” which includes a portfolio premium of 4.38% ($3,580,000) over the aggregate individual as-is appraised values for the Storage of America Portfolio 1 Properties. Without the portfolio premium, the sum of the individual as-is appraised values for the Storage of America Portfolio 1 Properties of $81,720,000 results in the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 75.3% and 75.3%, respectively. Individual appraisal dates for the Storage of America Portfolio 1 Properties range from November 13, 2025 to November 20, 2025.

The Mortgage Loan. The fifth largest mortgage loan (the “Storage of America Portfolio 1 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $61,500,000 and secured by a first priority fee mortgage encumbering the fee interests in 10 self storage properties located in Indiana, Michigan and Ohio (the “Storage of America Portfolio 1 Properties”)

The Borrowers and the Borrower Sponsor. The borrowers are Derek Capital, L.L.C., an Arizona limited liability company, Jacob International, LLC, SOA Crawfordsville LLC, SOA Pendleton Pike LLC, SOA South Blvd LLC, and SOA West Washington LLC, each an Indiana limited liability company, Novi Office & Warehouse LLC, a Michigan limited liability company, SOA Busha LLC, SOA Gratiot LLC, and SOA Townline LLC, each a Utah limited liability company, and SOA Shiloh Pkg LLC and SOA Shiloh Springs LLC, each an Ohio limited liability company. Each borrower is a single purpose entity with two independent directors. The non-recourse carveout guarantor is Robert B. Walker and the borrower sponsor is Storage of America.

Robert Walker founded Storage of America in 2003 and is a self-storage developer and operator based in Salt Lake City, Utah. Mr. Walker’s previous real estate experience includes establishing Walker International Capital in 1990, a privately held real estate firm, for the purpose of acquiring distressed commercial real estate from major financial and government institutions. Since 1990, Walker International Capital and related entities have acquired more than 700 properties. Storage of America’s current portfolio value is approximately $250 million across more than 30 projects and 20 sites under development, representing approximately 3 million SF and 17,000 storage units. Storage of America properties are located across the Midwest states of Illinois, Indiana, Michigan, Ohio, and Missouri.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-44

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The Properties. The Storage of America Portfolio 1 Properties are comprised of 10 self storage properties totaling 843,806 SF and located in Indiana (five properties, 43.4% of NRA), Michigan (four properties, 34.0% of NRA) and Ohio (one property, 22.6% of NRA). Built between 1960 and 2018, the Storage of America Portfolio 1 Properties range in size from 25,749 SF to 190,685 SF. The Storage of America Portfolio 1 Properties consist of 6,570 units comprised of 6,458 self storage units (808,464 SF), 104 parking units, and eight office/commercial units (21,752 SF). The borrower sponsor acquired the Storage of America Portfolio 1 Properties between 2012 and 2022. Six of the 10 Storage of America Portfolio 1 Properties were converted from their original use to their existing use as self storage facilities. Amenities at the Storage of America Portfolio 1 Properties include exterior lighting, keypad entry, perimeter fencing, individual door alarms, video cameras, electronic gates, and a loading bay. As of December 31, 2025, the Storage of America Portfolio 1 Properties were 77.3% occupied by SF.

The following table presents certain information relating to the Storage of America Portfolio 1 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name Address	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
SOA - E. Washington 7339 East Washington Street Indianapolis, IN 46219	1992/2007	$14,525,000	23.6%	$18,640,000	22.8%	$1,238,138	25.8%
SOA - Shiloh Springs & Shiloh Pkg 2800 Shiloh Springs Road Trotwood, OH 45426	1998, 2023/2018	$12,000,000	19.5%	$15,500,000	19.0%	$984,860	20.5%
SOA - South Blvd & Crawfordsville 311 East South Boulevard Crawfordsville, IN 47933	1981/2019	$8,250,000	13.4%	$10,650,000	13.0%	$684,696	14.3%
SOA - Gratiot 5135 Gratiot Road Saginaw, MI 48638	1967/2019	$6,550,000	10.7%	$8,860,000	10.8%	$441,012	9.2%
SOA - 62nd 4225 West 62nd Street Indianapolis, IN 46268	2007/NAP	$4,850,000	7.9%	$6,380,000	7.8%	$401,569	8.4%
SOA - Roethel Drive 22222 Roethel Drive Novi, MI 48375	2001/2014	$3,900,000	6.3%	$5,160,000	6.3%	$285,062	5.9%
SOA - Busha 1515 Busha Highway Marysville, MI 48040	1960/2019	$3,425,000	5.6%	$4,730,000	5.8%	$206,635	4.3%
SOA - Townline 1515 Townline Road Benton Harbor, MI 49022	1980/2019	$2,900,000	4.7%	$5,120,000	6.3%	$176,475	3.7%
SOA - Pendleton 8805 Pendleton Pike Lawrence, IN 46226	2018/NAP	$2,700,000	4.4%	$3,550,000	4.3%	$227,290	4.7%
SOA - W. Washington 7910 West Washington Street Indianapolis, IN 46231	2018/NAP	$2,400,000	3.9%	$3,130,000	3.8%	$148,667	3.1%
Total		$61,500,000	100.0%	$81,720,000	100.0%	$4,794,403	100.0%

(1)	Information obtained from the appraisals. Individual appraisal dates for the Storage of America Portfolio 1 Properties range from November 13, 2025 to November 20, 2025. The appraiser concluded a “Bulk Portfolio Value” of $85,300,000 which includes a portfolio premium of 4.38% ($3,580,000) over the aggregate individual “as-is” appraised values for the Storage of America Portfolio 1 Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-45

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The following table presents certain information relating to the units at the Storage of America Portfolio 1 Properties:

Portfolio Unit Summary
Property Name	SF(1)	% of SF	Occ%(1)(2)	Total # of Units(1)	Average Unit Size (SF)(3)	# Climate Controlled Storage Units(1)	# Non-climate Controlled Storage Units(1)	# Parking Units(1)	Wtd. Avg. Storage Rent / Unit(1)	Market Storage Rent per Unit(4)
SOA - E. Washington	144,445	17.1%	83.2%	1,105	132	507	586	12	$141	$140
SOA - Shiloh Springs & Shiloh Pkg	190,685	22.6%	78.5%	1,417	135	789	628	0	$106	$112
SOA - South Blvd & Crawfordsville	84,998	10.1%	80.1%	731	118	449	272	10	$130	$140
SOA – Gratiot(5)	142,390	16.9%	73.3%	1,051	142	1,001	0	49	$80	$87
SOA - 62nd	50,900	6.0%	79.5%	402	127	0	402	0	$141	$139
SOA - Roethel Drive(6)	25,749	3.1%	82.4%	123	222	116	0	0	$323	$309
SOA - Busha	57,955	6.9%	82.5%	487	119	308	179	0	$78	$92
SOA - Townline	60,609	7.2%	62.0%	570	113	342	195	33	$90	$93
SOA - Pendleton	34,300	4.1%	82.9%	255	135	0	255	0	$125	$129
SOA - W. Washington	51,775	6.1%	66.6%	429	121	0	429	0	$91	$93
Total/Weighted Average	843,806	100.0%	77.3%	6,570	131	3,512	2,946	104	$115	$120

(1)	Based on borrower rent rolls dated December 31, 2025.
(2)	Occ% is calculated on SF.
(3)	Average Unit Size (SF) excludes parking units.
(4)	Information based on the appraisals.
(5)	SOA – Gratiot property includes 19,852 SF (1 unit) of commercial space. The entire space is leased to AbleLight through July 31, 2026. AbleLight pays an annual rent of $158,760 ($8.00 PSF).
(6)	SOA - Roethel Drive property includes 1,900 SF (7 units) of office space.

The following table presents certain information with respect to the unit mix of the Storage of America Portfolio 1 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	Weighted Average Rent / Unit
Self Storage – Climate Controlled	3,512	387,690	48.0%	77.7%	$116
Self Storage – Non Climate Controlled	2,946	420,774	52.0%	75.4%	$112
Parking	104	N/A	N/A	68.3%	$133
Total/Weighted Average	6,562	808,464	100.0%

(1)	Based on borrower rent rolls dated December 31, 2025 and excludes 8 office/commercial units. No SF was assigned to parking units.
(2)	Occ% is calculated on SF for Climate Controlled and Non Climate Controlled. Occ% is calculated on units for parking.

The Market. The Storage of America Portfolio 1 Properties are located in three states: Indiana (five properties, 43.4% of NRA), Michigan (four properties, 34.0% of NRA) and Ohio (one property, 22.6% of NRA).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-46

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The following table presents certain local demographic data related to the Storage of America Portfolio 1 Properties:

Market Summary(1)
Property Name City, State	MSA	Appraiser’s Market Vacancy	2024 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2024 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
SOA - E. Washington Indianapolis, IN 46219	Indianapolis-Carmel-Greenwood, IN	12.0%	5,321 / 65,832 / 211,555	$77,964 / $78,169 / $72,871
SOA - Shiloh Springs & Shiloh Pkg Trotwood, OH 45426	Dayton-Kettering-Beavercreek, OH	10.0%	5,316 / 43,534 / 107,218	$59,220 / $80,128 / $74,625
SOA - South Blvd & Crawfordsville Crawfordsville, IN 47933	Crawfordsville, IN	10.0%	5,027 / 18,108 / 23,214	$63,647 / $76,876 / $81,438
SOA - Gratiot Saginaw, MI 48638	Saginaw, MI	15.0%	6,693 / 52,232 / 92,555	$97,952 / $83,151 / $83,727
SOA - 62nd Indianapolis, IN 46268	Indianapolis-Carmel-Greenwood, IN	12.0%	10,292 / 79,197 / 200,081	$77,124 / $87,955 / $104,470
SOA - Roethel Drive Novi, MI 48375	Detroit-Warren-Dearborn, MI	8.0%	10,328 / 63,127 / 166,510	$155,799 / $169,315 / $155,314
SOA - Busha Marysville, MI 48040	Detroit-Warren-Dearborn, MI	12.0%	4,540 / 14,971 / 33,726	$84,412 / $82,689 / $78,758
SOA - Townline Benton Harbor, MI 49022	Niles-Benton Harbor, MI	15.0%	997 / 23,519 / 49,915	$57,955 / $75,061 / $92,907
SOA - Pendleton Lawrence, IN 46226	Indianapolis-Carmel-Greenwood, IN	10.0%	15,875 / 86,188 / 197,241	$53,213 / $71,630 / $85,905
SOA - W. Washington Indianapolis, IN 46231	Indianapolis-Carmel-Greenwood, IN	12.0%	1,784 / 41,722 / 151,611	$70,291 / $83,882 / $86,974

(1)	Source: Appraisals.

Appraisal. According to the individual appraisals with valuation dates ranging from November 13, 2025 to November 20, 2025, the Storage of America Portfolio 1 Properties had an aggregate “as-is” value of $81,720,000. The appraiser concluded a “Bulk Portfolio Value” of $85,300,000 which includes a portfolio premium of 4.38% ($3,580,000) over the individual as-is appraised values for the Storage of America Portfolio 1 Properties.

Environmental Matters. According to the Phase I environmental site assessments dated between December 2, 2025 and December 9, 2025, there were recognized environmental conditions (“REC”) at two of the Storage of America Portfolio 1 Properties: SOA – Gratiot and SOA - E. Washington. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the two properties. The OPC provided a best-case scenario cost of $53,460 and a worst-case scenario cost of $673,240. The borrowers obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. that provides a $2,000,000 policy limit per incident and in the aggregate for an eight year term (three years past Storage of America Portfolio 1 Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-47

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Storage of America Portfolio 1 Properties:

Cash Flow Analysis
	2022	2023	2024	2025	UW	UW PSF(1)
Gross Potential Rent(1)	$5,754,134	$5,858,667	$6,397,518	$6,689,806	$9,393,829	$11.13
Other Income(2)	$534,822	$627,239	$679,809	$738,643	$738,643	$0.88
(Vacancy & Credit Loss)(3)	$0	$0	$0	$0	($2,516,589)	($2.98)
Effective Gross Income	$6,288,956	$6,485,906	$7,077,327	$7,428,449	$7,615,883	$9.03

Real Estate Taxes	$814,346	$840,668	$864,251	$958,368	$1,215,624	$1.44
Insurance	$91,685	$105,500	$103,363	$117,620	$167,034	$0.20
Management Fee	$251,558	$259,436	$283,093	$297,138	$228,476	$0.27
Other operating expenses	$1,690,791	$1,629,987	$1,204,341	$1,125,965	$1,125,965	$1.33
Total Operating Expenses	$2,848,380	$2,835,591	$2,455,048	$2,499,091	$2,737,099	$3.24

Net Operating Income	$3,440,577	$3,650,315	$4,622,279	$4,929,358	$4,878,783	$5.78
Replacement Reserves	$0	$0	$0	$0	$84,381	$0.10
Net Cash Flow	$3,440,577	$3,650,315	$4,622,279	$4,929,358	$4,794,403	$5.68

Occupancy %	76.8%	75.6%	72.8%	77.3%(3)	73.2%(4)
NOI DSCR	0.92x	0.97x	1.23x	1.32x	1.30x
NCF DSCR	0.92x	0.97x	1.23x	1.32x	1.28x
NOI Debt Yield	5.6%	5.9%	7.5%	8.0%	7.9%
NCF Debt Yield	5.6%	5.9%	7.5%	8.0%	7.8%

(1)	UW Gross Potential Rent is based on the appraisal’s concluded market rent.
(2)	Other Income includes administrative fees, late fees, merchandise sales and other miscellaneous income.
(3)	Based on borrower rent rolls dated December 31, 2025.
(4)	Based on economic vacancy of 26.8%.

Escrows and Reserves. At origination of the Storage of America Portfolio 1 Mortgage Loan, the borrowers deposited into escrow approximately (i) $258,198 into a real estate tax reserve account, (ii) $63,298 into an insurance reserve account, (iii) $325,000 into a replacement reserve account and (iv) $104,621 into a deferred maintenance reserve account.

Real Estate Taxes – The borrowers are required to deposit monthly 1/12th of the estimated annual real estate taxes for the Storage of America Portfolio 1 Properties (currently approximately $63,314).

Insurance – On each monthly payment date if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which is currently approximately $20,846. As of the origination date of the Storage of America Portfolio 1 Mortgage Loan, a blanket policy was not in place.

Replacement Reserve – The borrowers are required on each monthly payment date to deposit approximately $7,032 into a replacement reserve account.

Lockbox and Cash Management. The Storage of America Portfolio 1 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Storage of America Portfolio 1 Properties are required to be deposited by the borrowers and/or manager. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Storage of America Portfolio 1 Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Storage of America Portfolio 1 Mortgage Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.15x for any calendar quarter and will expire upon (i) the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters or (ii) the borrowers depositing with the lender an amount, as determined pursuant to the Storage of America Portfolio 1 Mortgage Loan documents, to cause the calculation of the debt service coverage ratio to be at least 1.20x for two consecutive calendar quarters.

Release of Property. On any payment date 60 days after the Closing Date, the borrowers have the right to obtain the release of one or more individual Storage of America Portfolio 1 Properties in connection with a bona fide third party sale of such Storage of America Portfolio 1 Properties, subject to a release price equal to 110% of the allocated loan amount of such Storage of America Portfolio 1 Property together with any applicable yield maintenance, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Storage of America Portfolio 1 Properties is equal to or greater than the greater of the debt service coverage ratio immediately preceding the release and 1.28x, (ii) after giving effect to such release, the debt yield of the remaining Storage of America Portfolio 1 Properties is equal to or greater than the greater of the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-48

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

debt yield immediately preceding the release and 7.80% , (iii) the loan-to-value ratio is equal to or less than the lesser of the loan-to-value ratio immediately preceding the release and 72.1% and (iv) satisfaction of REMIC related conditions.

Outparcel Release. On any payment date 60 days after the Closing Date, the borrowers have the right to obtain the free release of a non-income producing parcel (5.375 acres) from the SOA – Gratiot property, so along as the borrowers satisfy the conditions set forth in the Storage of America Portfolio 1 Mortgage Loan documents. The appraiser assigned a “Hypothetical Land Value” of $310,000 for the release parcel however noted that the release of such parcel will not alter or otherwise diminish the “as-is” Value of the SOA – Gratiot property.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-49

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-50

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Floor	Tenant	SF	Expiration
30	Woodside Energy	23,475 SF	10/31/2031
29	Woodside Energy	23,451 SF	10/31/2031
28	Woodside Energy	23,451 SF	10/31/2031
27	Woodside Energy	23,451 SF	10/31/2031
26	Woodside Energy	23,451 SF	10/31/2031
25	Woodside Energy	23,451 SF	10/31/2031
24	Woodside Energy	23,451 SF	10/31/2031
23	Woodside Energy	23,390 SF	10/31/2031
22	Woodside Energy	23,390 SF	10/31/2031
21	Woodside Energy	23,390 SF	10/31/2031
20	Woodside Energy (Subtenant: DRW Trading Texas LLC)	23,390 SF	10/31/2031
19	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	23,390 SF	10/31/2031
18	Woodside Energy (Subtenant: Tricon Energy, Ltd.)	23,390 SF	10/31/2031
17	Woodside Energy (Subtenant: New Fortress Energy Inc.)	22,924 SF	10/31/2031
16	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
16	Woodside Energy (Subtenant: DRW Texas, LLC)	12,209 SF	10/31/2031
15	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
14	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
13	Woodside Energy (Subtenant: Brenntag Latin America, Inc.)	22,924 SF	10/31/2031
12	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,713 SF	10/31/2031
11	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
10	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
9	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
8	Woodside Energy	34,445 SF	10/31/2031
7	Woodside Energy	16,604 SF	10/31/2031
6			
5			
4			
3			
2	Woodside Energy	20,842 SF	10/31/2031
1	Woodside Energy	20,453 SF	10/31/2031

Main | Brenntag Latin America, Inc. | DRW Texas, LLC | DRW Trading Texas LLC | New Fortress Energy Inc. | SEMPRA LNG, Inc. | Sumitomo Corp. of America | Tricon Evergy, Ltd. | Building/ Amenity

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-51

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Conroe
The Woodlands
Spring
Atascocita
HOUSTON
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Westview Dr
Spring Branch East
Lazybrook/ Timbergrove
Hempstead Hwy
W. 11th St
Silber Rd
Silber Shopping Center
Marq-E Entertainment Center
Post Oak Rd
West Loop
Gulf Tire Distributors
Katy Rd
Intertek
Silver Eagle Distributors
Katy Frwy
10
90
610
Memorial Dr
Hunters Creek Village
Chimney Rock Rd
Memorial Park Sports Complex
Memorial Park GC
HOUSTON
Houston Arboretum & Nature Center
Memorial Park
Woodway Arch Center
The Shops on Woodway
Woodway Dr
Houston CC
IBM
West Oaks
Tanglewood Rd
Woodway Dr
Tanglewood
Sage Rd
Consulate General of Germany
Uptown Park
Consulate General of Brazil
Consulate General of Russia
River Oaks CC
Willowick Rd
1500 Post Oak Boulevard
1500 Post Oak Boulevard
Houston, TX 77056
Woodway Collection
5860 San Felipe Shopping Ctr.
San Felipe St
Four Leaf Towers
Tanglewood Shopping Center
Bay Area Business Park
River Oaks
Post Oak Plaza
Tanglewood Court
Uptown
San Felipe St
Bering Dr
Centre at Post Oak
River Oaks District
Highland Village
Westheimer Rd
Westheimer Square
Golden Plaza
The Galleria
Uptown Plaza
Westheimer Rd
Alabama St
HARRIS COUNTY
Williams Tower
Fountain View Dr
Chimney Rock Rd
Richmond Ave
The Plaza on Richmond
Richmond Ave
Willowick Rd
Greenway Commons
Downtown Houston 6 miles
Richmond Square
Skyline Dr
SW Frwy
69
59
Windswept Ln
SW Frwy
Houston Chronicle Corp. Office
Westpark Dr
Westpark Tollway
S. Rice Ave
Weslayan St
Bissonnet St
Houston City College - West Loop Campus
Gulfton
Glenmont Dr
Bellaire
West University Place

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-52

Mortgage Loan No. 6 – 1500 Post Oak Boulevard
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Houston, TX 77056
Original Balance(1):		$60,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$60,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		7.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2016/NAP
Borrower Sponsors:		Nuveen Real Estate and PIMCO Prime Real		Size:	603,179 SF
		Estate		Cut-off Date Balance PSF(1):	$232
Guarantor:		Five Oaks Place Operating LP		Maturity Date Balance PSF(1):	$232
Mortgage Rate:		6.7470%		Property Manager:	CBRE, Inc.
Note Date:		3/2/2026
Maturity Date:		3/6/2031		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$24,305,232
Amortization Term:		0 months		UW NCF:	$22,978,239
IO Period:		60 months		UW NOI Debt Yield(1):	17.4%
Seasoning:		1 month		UW NCF Debt Yield(1):	16.4%
Prepayment Provisions(2):		L(25),DorYM1(29),O(6)		UW NOI Debt Yield at Maturity(1):	17.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	2.40x
Additional Debt Type(1):		Pari Passu		Most Recent NOI:	$22,471,238 (12/31/2025)
Additional Debt Balance(1):		$80,000,000		2nd Most Recent NOI:	$21,586,564 (12/31/2024)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$21,811,617 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	100.0% (12/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$275,400,000 (10/28/2025)
CapEx Reserve:	$0	Springing	NAP	Appraised Value PSF:	$457
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.8%
				Maturity Date LTV Ratio(1):	50.8%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$140,000,000	99.7%	Loan Payoff:	$139,251,999	99.2%
Borrower Sponsor Equity:	$392,713	0.3%	Closing Costs:	$1,140,714	0.8%

Total Sources:	$140,392,713	100.0%	Total Uses:	$140,392,713	100.0%

(1)	The 1500 Post Oak Boulevard Mortgage Loan (as defined below) is part of the 1500 Post Oak Boulevard Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $140,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 1500 Post Oak Boulevard Whole Loan.
(2)	Defeasance of the 1500 Post Oak Boulevard Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 2, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “1500 Post Oak Boulevard Mortgage Loan”) is part of a whole loan (the “1500 Post Oak Boulevard Whole Loan”) evidenced by four pari passu promissory notes with an aggregate outstanding balance of $140,000,000. The controlling Note A-1 will be contributed to the BANK5 2026-5YR21 securitization trust. The 1500 Post Oak Boulevard Whole Loan is secured by the borrower’s fee interest in a single-tenant, Class A, high-rise office property containing 603,179 SF located in Houston, Texas (the “1500 Post Oak Boulevard Property”).

The relationship between the holders of the 1500 Post Oak Boulevard Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The 1500 Post Oak Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-53

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

The table below identifies the promissory notes that comprise the 1500 Post Oak Boulevard Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$35,000,000	$35,000,000	WFB	No
A-3(1)	$25,000,000	$25,000,000	WFB	No
A-4(1)	$20,000,000	$20,000,000	WFB	No
Whole Loan	$140,000,000	$140,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsors. The borrower and non-recourse carveout guarantor is Five Oaks Place Operating LP, a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1500 Post Oak Boulevard Whole Loan. The borrower sponsors are Nuveen Real Estate and PIMCO Prime Real Estate.

Nuveen Real Estate is a global asset manager with approximately $142.0 billion of assets under management. Nuveen Real Estate manages a suite of funds and mandates across both public and private investments including both debt and equity. Nuveen Real Estate has more than 790 real estate employees across over 30 cities throughout the Unites States, Europe, and Asia.

PIMCO Prime Real Estate, a subsidiary of PIMCO and part of the PIMCO real estate platform, is a global real estate investor and manager responsible for managing the Allianz Group’s $89.0 billion real estate mandate. PIMCO Prime Real Estate assumed management of Allianz Real Estate, the subsidiary under Allianz, beginning October 2020. PIMCO Prime Real Estate manages a global investment portfolio with over $93.5 billion in assets under management, with an international team of over 455 employees working in 16 offices globally.

The Property. The 1500 Post Oak Boulevard Property is a 30 story, Class A/A+ high rise office tower building, totaling 603,179 SF, and located in Houston, Texas. Built in 2016, the 1500 Post Oak Boulevard Property is constructed on 2.76 acres of land along Post Oak Boulevard in the Galleria/Uptown office submarket and contains 1,450 parking spaces (2.4 spaces per 1,000 SF). Amenities at the 1500 Post Oak Boulevard Property include a fitness center, a conference center, dining/café services, a tenant lounge, green spaces, an EV charging station and bike storage. As of March 6, 2026, the 1500 Post Oak Boulevard Property was 100.0% leased to Woodside Energy (Deepwater) Inc. (“Woodside Energy”) and has a weighted-average remaining lease term of 5.8 years. The 1500 Post Oak Boulevard Property serves as the U.S. headquarters for Woodside Energy, and Woodside Energy subleases approximately 38.1% of the NRA to investment grade tenants. See the “Tenant Summary” table herein for additional details.

Major Tenants.

Woodside Energy (603,179 SF; 100.0% of NRA; 100.0% of underwritten rent). Woodside Energy is Australia’s largest oil and gas company and operates primarily as a liquefied natural gas producer. Beyond Australia, Woodside Energy has a global presence with operations across Asia Pacific, Africa, the United Kingdon and the Americas. Woodside Energy has been in occupancy at the 1500 Post Oak Boulevard Property since 2016, has a lease expiration in October 2031 and has three, 10-year renewal options and no termination options. Woodside Energy is currently subleasing 276,275 SF to six sub-tenants. See the “Tenant Summary” table herein for additional details.

The following table presents certain information relating to the tenancy at the 1500 Post Oak Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenant
Woodside Energy(3)	Baa1/NR/BBB+	603,179	100.0%	$23,767,138	100.0%	$39.40	10/31/2031	3 x 10 Yr	N
Total/Wtd. Avg.		603,179	100.0%	$23,767,138	100.0%	$39.40

(1)	Based on the underwritten rent roll dated March 6, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Woodside Energy currently occupies 326,904 SF and is subleasing (i) 114,875 SF of its space to SEMPRA LNG, LLC at a weighted average current base rent of $31.90 PSF, (ii) 68,772 SF of its space to Sumitomo Corporation of Americas at a current base rent of $32.50 PSF, (iii) 23,390 SF of its space to Tricon Energy, Ltd. at a current base rent of $29.50 PSF, (iv) 23,390 SF of its space to DRW Trading Texas LLC at a current base rent of $30.50 PSF, (v) 22,924 SF of its space to New Fortress Energy Inc. at a current base rent of $30.00 PSF and (vi) 22,924 SF of its space to Brenntag Latin America, Inc. at a current base rent of $29.00 PSF. Additionally, Sumitomo Corporate of America sub-subleases 12,209 SF of its space to DRW Texas, LLC at a current base rent of $30.50 PSF. All subleases and the sub-sublease expire on 10/31/2031, co-terminus with the Woodside Energy prime lease. Annual UW Rent reflects the Woodside Energy prime rent.

The Market. The 1500 Post Oak Boulevard Property is located in Houston, Texas, and within Houston-The Woodlands-Sugar Land, TX, metropolitan statistical area. The 1500 Post Oak Boulevard Property is part of the broader Four Oaks Place campus and is situated within one of Houston’s most highly amenitized districts. Primary ingress to and egress from the 1500 Post Oak Boulevard Property is provided via Post Oak Boulevard, with additional frontage along Four Oaks Place and Westbriar Lane. The 1500 Post Oak Boulevard Property also benefits from convenient access to major thoroughfares, including West Loop South (I-610), Southwest Freeway (US-59/I-69), and Katy Freeway (I-10). George Bush Intercontinental Airport and William P. Hobby Airport are located near the 1500 Post Oak Boulevard Property. The 1500 Post Oak Boulevard Property is located within one of Houston’s largest retail and entertainment concentrations with The Galleria super-regional mall situated less than one mile to the south, the River Oaks District situated approximately 0.8 miles away, and the Highland Village Shopping Center located approximately 1.1 miles away. Major employers in the area include ExxonMobil, Chevron, Phillips 66, Sysco and ConocoPhillips.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-54

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

According to the appraisal, the 1500 Post Oak Boulevard Property is located within the Galleria/Uptown office submarket of the Houston office market. As of the fourth quarter of 2025, the Galleria/Uptown office submarket had an inventory of approximately 17,044,657 SF with a vacancy rate of 35.3% and average asking rent of $37.61 PSF. The appraiser concluded a market rent of $36.00 for the 1500 Post Oak Boulevard Property.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 1500 Post Oak Boulevard Property was 20,652, 182,847 and 522,864, respectively. The median household income within the same radii, as of 2024, was $113,943, $92,908 and $91,363, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1500 Post Oak Boulevard Property:

Market Rent Summary
Market Rent (PSF)	$36.00
Lease Term (Years)	11.0
Lease Type	Net
Escalations (Annual)	2.5%
Tenant Improvements (New/Renewal)	$100 / $40
Leasing Commissions (New/Renewal)	6% / 6%
Free Rent (Months) (New/Renewal)	12 / 6

Source: Appraisal.

The table below presents certain information relating to comparable properties of the 1500 Post Oak Boulevard Property:

Comparable Office Leases
Property Name	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
1500 Post Oak Boulevard (Subject)(1) 1500 Post Oak Boulevard Houston, TX 77056	2016/NAP	603,179	Woodside Energy	603,179	Sep-16	15.2	$38.44	NNN
3 Houston Center 1301 McKinney Street Houston, TX 77010	1982/2023	1,247,061	NRG Energy	255,044	Sep-26	9.4	$27.50	NNN
Texas Tower 845 Texas Avenue Houston, TX 77002	2021/NAP	1,198,396	Skadden	52,482	Jan-26	10.0	$50.50	NNN
609 Main at Texas 609 Main Street Houston, TX 77002	2017/2020	1,091,052	Paul Hastings LLP	44,529	Dec-24	11.3	$40.00	NNN
BHP Billton Tower 1360 Post Oak Boulevard Houston, TX 77056	1983/2006	509,200	ENGIE North America Inc.	109,670	Apr-25	7.6	$29.00	NNN
Village Towers 9655 Katy Freeway Houston, TX 77024	2020/NAP	141,154	Workflow Solutions	21,632	Sep-24	3.5	$36.40	NNN
Towne Centre II 730 Town & Country Boulevard Houston, TX 77024	2023/NAP	167,141	Group I Automotive	45,330	Jul-24	10.4	$33.50	NNN

Source: Appraisal.

(1)	Based on the underwritten rent roll dated March 6, 2026, other than Year Built/Renovated.

Appraisal. According to the appraisal as of October 28, 2025, the 1500 Post Oak Boulevard Property had an “as-is” appraised value of $275,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the 1500 Post Oak Boulevard Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-55

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1500 Post Oak Boulevard Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	UW	UW PSF
Base Rent	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$23,187,452	$38.44
Rent Steps	$0	$0	$0	$0	$0	$579,686	$0.96
IG Rent Average	$0	$0	$0	$0	$0	$710,067	$1.18
Gross Potential Rent	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$24,477,205	$40.58
(Vacancy/Credit Loss)	$0	$0	$0	$0	$30,504	$0	$0
Net Rental Income	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,765,734	$24,477,205	$40.58
Expense Recoveries	$10,596,982	$11,141,329	$11,397,490	$11,066,505	$11,639,724	$12,482,232	$20.69
Direct Billbacks	$190,904	$420,203	$371,790	$604,065	$393,720	$411,300	$0.68
Other Income	$39,931	$36,604	$47,807	$60,852	$44,361	$58,880	$0.10
Effective Gross Income	$31,486,192	$32,760,800	$33,496,901	$33,940,299	$34,843,540	$37,429,617	$62.05

Real Estate Taxes	$5,605,152	$5,154,760	$5,329,551	$5,970,256	$5,403,096	$6,218,621	$10.31
Insurance	$675,799	$838,147	$1,263,745	$1,320,402	$1,085,317	$1,000,000	$1.66
Management Fee	$291,841	$253,300	$269,375	$280,230	$314,977	$374,296	$0.62
Other Operating Expenses	$4,479,960	$4,419,720	$4,822,613	$4,782,849	$5,568,912	$5,531,468	$9.17
Total Expenses	$11,052,752	$10,665,927	$11,685,284	$12,353,736	$12,372,302	$13,124,385	$21.76

Net Operating Income	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$24,305,232	$40.30
Replacement Reserves	$0	$0	$0	$0	$0	$120,636	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,206,358	$2.00
Net Cash Flow	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$22,978,239	$38.10

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	2.13x	2.31x	2.28x	2.25x	2.35x	2.54x
NCF DSCR	2.13x	2.31x	2.28x	2.25x	2.35x	2.40x
NOI Debt Yield	14.6%	15.8%	15.6%	15.4%	16.1%	17.4%
NCF Debt Yield	14.6%	15.8%	15.6%	15.4%	16.1%	16.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 6, 2026, with rent steps taken through December 31, 2026 and rent for the investment grade tenant straight-lined through the earlier of (i) lease expiration and (ii) five years.

Escrows and Reserves.

Tax Escrow – During the continuance of a Trigger Period (as defined below), the 1500 Post Oak Boulevard Whole Loan documents require ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrow – The 1500 Post Oak Boulevard Whole Loan documents require ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no Trigger Period has commenced and is continuing; and (ii) the 1500 Post Oak Boulevard Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

CapEx Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly capex reserve deposit of $12,566.

TI/LC Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly TI/LC reserve deposit of $100,530.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-56

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Lockbox and Cash Management. The 1500 Post Oak Boulevard Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager are required to deposit rents if received into such lockbox account within two business day(s) of receipt. Prior to the occurrence of a Trigger Period, all funds in the lockbox account are required to be distributed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 1500 Post Oak Boulevard Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 1500 Post Oak Boulevard Whole Loan during the continuance of the Trigger Period.

A “Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	March 2, 2029; or
(iii)	a Specified Tenant Trigger Event (as defined below).

A Trigger Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, (A) at least 65% of the leased SF of the 1500 Post Oak Boulevard Property as of the origination date of the 1500 Post Oak Boulevard Whole Loan is re-leased or renewed by tenants approved by the lender, (B) the lease terms of such leases are for at least four years and do not have a termination date earlier than January 1, 2035 and (C) the debt service coverage ratio, after giving effect to such renewal and/or replacement rents under such leases (only including leases with no more than 12 months of remaining free rent) are at least 2.00x for two consecutive calendar quarters; and
(iii)	with regard to clause (iii) above, a Specified Tenant Trigger Event Cure (as defined below).

A “Specified Tenant Trigger Event” will occur when Woodside Energy: (i) is in monetary or material non-monetary default under its lease beyond any applicable notice and cure periods; (ii) files for bankruptcy or insolvency relief, (iii) terminates its lease; (iv) through its ultimate parent, Woodside Energy Group Ltd, fails to maintain a long-term credit rating of at least BBB- by any two of S&P, Fitch and Moody’s, (v) provides notice of non-renewal of its lease and/or (vi) fully vacates and/or goes “dark” with respect to 50% or more of the space demised under the 326,904 SF that it currently occupies (the “Dark Calculation Space”) for 30 consecutive days.

A “Specified Tenant Trigger Event Cure” means: (i) with respect to any monetary or material non-monetary default under Woodside Energy’s lease, Woodside Energy is no longer subject to such default; (ii) with respect to any applicable bankruptcy or insolvency proceedings involving Woodside Energy, Woodside Energy is no longer subject to such bankruptcy or insolvency proceedings; (iii) with respect to a Specified Tenant Trigger Event pursuant to clause (iii) and/or (vi) of the definition thereof, (A) Woodside Energy has reoccupied and/or recommenced its operations in a sufficient portion of its leased premises such that it is in occupancy and operating in at least 50% of the Dark Calculation Space (subject to adjustment for space that is being renovated and/or remodeled or that is occupied by subtenants), (B) Woodside Energy is paying full rent under its lease or (C) the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space, (iv) with respect to a Specified Tenant Trigger Event pursuant to clause (iv) of the definition thereof, Woodside Energy Group Ltd maintains a long-term credit rating of at least BBB+ by any two of S&P, Fitch and Moody’s and (v) with respect to a Specified Tenant Trigger Event pursuant to clause (v) of the definition thereof, the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space.

Right of First Refusal/Right of First Office. Woodside Energy has a right of first offer (“ROFO”) to purchase the 1500 Post Oak Boulevard Property so long as (i) Woodside Energy is leasing at least 75% of the rentable square feet in the premises and (ii) no significant event of default under the Woodside Energy lease exists. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

Terrorism Insurance. The 1500 Post Oak Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of 1500 Post Oak Boulevard Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity. The 1500 Post Oak Boulevard Whole Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-57

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-58

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

MHC Fund V
1 Harbourtown Vermilion, OH
2 Whispering Pines Warsaw, IN
3 Maple Grove Kendallville, IN
4 Friendly Village Adrian, MI
5 Colonial Kendallville, IN
6 Arrowhead Lake Swanton, OH
7 Recreacres Stevens Point, WI
8 Sherwood Greenville, OH
9 Town and Country Evansville, IN
10 Swanton Meadows Swanton, OH
11 Twinwall Toledo, OH
12 Rustic Cove Geneva, OH
13 Johnson Kendallville, IN
14 Grand Rapids Estates Grand Rapids, OH
15 Sylvania Estates Toledo, OH
Stevens Point
Plover
TOLEDO
MICHIGAN
OHIO
INDIANA
FORT WAYNE
INDIANAPOLIS
Evansville
KENTUCKY
CLEVELAND
AKRON
Lake Erie

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-59

Mortgage Loan No. 7 – MHC Fund V
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio(2):	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Various
Original Balance:	$54,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$54,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/NAP
Borrower Sponsors:	Kwame Granderson, Steven Anderson and Bradley Froling			Size(4):	2,335 Pads
Guarantors:	Kwame Granderson, Steven Anderson and Bradley Froling			Cut-off Date Balance Per Pad:	$23,126
Mortgage Rate:	5.4500%			Maturity Date Balance Per Pad:	$23,126
Note Date:	3/2/2026			Property Manager:	FTI Property Management, Inc.
Maturity Date:	3/5/2031				(borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(5):	$5,631,555
IO Period:	60 months			UW NCF:	$5,514,805
Seasoning:	1 months			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	L(25),YM1(32),O(3)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.85x
Additional Debt Balance:	NAP			Most Recent NOI(5):	$4,550,727 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,083,108 (12/31/2024)
				3rd Most Recent NOI:	$3,665,352 (12/31/2023)
Reserves(1)				Most Recent Occupancy(4):	66.6% (3/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	67.8% (12/31/2025)
RE Taxes:	$105,000	$49,441	NAP	3rd Most Recent Occupancy:	67.9% (12/31/2024)
Insurance:	$140,305	$16,110	NAP	Appraised Value (as of)(6):	$130,690,000 (Various)
Replacement Reserve:	$655,395	$9,729	NAP	Appraised Value per Pad(6):	$55,970
Required Repairs:	$1,758,846	$0	NAP	Cut-off Date LTV Ratio(6):	41.3%
Other Reserves:	$1,000,000	$0	NAP	Maturity Date LTV Ratio(6):	41.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$54,000,000	100.0%	Loan Payoff(7):	$47,385,069	87.8%
			Upfront Reserves:	$3,659,547	6.8%
			Closing Costs:	$2,853,839	5.3%
			Return of Equity:	$101,546	0.2%
Total Sources:	$54,000,000	100.0%	Total Uses:	$54,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The MHC Fund V Mortgage Loan (as defined below) does not allow for individual property releases.
(3)	See “Portfolio Summary” below.
(4)	The MHC Fund V Properties (as defined below) are comprised of 2,335 pads, 1,775 of which are pads with homes. The 1,775 pads with homes are 87.7% occupied as of the underwritten rent roll dated March 1, 2026.
(5)	The increase in UW NOI from Most Recent NOI is primarily attributable to: (i) annual rental increases achieved through March 1, 2026 and (ii) $359,580 in anticipated rental increases through the second quarter of 2026 included in lender underwriting.
(6)	Appraised Value (as of) represents the “As Portfolio” value as of January 9, 2026, inclusive of a 6.2% portfolio premium. The sum of the individual “as is” appraised values for the MHC Fund V Properties on a property-by-property basis is $123,090,000, as of various dates between October and November 2025, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 43.9% and 43.9%, respectively.
(7)	A portion of the Loan Payoff (approximately $24.4 million) is attributable to previously outstanding debt held by a borrower-affiliate. According to the borrower sponsors, it is anticipated that the holder of the borrower-affiliated debt will not retain an interest in the MHC Fund V Properties or MHC Fund V Mortgage Loan (as defined below) following a capital raise associated with the Delaware statutory trust (“DST”) structure (as described herein). We cannot assure you that the anticipated capital raise associated with the DST structure will occur as described above, or at all.

The Mortgage Loan. The seventh largest mortgage loan (the “MHC Fund V Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $54,000,000. The MHC Fund V Mortgage Loan is secured by a first priority fee mortgage encumbering the Borrower’s (as defined below) fee interests in 15 manufactured housing properties totaling 2,335 pads located across four states (collectively the “MHC Fund V Properties”, or the “Portfolio”).

The Borrower and the Borrower Sponsors. The Borrower is MHC Affordable Housing DST V (the “Borrower” or the “DST Borrower”), a Delaware statutory trust and special purpose entity. The Borrower has leased the MHC Fund V Properties to an affiliate of the Borrower (the “Master Tenant”) under a master lease. The Master Tenant is responsible for all property-level operations and pad level leasing across the Portfolio. See “DST and Master Lease Structure” herein.

The borrower sponsors and non-recourse carve-out guarantors for the MHC Fund V Mortgage Loan are Kwame Granderson, Steven Anderson and Bradley Froling. Kwame Granderson, the primary operating partner of the Borrower, is a co-founder and partner of MHC Capital, a manufactured housing focused owner and operator with a current portfolio of 26 communities across Indiana, Michigan, Ohio, Pennsylvania and Wisconsin. MHC Capital and its partners have been raising private investment capital for 30 years, with over $1 billion in structured transactions and more than 300 renovation projects.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-60

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

According to the borrower sponsors, it is anticipated that the subsequent capital raise following MHC Fund V Mortgage Loan origination associated with the creation of the DST Borrower will be used to buy out the equity interests of one or more of the prior beneficial owners of the MHC Fund V Properties (excluding the borrower sponsors). We cannot assure you that the anticipated capital raise associated with the DST structure will occur as described herein, or at all.

The Properties. The MHC Fund V Properties consist of 15 manufactured housing properties totaling 2,335 pads across four states. The MHC Fund V Properties are located in Ohio (eight properties, 50.6% of pads), Indiana (five properties, 34.6% of pads), Michigan (one property, 7.7% of pads) and Wisconsin (one property, 7.2% of pads). Across the MHC Fund V Properties there are 1,775 pads with homes (including tenant and park-owned homes (“POH”)), of which 547 are POH (non-collateral). The MHC Fund V Mortgage Loan is secured by the underlying pads (and associated revenues generated by these pads), not the physical improvements (including tenant-owned homes and POHs). Lender underwriting is inclusive of underlying pad rent and excludes all revenues attributable to POH rentals. According to the borrower sponsors, the POH, while currently 60.0% occupied, have potential for cost-effective renovations/turnarounds, with 53.9% of the 219 currently vacant POHs scheduled for light touch (<$7,500) renovations prior to re-leasing. According to the borrower sponsors, the MHC Fund V Properties were acquired through multiple transactions between 2017 and 2020 from non-institutional owners and, since 2019, the borrower sponsors have invested approximately $10.9 million on various capital improvements including infrastructure and roads, grounds maintenance and electrical improvements. The borrower sponsors plan to continue to make strategic capital investments to the MHC Fund V Properties. Accounting for rental increases through March 1, 2026, rental rates across the Portfolio have increased by a compound annual growth rate of 8.3% since 2022 with minimal tenant attrition. The MHC Fund V Properties are diversified across primarily rural markets, with no individual property representing more than 10.8% of the Portfolio’s total pad count. The MHC Fund V Mortgage Loan does not allow for individual releases of any of the MHC Fund V Properties.

The following table presents certain information relating to the MHC Fund V Properties:

Portfolio Summary
Property Name	City, State	Pads	Year Built	Occupancy(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	UW NCF	% of UW NCF
Harbourtown	Vermilion, OH	228	1974	92.5%	$7,550,085	14.0%	$17,210,000	$944,196	17.1%
Whispering Pines	Warsaw, IN	220	1975	95.0%	$6,448,940	11.9%	$14,700,000	$804,531	14.6%
Maple Grove	Kendallville, IN	251	1989	56.6%	$5,878,625	10.9%	$13,400,000	$537,872	9.8%
Friendly Village	Adrian, MI	179	1971	63.1%	$4,430,904	8.2%	$10,100,000	$475,064	8.6%
Colonial	Kendallville, IN	137	1972	82.5%	$3,891,299	7.2%	$8,870,000	$455,861	8.3%
Arrowhead Lake	Swanton, OH	246	1965	52.8%	$4,952,961	9.2%	$11,290,000	$391,197	7.1%
Recreacres	Stevens Point, WI	167	1970	70.1%	$3,601,755	6.7%	$8,210,000	$362,867	6.6%
Sherwood	Greenville, OH	177	1990	59.3%	$3,636,851	6.7%	$8,290,000	$345,154	6.3%
Town and Country	Evansville, IN	123	1975	75.6%	$2,325,128	4.3%	$5,300,000	$274,626	5.0%
Swanton Meadows	Swanton, OH	136	1970	56.6%	$2,368,998	4.4%	$5,400,000	$219,874	4.0%
Twinwall	Toledo, OH	136	1957	49.3%	$2,368,998	4.4%	$5,400,000	$249,902	4.5%
Rustic Cove	Geneva, OH	100	1950	66.0%	$1,974,165	3.7%	$4,500,000	$176,510	3.2%
Johnson	Kendallville, IN	77	1975	50.6%	$2,004,874	3.7%	$4,570,000	$137,042	2.5%
Grand Rapids Estates	Grand Rapids, OH	66	1978	68.2%	$1,162,564	2.2%	$2,650,000	$130,128	2.4%
Sylvania Estates	Toledo, OH	92	1942	31.5%	$1,403,851	2.6%	$3,200,000	$9,982	0.2%
Total/Wtd. Avg.		2,335		66.6%	$54,000,000	100.0%	$130,690,000(3)	$5,514,805	100.0%

(1)	Occupancy is based on the underwritten rent roll dated March 1, 2026.
(2)	There are no releases permitted pursuant to the MHC Fund V Mortgage Loan documents. Allocated loan amounts are calculated based on the MHC Fund V Properties’ individual appraised values for illustrative purposes only.
(3)	Total Appraised Value represents the “As Portfolio” value, inclusive of a 6.2% portfolio premium. The sum of the individual “as is” appraised values for the MHC Fund V Properties on a property by property basis is $123,090,000 as of various dates between October and November 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-61

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the unit mix at the MHC Fund V Properties:

Portfolio Unit Mix
Property Name	Total Pads	Leased Pads	Pads With Homes(1)	Total Pads % Occupancy(2)	Pads With Homes % Occupancy(1)	Park-Owned Homes(2)	Park-Owned Homes % Occupancy(1)(2)	Average Per Pad Rent(3)
Harbourtown	228	211	218	92.5%	96.8%	50	86.0%	$596
Whispering Pines	220	209	217	95.0%	96.3%	61	86.9%	$438
Maple Grove	251	142	161	56.6%	88.2%	100	81.0%	$452
Friendly Village	179	113	120	63.1%	94.2%	18	61.1%	$535
Colonial	137	113	121	82.5%	93.4%	46	82.6%	$455
Arrowhead Lake	246	130	183	52.8%	71.0%	63	15.9%	$503
Recreacres	167	117	119	70.1%	98.3%	24	91.7%	$488
Sherwood	177	105	133	59.3%	78.9%	40	30.0%	$449
Town and Country	123	93	105	75.6%	88.6%	20	40.0%	$435
Swanton Meadows	136	77	95	56.6%	81.1%	33	45.5%	$444
Twinwall	136	67	93	49.3%	72.0%	31	16.1%	$522
Rustic Cove	100	66	67	66.0%	98.5%	5	80.0%	$525
Johnson	77	39	47	50.6%	83.0%	25	68.0%	$453
Grand Rapids Estates	66	45	50	68.2%	90.0%	11	54.5%	$424
Sylvania Estates	92	29	46	31.5%	63.0%	20	15.0%	$478
Total/Wtd. Avg.	2,335	1,556	1,775	66.6%	87.7%	547	60.0%	$487

(1)	Occupancy is based on the underwritten rent roll dated March 1, 2026.
(2)	The Park-Owned Homes inventory is not collateral for the MHC Fund V Mortgage Loan, though the underlying pad and associated income are collateral for the MHC Fund V Mortgage Loan. Lender underwriting excludes all revenues associated with rental of physical Park-Owned Homes inventory, which are owned by various affiliates of the borrower sponsors.
(3)	Average Per Pad Rent is inclusive of anticipated annual rental rate increases through March 1, 2026.

The Markets. The appraisal concluded a projected stabilized occupancy for the MHC Fund V Properties of 89.0%, representing a 33.6% premium to in-place occupancy across the Portfolio. Similarly, in place pad rents of $487 represent a 7.4% discount to the appraisal’s concluded market rent per pad of $523, demonstrating growth potential and opportunity for value creation across the MHC Fund V Properties. The MHC Fund V Properties are located across four states; Ohio, Indiana, Michigan and Wisconsin; and nine markets. The top three markets by UW NOI are Kendallville, Indiana (three MHC Fund V Properties, 20.5% UW NCF, 465 pads), Toledo, Ohio (five MHC Fund V Properties, 18.2% UW NCF, 676 pads) and Sandusky, Ohio (one MHC Fund V Property, 17.1% UW NCF, 228 pads). These markets are largely tertiary with Kendallville, Indiana having a population of 10,255 and a median household income of $63,770 and Sandusky, Ohio having a population of 24,174 and a median household income of $50,139. The five properties within the Toledo, Ohio market are situated on the outskirts of the city’s statistical area, in more suburban and rural settings. The city of Toledo has a population of 263,314 and median household income of $49,724.

Appraisal. According to the appraisal report, the MHC Fund V Properties had an “As Portfolio” appraised value of $130,690,000, inclusive of an approximately 6.2% portfolio premium. The appraisal report also provides for an aggregate “as is” valuation on an individual property-by-property basis as of various dates in October and November 2025, of $123,090,000.

Environmental Matters. According to the Phase I environmental site assessments as of various dates in November 2025, there was no evidence of any recognized environmental conditions at the MHC Fund V Properties. The Phase I environmental site assessments also discuss open compliance concerns and repairs tied to wastewater treatment facilities at various MHC Fund V Properties, for which funds were reserved at origination of the MHC Fund V Mortgage Loan. (see “Wastewater Reserve” herein).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-62

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the MHC Fund V Properties:

Cash Flow Analysis(1)
	2023	2024	2025	UW	UW per Pad
Rental Income	$7,168,448	$7,679,593	$8,437,191	$9,454,122(2)	$4,048.87
Vacant Income	$0	$0	$0	$4,499,674	$1,927.06
Gross Potential Rent	$7,168,448	$7,679,593	$8,437,191	$13,953,796	$5,975.93
Utilities Reimbursements	$956,388	$915,718	$921,282	$921,282	$394.55
Concessions	($120,482)	($137,150)	($148,471)	($148,471)	($63.59)
Vacancy	$0	$0	$0	($4,499,674)	($1,927.06)
Other Income	$196,958	$209,986	$221,937	$221,937	$95.05
Effective Gross Income	$8,201,312	$8,668,147	$9,431,939	$10,448,870	$4,474.89

Real Estate Taxes	$566,328	$525,613	$503,086	$503,086	$215.45
Insurance	$151,899	$177,662	$219,406	$187,685	$80.38
Other Operating Expenses	$3,817,733	$3,881,764	$4,158,719	$4,126,543	$1,767.26
Total Expenses	$4,535,960	$4,585,038	$4,881,212	$4,817,315	$2,063.09

Net Operating Income	$3,665,352	$4,083,108	$4,550,727	$5,631,555(4)	$2,411.80
Replacement Reserves	$0	$0	$0	$116,750	$50.00
Net Cash Flow	$3,665,352	$4,083,108	$4,550,727	$5,514,805(4)	$2,361.80

Occupancy %	69.1%	67.9%	67.8%	66.6%(3)
NOI DSCR	1.23x	1.37x	1.53x	1.89x
NCF DSCR	1.23x	1.37x	1.53x	1.85x
NOI Debt Yield	6.8%	7.6%	8.4%	10.4%
NCF Debt Yield	6.8%	7.6%	8.4%	10.2%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	UW Rental Income is based on the in place rent roll as of March 1, 2026, in addition to approximately $359,580 in anticipated rental increases through the second quarter of 2026.
(3)	UW Occupancy % is based on the underwritten rent roll dated March 1, 2026.
(4)	The increase in UW Net Operating Income from the 2025 Net Operating Income is primarily attributable to: (i) annual rental increases achieved through March 1, 2026 and (ii) $359,580 in anticipated rental increases through the second quarter of 2026 included in lender underwriting.

Escrows and Reserves.

RE Taxes – At origination, the Borrower was required to make an upfront deposit of approximately $105,000 for real estate taxes. In addition, the Borrower is required to make monthly deposits in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $49,441).

Insurance – At origination, the Borrower was required to make an upfront deposit of approximately $140,305 for insurance. In addition, the Borrower is required to make monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $16,110).

Replacement Reserve – At origination, the Borrower was required to make an upfront deposit of approximately $655,395. In addition, the Borrower is required to make monthly deposits in an amount of approximately $9,729 for replacements ($50 per pad, per annum).

Required Repairs – At origination, the Borrower was required to make an upfront deposit of approximately $1,758,846 to be used in connection with immediate repairs to be completed within 120 days following the origination date of the MHC Fund V Mortgage Loan.

Wastewater Reserve – At origination, the Borrower was required to make an upfront deposit in the amount of $1,000,000 to be used in connection with construction and repairs of wastewater treatment facilities at various MHC Fund V Properties. On or before the date that is six months from the MHC Fund V Mortgage Loan origination, the Borrower is required to deliver to the lender a third-party report prepared by an environmental engineer, or other qualified engineer approved by the lender, which (i) assesses the condition of the wastewater treatment plants at certain MHC Fund V Properties for material deficiencies that would lead to inoperability beyond the scope of amounts to be paid from the Replacement Reserve, (ii) confirms that the treatment plants are functional and operational facilities in compliance with legal requirements or, to the extent applicable, clearly identifies required remediation needed to achieve such compliance and (iii) provides an estimate of all material repair costs. If the lender reasonably determines that the amount within the Wastewater Reserve will not be sufficient to pay for the required wastewater repairs based on the information within the wastewater reports, the lender will notify the Borrower in writing and the Borrower will be required to deposit (or will cause Master Tenant or Guarantor to deposit) the amount that the lender reasonably determines is sufficient to pay for the wastewater repairs.

Lockbox and Cash Management. The MHC Fund V Mortgage Loan is structured with a soft lockbox and springing cash management. Any rents received by the Borrower, Master Tenant, any other master tenant pursuant to a master sublease or the property manager are required to be deposited into a lender controlled lockbox account within two business days of receipt. If no Cash Sweep Period (as defined below) is in effect, all such amounts are required to be transferred to an account designated by the Borrower in accordance with the terms of the lockbox agreement. During the continuance of a Cash Sweep

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-63

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the MHC Fund V Mortgage Loan documents with all excess funds to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Sweep Period” will commence following the occurrence of any of the following: (i) an event of default; (ii) any bankruptcy action of the Borrower or the property manager; or (iii) the debt service coverage ratio falling below 1.25x. A Cash Sweep Period will end upon the occurrence of the following: (x) with regard to clause (i) above, the acceptance by the lender of a cure of such event of default; (y) with regard to clause (ii) above solely with respect to a bankruptcy action of the property manager, if the Borrower replaces the property manager with a “Qualified Manager” (in accordance with the MHC Fund V Mortgage Loan documents) within 60 days after such bankruptcy action; or (z) with regard to clause (iii) above, the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

DST and Master Lease Structure: The Borrower, MHC Affordable Housing DST V, is a Delaware statutory trust and special purpose entity. To accommodate certain restrictions related to the DST structure, the Borrower has leased the MHC Fund V Properties to the Master Tenant under a master lease. The Master Tenant maintains responsibility for all property-level operations and leasing across the Portfolio. The Master Tenant has pledged all rents received, including rents under the master sublease (as described below) and direct residential third-party leases, as well as all of its rights under any equity pledge (as described below), to the Borrower. All parties to the master lease and master sublease are Borrower affiliated.

Pursuant to the MHC Fund V Mortgage Loan documents, the Borrower assigned and pledged to the lender as security for the MHC Fund V Mortgage Loan: (i) all rents payable to the Borrower under any lease, including the master lease, and (ii) all rights of the Borrower, as assigned, specific to the master lease and master sublease structure, which includes any and all rights in connection with a pledge of equity that secures the obligations under the master sublease. In the event of a foreclosure, the lender would have the right to terminate the master lease and master sublease structure or assume the Borrower’s position in the master lease and master sublease structure and control the applicable POH-owning entities.

Each of the individual MHC Fund V Properties includes a number of non-collateral POHs owned by affiliates of the Borrower (the “Affiliated POH Owners”). To accommodate the MHC Fund V Mortgage Loan, the Affiliated POH Owners will sublease those pads containing POHs from the Master Tenant pursuant to a master sublease. Under the master sublease, the Affiliated POH Owners will only pay rent to the Master Tenant when the applicable pad and home are leased to a third party residential tenant. The master sublease provides for certain lender protections, such as subordination to the MHC Fund V Mortgage Loan documents (and the terms thereof) and requiring the parties to the sublease to comply with the terms of the MHC Fund V Mortgage Loan documents. In the event that the master lease terminates, the master sublease will terminate or become a direct lease, at the option of the lender.

Further, the MHC Fund V Mortgage Loan documents include various provisions related to the POHs and Affiliated POH Owners including: (i) POHs will only be sold for use at the applicable MHC Fund V Property subject to a site agreement for the pad or rented to third-parties pursuant to a lease and site agreement for the pad, (ii) any sale of a POH will be on commercially reasonable terms comparable to an arm’s-length transaction with an unrelated third party, (iii) the net sale proceeds from any POH sale will be distributed to the owners of the applicable Affiliated POH Owner in accordance with the applicable Affiliated POH Owner’s organizational documents, (iv) the Borrower will provide lender with statements detailing the POHs’ rent schedules and (v) Borrower or Master Tenant will ensure that all POH are maintained in good and safe condition. In addition, the MHC Fund V Mortgage Loan documents include various operational and maintenance covenants related to the POHs, including requiring that Borrower and Master Tenant may not permit any of the Affiliated POH Owners to remove any POH from the MHC Fund V Properties (other than in the case of (i) dilapidated POHs, (ii) temporary removal for repairs or maintenance with prompt return upon completion, or (iii) removal in connection with leasing to a direct residential tenant who owns their own home). Further, the MHC Fund V Mortgage Loan documents provide that during the continuance of an event of default, no POH may be removed from the applicable individual property without the Lender’s prior consent, other than where removal is required for health and safety reasons under applicable law.

Upon origination of the MHC Fund V Mortgage Loan, for nine of the 15 MHC Fund V Properties, each of the equity owners of the Affiliated POH Owners at such properties pledged its ownership interests in the related Affiliated POH Owners to the Master Tenant to secure the Affiliated POH Owners’ obligations under the master sublease. With respect to the remaining six properties, an affiliate of the Borrower will own all future POHs and the sole member of the related Affiliated POH Owner has likewise pledged its ownership interest in such entity to the Master Tenant as security for its obligations under the master sublease. According to the borrower sponsors, a portion of the POHs are subject to existing third party financing (six properties, up to 306 POHs) in the form of a $2.0 million line of credit, preventing such a pledge of equity. As of origination, the third party financing had a drawn balance of approximately $1.4 million (five properties, 155 POHs).

See “Risk Factors—Risks Relating to the Mortgage Loans—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the prospectus.

Release of Properties. None.

Terrorism Insurance. The MHC Fund V Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Borrower, in an amount equal to the full replacement cost of the MHC Fund V Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 12 months and a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-64

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-65

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-66

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

Westchester Medical Center
New York Medical College
Blythedale Children's Hospital
Grasslands Rd
Valhalla College
SUNY Westchester Comm. College
Sprain Brook Pkwy
Taconic State Parkway
METRO NORTH HARLEM LINE
VALHALLA
Kensico Lake
Valhalla
Mt. Kisco Rd
Cranberry Lake County Park
Rye Lake
Greenwich
FAIRFIELD COUNTY
CONNECTICUT
NEW YORK
Westchester County Airport
North White Plains
Lake St
Purchase St
Barnes Ln
Knollwood CC
Elmsford
Fairview
Bronx River Pkwy
NORTH WHITE PLAINS
Silver Lake Park
SUNY at Purchase
The Performing Arts Center
Brae Burn GC
Crossroads Shopping Center
Cross Westchester
Pace University
West Harrison
Purchase
Century CC
Anderson Hill Rd
Dobbs Ferry Rd
Westchester County Center
White Plains Transportation Center
360 Hamilton
360 Hamilton Avenue
White Plains, NY 10601
Metropolis CC
The College of Westchester
WHITE PLAINS
City Center
One City Place
Expwy
Fordham Univ. Graduate School fo Social Service
Manhattanville College
Dalewood I II & III Shopping Center
DOWNTOWN WHITE PLAINS
The Westchester
NY-Presbyterian Hospital-Westchester
The Centre
MasterCard
METRO NORTH
White Plains Hospital
Ridge Road Park
Westchester Square
White Plains
Bryant Ave
Burke Neurological Institute
NewYork - Presbyterian Medical Center
Red Oak Corp. Park
Morgan Stanley
Hartsdale
West Post Road
Soundview Ave
WESTCHESTER COUNTY
Hiscox Business Insurance
North St
Central Park Ave
Scarsdale GC
HARTSDALE
Sunningdale CC
Scarsdale Park Mall
Ridgeway
Westchester Hills CC
Kenilworth Rd
Mamaroneck Ave
Fenway GC
Secor Rd
Rosedale Ave
Hutchinson River Pkwy
Westchester CC
North St
Scarsdale
Saxon Woods County Park
Harrison
Pleasant Ridge Rd
Apawamis CC
Saxon Woods GC
Union Ave
Rye
New England Thruway
Quaker Ridge GC
Mamaroneck Ave
N.Y. City 28 miles
HARRISON
METRO NORTH
9A
100
22
684
287
119
120
125
127
104
95
STAMFORD
NEW JERSEY
YONKERS
New Rochelle
BRONX
NEW YORK CITY
MANHATTAN
QUEENS
LONG ISLAND
Long Island Sound

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-67

Mortgage Loan No. 8 – 360 Hamilton

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	White Plains, NY 10601
Original Balance:	$49,000,000			General Property Type:	Office
Cut-off Date Balance:	$49,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1973/1999, 2020, 2021
Borrower Sponsor:	TKF Burnside Real Estate Partners			Size:	391,798 SF
Guarantors:	Richard Clark and Dennis Friedrich			Cut-off Date Balance PSF:	$125
Mortgage Rate:	6.0000%			Maturity Date Balance PSF:	$125
Note Date:	2/25/2026			Property Manager:	G&E Real Estate Management
Maturity Date:	3/1/2031				Services, Inc.
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	1 month			UW NOI:	$8,544,405
IO Period:	60 months			UW NCF:	$8,267,935
Seasoning:	0 months			UW NOI Debt Yield:	17.4%
Prepayment Provisions:	L(24),YM1(30),O(6)			UW NCF Debt Yield:	16.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	17.4%
Additional Debt Type:	NAP			UW NCF DSCR:	2.77x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,845,716 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$8,223,345 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$8,093,629 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.5% (1/1/2026)
RE Taxes:	$690,657	$217,223	NAP	2nd Most Recent Occupancy:	80.0% (12/31/2024)
Insurance:	$30,671	$30,671	NAP	3rd Most Recent Occupancy:	84.9% (12/31/2023)
Replacement Reserve:	$7,700,000	Springing(2)	$235,079(3)	Appraised Value (as of)(2):	$76,740,039 (3/9/2026)
TI/LC Reserve:	$1,936,877	$65,300	NAP	Appraised Value PSF(2):	$196
Free Rent Reserve:	$2,300,787	$0	NAP	Cut-off Date LTV Ratio:	63.9%
Outstanding TI/LC Reserve:	$2,575,039	$0	NAP	Maturity Date LTV Ratio:	63.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,000,000	65.7%	Purchase Price(3):	$56,652,366	76.0%
Borrower Sponsor Equity:	$25,566,137	34.3%	Upfront Reserves:	$15,234,031	20.4%
			Closing Costs:	$2,679,740	3.6%
Total Sources:	$74,566,137	100.0%	Total Uses:	$74,566,137	100.0%

(1)	See “Escrows and Reserves”.
(2)	Appraised value is based on the “Prospective Value Upon Funded Reserve” value as of March 9, 2026, reflecting a hypothetical assumption that reserves in the amount of $10,240,039 are fully funded at loan origination for certain capital expenditures and outstanding contractual leasing obligations. At origination, the borrower deposited (i) $7.7 million for replacement reserves, (ii) approximately $2.6 million for all outstanding tenant improvement and leasing commissions and (iii) approximately $2.3 million for all outstanding free rent obligations. The appraisal concluded an “as-is” value as of January 9, 2026, for the 360 Hamilton Property (as defined below) of $66,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 73.7% and 73.7%, respectively.
(3)	The borrower sponsor acquired the 360 Hamilton Property for a gross purchase price of $67,500,000. Purchase Price above reflects the net purchase price accounting for certain seller credits in the amount of $10,847,634 for outstanding leasing obligations ($5,147,634) and capital expenditures ($5,700,000), the outstanding portion of which was reserved at origination. Approximately $271,808 of seller credits earmarked for free rent burned off prior to origination. At origination, the borrower sponsor deposited an additional $2.0 million into the capital expenditure reserve, bringing the total capital expenditure reserve balance to $7.7 million.

The Mortgage Loan. The eighth largest mortgage loan (the “360 Hamilton Mortgage Loan”) is evidenced by one promissory note with an original principal balance of $49,000,000. The 360 Hamilton Mortgage Loan is secured by the borrower’s fee interest in a 391,798 SF office property which sits above a multi-level, 530-space parking structure, located in White Plains, New York (the “360 Hamilton Property”).

The Borrower and the Borrower Sponsor. The borrower for the 360 Hamilton Mortgage Loan is TKF Burnside 360 Hamilton Owner LLC, a Delaware limited liability company. The non-recourse carveout guarantors are Richard Clark and Dennis Friedrich, the co-founders of TKF Burnside Real Estate Partners (“TKF”), the borrower sponsor.

TKF is a private real estate investment and operating firm that targets office, multifamily, retail and mixed-use properties in select metropolitan areas including New York City, Washington D.C., Boston, Los Angeles, Denver and South Florida. TKF’s strategy focuses on opportunistic assets which have strong value enhancement potential through repositioning, redevelopment and leasing. TKF is led by Dennis Friedrich, a senior leader in the real estate industry with over 30 years of real estate investment and development experience including a 20 year career at Brookfield where he was responsible for $17 billion in mergers and acquisitions (“M&A”), asset acquisition and disposition activity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-68

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The Property. The 360 Hamilton Property is a Class A, 12-story office building comprised of 391,798 SF, which sits above a multi-level, 530-space parking structure (resulting in a parking ratio of 1.35 spaces per 1,000 SF) located in White Plains, New York. The borrower sponsor purchased the 360 Hamilton Property in February 2026 for $67.5 million (gross purchase price) contributing approximately $25.6 million of cash equity. The 360 Hamilton Property offers extensive amenities including a café and executive dining room, a 140-seat teleconferencing auditorium, a private boardroom with internet access, a fitness center with locker rooms, a steam room and showers and outdoor amenity space that includes a bocce ball court and a basketball court. The 360 Hamilton Property was built in 1973 and most recently renovated by the prior owner in 2020/2021. The renovations completed include refreshes to the lobby, upper floor hallways and bathrooms, among other projects. The borrower sponsor anticipates completing further enhancements (capitalized via $7.7 million in upfront reserves) to various amenities including the lobby, building café and conference center, among other improvements.

As of January 1, 2026, the 360 Hamilton Property is 84.5% occupied by 30 tenants, of which eight are investment grade rated or AM Law #100 ranked, comprising 59.9% NRA and 74.4% UW Rent. Investment grade tenants have, on average, occupied their spaces at the 360 Hamilton Property for a tenure of approximately 10.2 years. Top tenants at the 360 Hamilton Property include Skadden, Arps, Slate, Meagher & Flom (“Skadden”) (AM Law #5, 14.4% NRA, 18.3% UW Rent), Merrill Lynch (M/S/F: A1/A-/AA-, 12.6% NRA, 17.6% UW Rent) and Heineken (M/S/F: A3/BBB+/NR, 13.2% NRA, 14.0% UW Rent). Notably, the 360 Hamilton Property serves as Heineken’s United States headquarters. The 360 Hamilton Property benefits from a granular tenant mix with no tenant accounting for greater than 14.4% of NRA or 18.3% of UW Rent. Tenant demand for the 360 Hamilton Property has remained steady post COVID-19 pandemic, with nine new or renewal leases signed since 2022, comprising an aggregate of approximately 39.0% of NRA and 45.3% of UW Rent. Though the appraisal’s concluded office market rent ($39.43 PSF) is marginally less than in-place underwritten office rent ($42.58 PSF), the 360 Hamilton Mortgage Loan is structured with a debt service coverage ratio (“DSCR”) of 2.77x and is well positioned to absorb certain deteriorations in leasing spreads. Further, the 360 Hamilton Mortgage Loan is structured with an approximately $1.9 million upfront reserve to capitalize future leasing obligations, despite limited rollover throughout the term of the 360 Hamilton Mortgage Loan.

The 360 Hamilton Property is located in White Plains, New York, just a few blocks from the White Plains Transportation Center, which has undergone a $95 million renovation and provides express service to Grand Central Terminal. White Plains, New York is a suburb of New York City and a commercial hub of Westchester County. The 360 Hamilton Property also benefits from immediate access to I-287, the Bronx River Parkway and is only a 15-minute drive from the Westchester County Airport. The 360 Hamilton Property is located in the White Plains Central Business District (“CBD”) office market, which has created a mix of walkable amenities via mixed-use projects like Hamilton Green and the Galleria redevelopment. The White Plains Galleria redevelopment is a multi-billion dollar plan to reconstruct the Galleria at White Plains, a former shopping mall just a few blocks away from the 360 Hamilton Property into a mixed-use residential building featuring a grocery store and dining retail portions.

The 360 Hamilton Property had previously been financed via a multi-property cross-collateralized portfolio (allocated loan amount of approximately $89.0 million). Collectively, the portfolio securing the prior financing underperformed, ultimately resulting in a lender-driven sale with the borrower sponsor having acquired the 360 Hamilton Property from an affiliate of SL Green and Cappelli Organization (on a standalone basis) at a reset mortgage basis. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

Major Tenants.

Skadden (AM Law #5, 56,487 SF; 14.4% of NRA; 18.3% of UW Rent) is an American multinational law firm headquartered in New York City. Skadden has approximately 1,800 lawyers and is the fourth highest grossing law firm in the United States. Skadden works in more than 50 practice areas including capital markets, M&A, corporate governance and restructuring. Skadden was named Best Lawyers’ 2026 Law Firm of the Year for corporate law and a 2025 Law360 Mergers & Acquisitions Practice Group of the Year, in addition to receiving the US Corporate M&A Law Firm of the Year 2023 Chambers USA Awards. Skadden’s global presence spans across 8 US offices and 13 international offices from New York to Shanghai. Skadden has also been named the top corporate law firm in the United States in Corporate Board Member magazine’s annual survey of America’s Best Corporate Law Firms more times than any other law firm. According to the borrower sponsor, Skadden has invested heavily in its leased space. Skadden has occupied its leased space since 2002 with a lease expiration in March 2031, two, five-year renewal options and no termination options.

Merrill Lynch (49,272 SF; 12.6% of NRA; 17.6% of UW Rent) is an American investment management and wealth management division of Bank of America. Merrill Lynch employs over 14,000 financial advisors and manages $2.8 trillion in client assets ($3.4 trillion for global wealth and investment management). According to the borrower sponsor, Merrill Lynch has invested heavily into building out its leased space and utilizes its space as one of their approximately 500 wealth management offices. Merrill Lynch has occupied its leased space since 2020, with a lease expiration in October 2032, and two five-year renewal options. The Merrill Lynch lease contains a termination option effective October 31, 2027, subject to 15 months’ notice and a payment of an estimated termination fee equal to $3,288,509.

Heineken (51,710 SF; 13.2% of NRA; 14.0% of UW Rent) is a Dutch multinational brewing company, founded in 1864 and is the world’s second-largest beer producer. Heineken is known for its iconic green bottle and red star and owns over 165 brands such as Amstel, Tiger and Tecate. Heineken has a deep focus on global reach, sustainability and a balanced growth strategy through innovation and digital tools while maintaining its family-rooted heritage. Heineken utilizes its space at the 360 Hamilton Property as its U.S. headquarters. Heineken plans to invest heavily into building out its leased space with an allocated budget of $1,672,007 for capital improvements, according to the appraisal. Heineken has occupied its leased space since 2000, with a lease expiration in November 2033 and one five-year renewal option. The Heineken lease contains a termination option effective November 30, 2031, subject to 12 months’ notice and a payment of an estimated termination fee equal to $1,540,392.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-69

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to the tenancy at the 360 Hamilton Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch) (2)	Tenant SF(3)	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Skadden(4)	NR/NR/NR	56,487	14.4%	$2,487,556	18.3%	$44.04	3/30/2031	2 x 5 years	N
Heineken(5)	A3/BBB+/NR	51,710	13.2%	$1,901,270	14.0%	$36.77	11/30/2033	1 x 5 years	Y
Merrill Lynch(6)	A1/A-/AA-	49,272	12.6%	$2,397,328	17.6%	$48.65	10/31/2032	2 x 5 years	Y
Webster Bank(7)	Baa2/BBB+/NR	31,718	8.1%	$1,260,791	9.3%	$39.75	6/30/2028	1 x 5 years	Y
Arch Capital(8)	A3/A/A-	21,994	5.6%	$922,978	6.8%	$41.96	5/31/2033	2 x 5 years	Y
DelBello / DDDWW(9)	NR/NR/NR	17,884	4.6%	$617,096	4.5%	$34.51	1/31/2036	2 x 5 years	Y
National Econ.(10)	NR/NR/NR	13,817	3.5%	$579,694	4.3%	$41.96	7/31/2032	2 x 5 years	Y
Crown Castle Fiber	NR/NR/NR	10,430	2.7%	$511,070	3.8%	$49.00	7/31/2028	1 x 5 years	N
Prudential	A3/A/A-	10,632	2.7%	$454,164	3.3%	$42.72	5/31/2027	2 x 5 years	N
Flagstar Bank	B1/NR/BB-	8,021	2.0%	$385,008	2.8%	$48.00	10/31/2026	1 x 5 years	N
Top 10 Tenants Total/Wtd. Avg.		271,965	69.4%	$11,516,955	84.6%	$42.35
Other Occupied		58,997	15.1%	$2,098,275	15.4%
Vacant		60,836	15.5%
Total		391,798	100.0%	$13,615,230	100.0%

(1)	Based on the underwritten rent roll as of January 1, 2026, inclusive of contractual rent steps through January 2027.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Certain tenants are inclusive of associated storage spaces less than 500 SF.
(4)	Skadden is in occupancy though currently subject to abated rent through March 2026 with an aggregate rent reduction of approximately $201,878.
(5)	Heineken may terminate its lease effective November 30, 2031, subject to 12 months’ prior notice and an estimated payment of a termination fee equal to $1,540,392. Heineken is in occupancy though currently subject to abated rent from May 2026 to November 2026 with an aggregate rent reduction of approximately $1,527,765.
(6)	Merrill Lynch may terminate its lease effective October 31, 2027, subject to 15 months’ prior notice and an estimated payment of a termination fee equal to $3,288,509.
(7)	Webster Bank may terminate its lease effective July 1, 2026, subject to six months’ prior notice and an estimated payment of a termination fee equal to $1,795,712.
(8)	Arch Capital may terminate its lease effective January 1, 2030, subject to 12 months’ prior notice and an estimated payment of a termination fee equal to $1,237,449.
(9)	DelBello/DDDWW may terminate its lease effective January 30, 2031, January 30, 2033 or January 30, 2035, each with a nine months’ prior notice and no termination fee.
(10)	National Econ. may terminate its lease effective December 1, 2028, subject to 12 months’ prior notice and an estimated payment of a termination fee equal to $1,045,394.

The following table presents certain information relating to the lease rollover schedule at the 360 Hamilton Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2026	3	10,444	2.7%	2.7%	$492,654	3.6%	3.6%	$47.17
2027	4	27,982	7.1%	9.8%	$813,969	6.0%	9.6%	$29.09
2028	2	42,148	10.8%	20.6%	$1,771,861	13.0%	22.6%	$42.04
2029	1	6,708	1.7%	22.3%	$284,743	2.1%	24.7%	$42.45
2030	0	0	0.0%	22.3%	$0	0.0%	24.7%	$0.00
2031	3	67,329	17.2%	39.5%	$2,908,213	21.4%	46.1%	$43.19
2032	4	70,846	18.1%	57.5%	$3,357,115	24.7%	70.7%	$47.39
2033	3	77,267	19.7%	77.3%	$2,964,947	21.8%	92.5%	$38.37
2034	0	0	0.0%	77.3%	$0	0.0%	92.5%	$0.00
2035	0	0	0.0%	77.3%	$0	0.0%	92.5%	$0.00
2036 & Thereafter	12	28,238	7.2%	84.5%	$1,021,728	7.5%	100.0%	$36.18
Vacant	0	60,836	15.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	32	391,798	100.0%		$13,615,230	100.0%		$34.75

(1)	Based on the underwritten rent roll as of January 1, 2026, inclusive of contractual rent steps through January 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-70

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The Market. The 360 Hamilton Property is situated in the White Plains CBD office submarket, within the broader Westchester County office market. The White Plains CBD office submarket is among the larger, higher performing office submarkets in Westchester County. The White Plains CBD office submarket commands a rental premium in comparison to nearby competing submarkets (approximately 18.7%), primarily due to its express access to New York City. The White Plains CBD office submarket has the highest concentration of high-rise Class A office buildings in the broader Westchester County office market. Beginning in the 1950s, many major corporations based in New York City moved operations to White Plains including Sabra, General Foods, PepsiCo, IBM, Nestle, Snapple and Heineken USA (located in the 360 Hamilton Property).

As of the first quarter of 2026, the White Plains CBD office submarket is comprised of 5.0 million SF of supply, with a vacancy rate of 14.3% and average rents of approximately $35.71. Of note, the appraisal identifies no new office supply currently under construction. During the third quarter of 2025, the White Plains CBD office submarket was the primary driver contributing to the broader Westchester County office market’s growth. The White Plains CBD office submarket led all Westchester County submarkets in leasing activity for the second consecutive year, contributing 39% of 2025’s total leasing volume. The White Plains CBD office submarket recorded 27,000 SF of new activity in the fourth quarter of 2025, bringing its full-year total to 338,000 SF. Annual leasing rose 12% from the prior year, as the White Plains CBD office submarket saw an influx of tenants relocating from the northern part of Westchester County. The White Plains CBD office submarket also posted 121,000 SF of renewals, including Westchester County’s largest deal of 2025, Heineken’s 51,000 SF renewal at the 360 Hamilton Property.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the 360 Hamilton Property:

Market Rent Conclusions(1)
	Market Rent (PSF)	Average Lease Term	Escalations	Tenant Improvements (New Tenants)	Tenant Improvements (Renewals)	Leasing Commissions (New Tenants)	Leasing Commissions (Renewals)
Low/Mid Floors	$36.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Upper Floors	$39.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Premium Space	$42.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Storage/Other	$13.00	60 Months	2.50% per year	$0.00	$0.00	5.00%	2.50%

(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 360 Hamilton Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built/Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
360 Hamilton 360 Hamilton Avenue White Plains, NY	1973/1999, 2020, 2021		391,798(2)		10.3(2)(3)	$42.58(2)(4)
Gateway 1 1 North Lexington Avenue, White Plains, NY	1985/2022	Pure Insurance Leason Ellis Law	33,369 15,500	Apr-25 Oct-24	11.5 11.0	$40.00 $37.50
GDC City Square Office Complex 50 Main Street, White Plains, NY	1986/2022	Invesco Real Estate	6,069	May-21	5.8	$39.50
Ten Bank Street 10 Bank Street, White Plains, NY 10686	1989/2023	Matrix Asset Advisors Amur Capital Group	3,154 4,631	March-25 June-24	6.4 5.4	$37.00 $39.00
Class A Office Properties 7 Renaissance Square, White Plains, NY	2008/2022	OnMed Interoceanic Corporation	8,477 5,500	March-25 Jun-23	5.0 5.0	$39.50 $41.00
White Plains Plaza One North Broadway & 445 Hamilton Ave, White Plains, NY	1968/2019	NOF American Corp. Divney, Tung Schwalbe	2,468 9,188	Dec-23 May-23	7.3 5.0	$32.00 $32.00
Westchester One 44 S. Broadway & 120 Westchester Ave, White Plains, NY	1976/2015	Melody Capital	16,159	Sep-22	10.0	$35.00
Grand Street Plaza 140 & 150 Grand Street, White Plains, NY	1962/2017	777 Partners	5,805	Sep-23	10.8	$30.50
Urban Class A Office Building 81 Main Street, White Plains, NY	1984/2003	Harrington, Ocko & Mank Maxwell Shmerler & Co CPA	8,966 3,574	Mar-24 Aug-23	5.3 5.5	$31.50 $32.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of January 1, 2026.
(3)	Represents the weighted average lease term of all occupied office tenants based on UW Base Rent.
(4)	Represents the average Rent PSF of all occupied office tenants.

Appraisal. Appraised value of $76,740,039 is based on the “Prospective Value Upon Funded Reserve” value as of March 9, 2026, reflecting a hypothetical assumption that reserves in the amount of $10,240,039 are fully funded at loan origination for certain capital expenditures and outstanding contractual leasing obligations. At origination, the borrower deposited (i) $7.7 million for replacement reserves, (ii) approximately $2.6 million for all outstanding tenant

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-71

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

improvement and leasing commissions and (iii) approximately $2.3 million for all outstanding free rent obligations. The appraisal concluded an “as-is” value as of January 9, 2026, for the 360 Hamilton Property of $66,500,000.

Environmental Matters. The Phase I environmental site assessment dated December 5, 2025 (the “ESA”) did not identify any recognized environmental conditions (a “REC”) at the 360 Hamilton Property. However, the ESA identified three historical RECs at the 360 Hamilton Property related to the release of fuel oil and other hazardous materials from 1999 to 2022, all of which have been remediated and granted closure by the New York State Department of Environmental Conservation with no further investigation recommended at this time.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 360 Hamilton Property:

Cash Flow Analysis(1)
	2023	2024	2025	UW	UW PSF
Rents in Place	$12,679,699	$12,466,734	$13,267,877	$13,615,229	$34.75
IG Rent Steps(2)	$0	$0	$0	$159,647	$0.41
Vacant Income	$0	$0	$0	$2,507,335	$6.40
Gross Potential Rent	$12,679,699	$12,466,734	$13,267,877	$16,282,210	$41.56

CAM	$1,407,736	$1,519,224	$1,629,128	$1,538,062	$3.93
Net Rental Income	$14,087,434	$13,985,958	$14,897,005	$17,820,273	$45.48

Vacancy	$0	$0	$0	($2,507,335)	($6.40)
Other Income	$856,561	$839,669	$825,480	$812,190	$2.07
Effective Gross Income	$14,943,996	$14,825,628	$15,722,486	$16,125,128	$41.16

Real Estate Taxes	$2,918,442	$1,951,340	$2,508,483	$2,530,758	$6.46
Insurance	$174,730	$286,177	$347,426	$368,057	$0.94
Management Fee	$448,320	$444,769	$471,675	$483,754	$1.23
Other Operating Expenses	$3,308,875	$3,919,997	$4,549,186	$4,198,155	$10.72
Total Expenses	$6,850,367	$6,602,283	$7,876,769	$7,580,723	$19.35

Net Operating Income	$8,093,629	$8,223,345	$7,845,716	$8,544,405	$21.81
Replacement Reserves	$0	$0	$0	$78,360	$0.20
TI/LC(3)	$0	$0	$0	$198,110	$0.51
Net Cash Flow	$8,093,629	$8,223,345	$7,845,716	$8,267,935	$21.10

Occupancy %(4)	84.9%	80.0%	82.5%	84.4%
NOI DSCR	2.72x	2.76x	2.63x	2.87x
NCF DSCR	2.72x	2.76x	2.63x	2.77x
NOI Debt Yield	16.5%	16.8%	16.0%	17.4%
NCF Debt Yield	16.5%	16.8%	16.0%	16.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	IG Rent Steps are based on straight line average rent for investment grade rated tenants through the lesser of loan or lease term.
(3)	UW TI/LC is inclusive of a $193,688 offset against underwritten TI/LC expenditures based on the upfront TI/LC reserve for future leasing in the amount of $1,936,877.
(4)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $690,657 with the lender and is required to make a monthly deposit on each payment date equal to $217,223, representing 1/12th of the taxes and other charges that the lender estimates will be payable during the next 12 month period.

Insurance – At origination, the borrower was required to make an upfront deposit of approximately $30,671, and is required to make a monthly deposit on each payment date equal to $30,671 thereafter.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $7,700,000. If the balance in the replacement reserve account is less than $500,000, then a monthly deposit of $6,529.97 will be required. At any given time, the replacement reserve account will be capped at 36 monthly replacement reserve deposits ($235,079).

TI/LC Reserve – At origination, the borrower reserved $1,936,877 with the lender and is required on each payment date to reserve an amount equal to $65,300 for tenant improvement and leasing commission obligations.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-72

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

Free Rent Reserve – At origination, the borrower reserved $2,300,787 to cover free rent, gap rent or rent abatement for the tenants at the 360 Hamilton Property.

Outstanding TI/LC Reserve – At origination, the borrower reserved $2,575,039 to cover outstanding improvement and leasing commission obligations for the tenants at the 360 Hamilton Property.

Lockbox and Cash Management. The 360 Hamilton Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower must maintain a lockbox account under the lender’s sole dominion and control and deliver tenant direction letters requiring all tenants to remit rent directly to the lockbox. Any rents otherwise received by the borrower or the property manager must be deposited into the lockbox within two business days after receipt. All amounts deposited into the lockbox are held as additional security for the debt. If no Cash Sweep Period (as defined below) is in effect, lockbox collections are transferred in accordance with the lockbox agreement to an account designated by the borrower. During any Cash Sweep Period, the lockbox bank must sweep all lockbox funds once each business day to a lender-controlled cash management account. Funds in the cash management account are applied to the monthly debt service payment amount and the required reserve and escrow deposits (including taxes and insurance, replacement reserves and rollover reserves), with the borrower’s payment obligations deemed satisfied to the extent sufficient funds are on deposit when due. Any excess cash flow is then deposited (i) during a Lease Sweep Period (as defined below) into a lease sweep reserve account held by the lender as additional security for approved leasing costs for the affected space, or (ii) if there is no Lease Sweep Period, into an excess cash flow reserve account held by the lender as additional security for the 360 Hamilton Mortgage Loan.

A “Cash Sweep Period” begins upon the occurrence of any of the following: (a) an event of default; (b) any bankruptcy action with respect to the borrower or the property manager; (c) a DSCR of less than 1.30x (a “DSCR Trigger”); or (d) the commencement of a Lease Sweep Period. A Cash Sweep Period is no longer continuing (i) if caused by a DSCR Trigger, DSCR is at least 1.30x for two consecutive calendar quarters; (ii) if caused by an event of default, the lender accepts a cure (the lender may accept in the lender’s reasonable discretion; provided, however, that if (i) the lender has applied for the appointment of a receiver pursuant to the 360 Hamilton Mortgage Loan, (ii) the lender has declared the entire unpaid debt to be immediately due and payable, or (iii) the lender has commenced a foreclosure action pursuant to the 360 Hamilton Mortgage Loan, the lender is not obligated to accept such cure and may reject or accept such cure in lender’s sole and absolute discretion); (iv) if caused by a manager bankruptcy, the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days; or (v) if caused by a Lease Sweep Period, the Lease Sweep Period has ended. No cure is permitted for a borrower bankruptcy. In addition, cures under clauses (ii)–(v) above may occur no more than four times in the aggregate during the term of the 360 Hamilton Mortgage Loan, no event of default may be continuing, and the borrower must pay the lender’s reasonable expenses in connection with such cure.

A “Lease Sweep Period” is a tenant-focused sweep tied to designated “Lease Sweep Leases” (initially, the Skadden and Merrill Lynch leases, or permitted replacements). A Lease Sweep Period commences upon the first payment date after the earliest to occur of any of the following: (i) with respect to each Lease Sweep Lease, (A) 12 months before the earliest stated expiration of a Lease Sweep Lease (including any renewal term); and (B) upon the date by which the tenant under the applicable Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (ii) the receipt of notice from any tenant under a Lease Sweep Lease (other than the lease with Merrill Lynch) exercising its right to terminate its Lease Sweep Lease; (iii) the date that a Lease Sweep Lease (other than Merrill Lynch), is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice from any tenant (other than Merrill Lynch) under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (iv) the tenant vacates, abandons or ceases to use all or any material portion of its premises, or gives written notice of intent to do so; (v) an insolvency proceeding involving a tenant under a Lease Sweep Lease or its parent; or (vi) 100% of the related premises is subleased or listed for sublease.

A Lease Sweep Period ends upon satisfaction of specified conditions, including: (a) in the case of clauses (i), (ii), (iii), (iv) and (vi), the affected space is re-leased under one or more Qualified Lease(s) (as defined below) and, in the lender’s judgment, sufficient funds have accumulated in the lease sweep reserve to cover all anticipated approved tenant improvements, leasing commissions, any scheduled free-rent and/or abatement periods, or operating expenses resulting from any anticipated downtime prior to rent commencement; (b) in the case of clause (i), the subject tenant irrevocably exercises a renewal or extension option for all of its space (provided, that if Skadden is the subject tenant exercising such renewal or extension option, the Lease Sweep Period does not end unless either (A) Merrill Lynch has also irrevocably exercised a renewal or extension option for a term of not less than five years or (B) clause (a) is satisfied as if Merrill Lynch caused the Lease Sweep Period), with sufficient funds reserved for any related concessions; (c) in the case of clause (ii), any termination option is not validly exercised by the latest exercise date or is validly and irrevocably waived in writing by the related tenant; (d) in the case of clause (v), in an insolvency proceeding, the lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or (e) in the case of clause (vi), all listings for subletting are removed and the tenant is no longer subletting the space.

A “Qualified Lease” means either (A) a modification of the Lease Sweep Lease approved by the lender (i) with a term of at least five years, (ii) for at least 95% of the square footage occupied by the applicable Lease Sweep Lease tenant and (iii) including base rent and additional rent of at least 95% of the lesser of (x) then-current full and unabated rent due under the applicable Lease Sweep Lease or (y) market rent, or (B) one or more replacement lease(s) (i) with an initial term of at least five years, (ii) entered into in accordance with the 360 Hamilton Mortgage Loan agreement and reasonably approved by the lender, (iii) on market terms, including, among other things, recoveries and tenant improvement allowances, and (iv) including base rent and additional rent equal to or greater than 95% of (x) then-current full and unabated rent due under the applicable Lease Sweep Lease or (y) market rent.

During any Lease Sweep Period, all excess cash flow on each payment date is deposited into the lease sweep reserve account and may be drawn monthly (subject to customary documentation) to fund approved third-party leasing costs for the affected space. Remaining amounts are released when occupancy and other post-leasing conditions have been satisfied, with any required holdbacks retained for unpaid tenant improvement/leasing commission obligations or scheduled rent abatements and disbursed pursuant to an agreed schedule. If no Lease Sweep Period is in effect during a Cash Sweep Period, excess cash flow is deposited into an excess cash flow reserve account; amounts in that account may be applied to approved leasing items or, with lender consent, replacements, and are released following a Cash Sweep Period cure. During any event of default or borrower/manager bankruptcy, the lender may apply funds on deposit in the lockbox and/or cash management account to the debt in its discretion.

Terrorism Insurance. The 360 Hamilton Mortgage Loan documents require that the borrower maintain comprehensive “all risk" or “special form” property insurance in an amount equal to 100% of full replacement cost, and business income/loss of rents insurance for at least 18 months with an extended period of indemnity of up to 12 months, which must include coverage for acts of terrorism; while the federal Terrorism Risk Insurance Program

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-73

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

Reauthorization Act of 2015 is in effect and covers both domestic and foreign acts. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Partial Release. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-74

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-75

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

785 Flushing Avenue
785 Flushing Avenue
Brooklyn, NY 11206
BROOKLYN
QUEENS
East River
Greenpoint
East Williamsburg
Williamsburg
Bushwick
Fresh Pond
Bedford-Stuyvesant
Clinton Hill
Prospect Heights
Crown Heights
Hunters Point
Pulaski Bridge
The Box House Hotel
Silvercup Studios East
LI Expwy
495
278
First Calvary Cemetery
Newtown Creek
Le Fanfare
Bakeri
Eagle + West
The Greenpoint Gallery
Broadway Stages
The Java Project
Greenpoint Ave.
Kingsland Ave.
WNYC Transmitter Park
The Brooklyn Barge
Key Food
Broadway Stages
Brooklyn EXPO Center
Henry Norman Hotel
Windmill Studios
Meeker Ave.
Greenpoint Sidewalk Clock
Manhattan Ave.
McGuinness Blvd.
Msgr McGolrick Park
La Guardia Airport 4 miles
Hurricane Point
Brooklyn Winery
Warsaw Concerts
Arlo Williamsburg
McCarren Park
E. River State Park
Brooklyn Bowl/ Brooklyn Brewery
Coda Williamsburg
Music Hall of Williamsburg
Museum of Food and Drink (MOFAD) Lab
Brooklyn-Queens Expwy
Studio Eberle
Brooklyn Steel
Vandervoort Ave.
National Grid
Grand St.
Nitehawk Cinema
Knitting Factory Records
Cooper Park
Vandervoort Studio
Flushing Ave.
The City Reliquary Museum
Metropolitan Ave.
Williamsburg Bridge
George Washington at Valley Forge
Grand St.
Frito-Lay
Area 53 - Adventure Park
Metropolitan Ave.
Linden Hill Cemetery
Troutman St.
Broadway
Grand St.
Manhattan Ave.
Humboldt St.
The Brooklyn Monarch
Peter Luger Steak House
Division Ave.
Union Ave.
Grover Cleveland Athletic Field
The Bushwick Collective
House of Yes
Kent Ave.
Marcy Ave.
Lee Ave.
Brooklyn Queens Expwy
Maria Hernandez Park
Wycoff Heights Medical Ctr.
Cypress Ave.
Steiner Studios
Brooklyn Navy Yard
Bogart Hotel
Flushing Ave.
Broadway
Pfizer Building
NYC Health Hospitals/ Woodhull
Myrtle Ave.
Ridgewood Veterans Memorial
Market Hotel
Bedford Ave.
Marcy Playground
Myrtle Ave.
Bushwick Ave.
Greene Ave.
Bushwick Playground
Woodbine St.
Knickerbocker Ave.
Myrtle Ave.
Wilson Ave.
The Home Depot
DeKalb Ave.
Downtown Brooklyn 1 mile
Pratt Institute
DeKalb Ave.
Lafayette Ave.
Lafayette Ave.
Herbert Von King Park
Broadway
Evergreen Ave.
Reinaldo Salgado Playground
Bushwick Ave.
Gates Ave.
Marcus Garvey Blvd.
Lewis Ave.
Malcolm X Blvd.
Gates Ave.
Bedford Ave.
Nostrand Ave.
Saratoga Square Park
The Evergreens Cemetery
Halsey St.
Ralph Ave.
Fulton St.
Atlantic Ave.
Fulton St.
Fulton St.
Atlantic Ave.
Harmony Park
Interfaith Medical Center
Atlantic Ave.
Brooklyn Children's Museum
St. John's Recreation Center
Historic Hunterfly Road Houses
Weeksville Heritage Center
Bergen St.
Eastern Pkwy.
Prospect Park
Washington Ave
Bedford Ave.
Brower Park
NY Ave.
PATERSON
YONKERS
BRONX
NJ
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-76

Mortgage Loan No. 9 – 785 Flushing Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):	NR/NR/NR			Location:	Brooklyn, NY 11206
Original Balance:	$37,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$37,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1900/2005
Borrower Sponsor:	Patricia Lampl			Size:	140,411 SF
Guarantors:	Patricia Lampl and			Cut-off Date Balance Per SF:	$264
	Patricia G. Lampl Trust			Maturity Date Balance Per SF:	$264
Mortgage Rate:	6.4600%			Property Manager:	Abeco Management LLC
Note Date:	3/2/2026				(borrower-related)
Maturity Date:	4/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$4,002,205
IO Period:	60 months			UW NCF:	$3,836,909
Seasoning:	0 months			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	L(24),D(31),O(5)			UW NCF Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.58x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$3,211,583 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$964,110 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$2,023,973 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	83.4% (2/24/2026)
RE Taxes:	$210,500	$70,167	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$76,421	$25,474	NAP	3rd Most Recent Occupancy(3):	NAV
Deferred Maintenance	$69,063	$0	NAP	Appraised Value (as of):	$68,000,000 (12/4/2025)
Replacement Reserve:	$0	$1,990	NAP	Appraised Value Per SF:	$484
TI/LC Reserve:	$1,999,600	$11,701	$427,324	Cut-off Date LTV Ratio:	54.4%
Burlington Reserve	$500,000	$0	NAP	Maturity Date LTV Ratio:	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,000,000	100.0%	Loan Payoff:	$27,886,108	75.4%
			Closing Costs:	$3,162,789	8.5%
			Return of Equity:	$3,095,520	8.4%
			Reserves:	$2,855,584	7.7%
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)	See “Escrows and Reserves”.
(2)	The increase from 2nd Most Recent NOI to Most Recent NOI and UW NOI is due to the recent repositioning of the 785 Flushing Avenue Property (as defined below) inclusive of new leasing activity including SCO Family Services (“SCO”), which is now in its final stages. Historical financial information does not reflect stabilized operations.
(3)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy are unavailable due to the repositioning of the 785 Flushing Avenue Property, which is now in its final stages.

The Mortgage Loan. The ninth largest mortgage loan (the “785 Flushing Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $37,000,000 and secured by a first priority fee mortgage encumbering a 140,411 SF mixed-use retail and office property in Brooklyn, New York (the “785 Flushing Avenue Property”).

The Borrower and the Borrower Sponsor. The borrower for the 785 Flushing Avenue Mortgage Loan is REVA Propco LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The non-recourse carveout guarantors are Patricia Lampl and Patricia G. Lampl Trust, a revocable trust organized under the laws of the State of Florida. The borrower sponsor is Patricia Lampl, who is president and treasurer of REVA Holding Corp., the sole member of the borrower. The Patricia G. Lampl Trust, of which Patricia Lampl is trustee, indirectly owns 51% of the borrower, with the remaining 49% owned by The Sarah Joy Azrak Family Trust. Patricia Lampl has ownership interests in seven commercial properties located across Brooklyn (five properties), Queens (one property), and Philadelphia (one property).

The Property. The 785 Flushing Avenue Property is comprised of a fee interest in three contiguous inter-connected buildings, encompassing 86,622 SF of retail space and 53,789 SF of office space on an approximately 0.9-acre site in Brooklyn, New York. Originally built in 1900 as a manufacturing warehouse facility, the 785 Flushing Avenue Property was acquired by the borrower in 1981 for a purchase price of $1,200,000. During the 1990s, the borrower sponsor began conversion of the 785 Flushing Avenue Property to a mixed-use space, with retail on the ground and second floors for the developing neighborhood residential tenancy, and the remaining three floors consisting of warehouse space. In 2020, the borrower sponsor began a second repositioning of the 785 Flushing Avenue Property, having since spent approximately $13.6 million in capital expenditures, landlord work, and tenant improvements on the 785 Flushing Avenue Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-77

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The retail portion of the 785 Flushing Avenue Property is currently 96.2% leased to 10 tenants, which includes a mix of local retailers and national tenants such as Burlington Coat Factory (which occupies the entire second floor), Five Below, Taco Bell, and IHOP. The office portion of the 785 Flushing Avenue Property is currently 62.8% leased to two tenants, SCO and the United States of America (“GSA – Social Security”). GSA – Social Security occupies the entire third floor, having invested approximately $1,419,000 upon its original lease execution in 2017. The entire fourth floor was recently leased to SCO pursuant to a lease dated July 14, 2025. The buildout of this fourth-floor space is currently ongoing, and SCO is currently not yet in occupancy of the space or paying rent. SCO is expected to commence paying rent in June 2026. The buildout is expected to cost $1,482,300. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower sponsor reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. There can be no assurance that SCO will take occupancy of its space or commence paying rent. The fifth floor space is currently vacant, with the borrower looking to lease to a medical tenant as the 785 Flushing Avenue Property is across the street from Woodhull Medical Center. As of February 24, 2026, the 785 Flushing Avenue Property is 83.4% occupied.

Major Tenants.

Burlington Coat Factory (43,013 SF, 30.6% of NRA, 32.8% of underwritten rent). Burlington Coat Factory is an American national off-price department store retailer, that started approximately 50 years ago as a business selling off-price coats out of a factory building. The Burlington Coat Factory sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington, New Jersey. Burlington Coat Factory has been a tenant at the 785 Flushing Avenue Property since February 2022, has a lease expiration date of November 15, 2034, and has three, five-year renewal options remaining.

In connection with the origination of the 785 Flushing Avenue Mortgage Loan, Burlington Coat Factory delivered an estoppel which asserted certain claims against the borrower, including but not limited to that the borrower had failed to timely deliver the Burlington Coat Factory premises, and Burlington Coat Factory is entitled to liquidated damages in connection therewith, and additional claims relating to construction warranty deficiencies, outstanding billback invoices totaling $33,717.44, and the need to repair HVAC issues and perform roof repairs to address ongoing leaks. The lease limits liquidated damages to $350,000. At origination of the 785 Flushing Avenue Mortgage Loan, $500,000 was deposited into an escrow related to the foregoing claims, as described under “Escrows and Reserves” below.

SCO Family Services (18,700 SF, 13.3% of NRA, 11.4% of underwritten rent). SCO is a non-profit organization, that provides an array of services to children, families, and individuals with special needs throughout New York City and Long Island, via 84 programs at 120 locations. SCO has a staff of 3,000 people who serve 45,000 New Yorkers each year. SCO currently operates several locations through Brooklyn, and one of its two Brooklyn food pantries is located at 164 Suydam Street less than one mile from the 785 Flushing Avenue Property. SCO has two, five-year renewal options remaining. SCO has the right to terminate its lease at any time upon not less than 120 days’ notice if funding from governmental and/or other agencies to SCO for the programs SCO is maintaining at the 785 Flushing Avenue Property is terminated or substantially reduced. The SCO space is currently being built out, and SCO is not yet in occupancy or paying rent. SCO is expected to commence paying rent in June 2026. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. There can be no assurance that SCO will take occupancy of its space or commence paying rent.

GSA – Social Security (15,089 SF, 10.7% of NRA, 13.7% of underwritten rent). The U.S. General Services Administration (“GSA”) serves as the landlord and real estate manager for the U.S. Federal Government. The GSA leases its space on behalf of a local Social Security Administration office at the 785 Flushing Avenue Property which provides services to the public, such as processing retirement, disability, and Medicare applications. GSA – Social Security executed its lease in June 2017 and the lease commenced on June 7, 2019. GSA – Social Security has no renewal options remaining. GSA –Social Security has the right to terminate its lease at any time upon not less than 120 days’ notice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-78

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The following table presents a summary regarding the major tenants at the 785 Flushing Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Burlington Coat Factory	NR/NR/BB+	43,013	30.6%	$1,781,375	32.8%	$41.41	11/15/2034	3 x 5 yr	N
SCO Family Services(3)	NR/NR/NR	18,700	13.3%	$617,100	11.4%	$33.00	6/1/2035	2 x 5 yr	Y(3)
GSA - Social Security	AA+u/Aa1/AA+u	15,089	10.7%	$746,906	13.7%	$49.50	6/7/2029	None	Y(4)
Debevoise Discount Store	NR/NR/NR	13,600	9.7%	$375,078	6.9%	$27.58	1/31/2031	2 x 5 yr	N
Five Below	NR/NR/NR	13,059	9.3%	$799,992	14.7%	$61.26	3/31/2034	2 x 5 yr	N
Subtotal/Wtd. Avg.		103,461	73.7%	$4,320,451	79.5%	$41.76

Other Tenants		13,650	9.7%	$1,113,979	20.5%	$81.61
Occupied Subtotal/Wtd. Avg.		117,111	83.4%	$5,434,429	100.0%	$46.40

Vacant Space		23,300	16.6%
Total/Wtd. Avg.		140,411	100.0%

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
(2)	Certain ratings are those of the parent company or government whether or not the parent company or government guarantees the lease.
(3)	SCO is currently in the process of building out its space at the 785 Flushing Avenue Property and is not yet in occupancy or paying rent. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. SCO has the right to terminate its lease at any time upon not less than 120 days’ notice if funding from governmental and/or other agencies to SCO for the programs SCO is maintaining at the 785 Flushing Avenue Property is terminated or substantially reduced.
(4)	GSA – Social Security has the right to terminate its lease at any time provided that it provides no less than 120 days' notice to the landlord.

The following table presents certain information relating to the lease rollover at the 785 Flushing Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026(3)	1	0	0.0%	0.0%	$10,177	0.2%	0.2%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.2%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.2%	$0.00
2029	2	16,089	11.5%	11.5%	$850,215	15.6%	15.8%	$52.84
2030	2	6,550	4.7%	16.1%	$502,157	9.2%	25.1%	$76.67
2031	1	13,600	9.7%	25.8%	$375,078	6.9%	32.0%	$27.58
2032	0	0	0.0%	25.8%	$0	0.0%	32.0%	$0.00
2033	1	800	0.6%	26.4%	$114,577	2.1%	34.1%	$143.22
2034	3	58,572	41.7%	68.1%	$2,749,125	50.6%	84.7%	$46.94
2035	1	18,700	13.3%	81.4%	$617,100	11.4%	96.0%	$33.00
2036 & Thereafter	1	2,800	2.0%	83.4%	$216,000	4.0%	100.0%	$77.14
Vacant	0	23,300	16.6%	100.0%	$0	0.0%	0.0%	$0.00
Total/Wtd. Avg.(4)	12	140,411	100.0%		$5,434,429	100.0%		$46.40

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	2026 includes an antenna lease with Verizon for 0 SF.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 785 Flushing Avenue Property is located in the Williamsburg retail and Williamsburg / Bushwick office submarkets within the Brooklyn retail and office markets. The 785 Flushing Avenue Property is positioned at the southern edge of Williamsburg, Brooklyn at the corner of Flushing Avenue, Broadway, and Graham Avenue. In the immediate area, Flushing Avenue serves as the boundary between three Brooklyn neighborhoods: Williamsburg, Bedford-Stuyvesant, and Bushwick. Flushing Avenue serves as the southern edge of the Broadway Triangle, a large commercial corridor for retail shopping and food shops. The 785 Flushing Avenue Property is located within a large residential neighborhood that is well serviced by public transportation. The Metropolitan Transportation Authority operates several subway lines in the immediate vicinity of the 785 Flushing Avenue Property, including the J, M, and G train lines, which provide access throughout Brooklyn along with direct service to Manhattan and Queens. The Flushing Avenue Station, which provides

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-79

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

access to the J and M trains, has an entrance directly in front of the 785 Flushing Avenue Property. There are also multiple bus routes that operate through the neighborhood connecting Brooklyn to the other boroughs of New York City including the B43 and B57 routes. Along with public transportation options to travel around New York City, the 785 Flushing Avenue Property is also a short drive away from the Brooklyn Queens Expressway (Interstate 287) which provides access to other boroughs of New York City and other regional destinations.

According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Williamsburg retail submarket was approximately 4.6%, with average asking rents of $69.32 PSF and an inventory of approximately 6.2 million SF. According to the appraisal, the availability rate in the Williamsburg / Bushwick office submarket was approximately 25.2%, with average asking rents for prime assets of $62.25 PSF, average asking rents for standard assets of $41.55 PSF, and an inventory of approximately 3.9 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Brooklyn retail market was approximately 4.5%, with average asking rents of $45.53 PSF and inventory of approximately 27.6 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Brooklyn office market was approximately 16.7%, with average asking rents of $51.31 PSF and inventory of approximately 37.2 million SF. According to the appraisal, the total 2025 population within a one-, three-, and five-mile radius of the 785 Flushing Avenue Property was 199,199, 1,231,802, and 3,229,232, respectively. Additionally, the 2025 average household income within the same radii was $108,670, $139,560, and $158,699, respectively.

There are currently three mixed use properties that are under construction and/or nearing completion within one mile of the 785 Flushing Avenue Property. These three include 433-437 Flushing Avenue, a planned seven-story mixed use building that will contain 34 residential units and 14,000 SF of community facility space on the ground floor and cellar (approximately one mile from the 785 Flushing Avenue Property), 11 and 55 Gerry Street, a near-complete two-building residential mixed use complex consisting of 106 residential units that will feature ground floor retail and an ambulatory diagnostic center on the second level (approximately 0.5 miles from the 785 Flushing Avenue Property), and 88 Throop Street, a near-complete nine-story residential building that will include 140 affordable residential units and 6,400 SF of ground floor space that will be a workforce development center operated by St. Nick’s Alliance (approximately 0.25 miles from the 785 Flushing Avenue Property).

The following table presents recent large retail tenant leasing data at comparable retail properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	Burlington Coat Factory Five Below	120 120	43,013 13,059	11/15/2024 4/1/2024	$41.41 $61.26	MG MG
25 Kent Avenue Williamsburg, Brookyln NY	Five Iron Golf Kith	120 126	15,110 29,497	Q4 2025 Q2 2024	$32.00 $44.99	MG MG
100 East 170th Street Bronx, The Bronx NY	Confidential Tenant	144	36,000	Q3 2025	$44.44	MG
29 Wythe Avenue Williamsburg, Brooklyn NY	Skyzone	120	20,000	Q1 2025	$50.00	MG
7802-7812 Flatlands Avenue South Brooklyn, Brooklyn NY	C-Town Supermarket	120	11,077	Q1 2025	$45.00	MG
1730 Bedford Avenue Crown Heights, Brooklyn NY	Lidl	180	33,000	Q4 2024	$45.00	MG
48-18 northern Boulevard Long Island City, Queens NY	H Mart	180	63,500	Q2 2023	$35.00	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.

The following table presents recent small retail tenant leasing data at comparable retail properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	Bora Bora Smoothies & Deli Taco Bell	180 124	2,800 2,500	7/18/2025 1/1/2024	$77.14 $67.10	MG MG
11 Gerry Street Williamsburg, Brooklyn NY	Perri Malek, DMD Popular Bank	120 120	2,196 2,290	Q4 2025 Q3 2025	$49.00 $75.00	MG Net
80 Graham Avenue Williamsburg, Brooklyn NY	375 Chicken N’ Fries	120	1,200	Q1 2025	$54.55	MG
3 Debevoise Street Williamsburg, Brooklyn	Wendy’s	120	3,460	Q1 2025	$46.82	Net
65 Graham Avenue Williamsburg, Brooklyn NY	Capital Tax Services	120	500	Q1 2025	$120.00	MG
1134 Broadway Williamsburg, Brooklyn NY	Devocion	180	900	Q4 2024	$200.00	MG
77-85 Graham Avenue Williamsburg, Brooklyn NY	Majesty Ink	60	850	Q3 2024	$77.65	MG
57 Graham Avenue Williamsburg, Brooklyn NY	Adobo Mexican Gril	120	1,530	Q2 2024	$67.00	MG

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-80

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The following table presents recent leasing data at comparable office properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	SCO Family Services GSA – Social Security	120 120	18,700 15,089	7/14/2025 6/7/2019	$33.00 $49.50	MG MG
1 Pierrepont Plaza Downtown Brooklyn, Brooklyn NY	City of New York	40	22,500	Jul. 2025	$33.89	MG
20 Jay Street Downtown Brooklyn, Brooklyn NY	Aveda Arts & Sciences Fabrik	120 12	16,761 5,600	Jun. 2025 Feb. 2025	$36.00 $30.00	MG MG
422 Fulton Street Downtown Brooklyn, Brooklyn NY	Brooklyn Prospect Charter School	418	152,180	Mar. 2025	$42.00	MG
134 Broadway Williamsburg, Brooklyn NY	Blue Panda, LLC	126	9,990	Jan. 2025	$41.00	MG
44 Court Street Downtown Brooklyn, Brooklyn NY	Self Made Psychological Services, PLLC	65	1,603	Nov. 2024	$46.00	MG
4000-4014 1st Avenue Sunset Park, Brooklyn NY	Adafruit Industries	132	41,531	Jun. 2024	$29.00	MG
220 36th Street Sunset Park, Brooklyn NY	Puff Media	60	15,329	Apr. 2024	$34.00	MG
45 Nevins Street Downtown Brooklyn, Brooklyn NY	NYPD	12	42,179	Jan. 2024	$35.47	MG
390 Berry Street Williamsburg, Brooklyn NY	Bridging Access to Care, Inc	192	14,384	Mar. 2023	$34.00	MG
800 Broadway Williamsburg, Brooklyn NY	Ahem Painting Contractors Inc.	42	6,219	Mar. 2023	$32.00	MG

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.

The following table presents information relating to the appraisal’s market rent conclusions for the 785 Flushing Avenue Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Retail (Grade - Corner) Space:	$120.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Broadway/Graham Avenue) Space:	$150.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Flushing Avenue) Space:	$70.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Debevoise Street) Space:	$25.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (2nd Floor) Space:	$50.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Basement) Space:	$50.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Office (Floors 4-5) Space:	$35.00	3.0%/year	5	MG	$50.00 / $25.00	4.88% / 2.44%
Office (Floor 3) Space:	$45.00	3.0%/year	5	MG	$50.00 / $25.00	4.88% / 2.44%
Storage Space:	$25.00	3.0%/year	10	MG	$0.00 / $0.00	4.00% / 2.00%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 785 Flushing Avenue Property of $68,000,000 as of December 4, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 11, 2025, there was no evidence of any recognized environmental conditions at the 785 Flushing Avenue Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-81

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 785 Flushing Avenue Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)(2)	$2,869,777	$1,997,658	$4,378,370	$6,530,429	$46.51
Reimbursements	$314,896	$313,221	$269,467	$343,204	$2.44
Other Income	$0	$1,132	$467	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($1,096,000)	($7.81)
Effective Gross Income	$3,184,673	$2,312,010	$4,648,304	$5,777,633	$41.15

Real Estate Taxes(3)	$482,447	$559,210	$649,630	$842,359	$6.00
Insurance	$205,445	$224,481	$221,454	$305,686	$2.18
Other Operating Expenses	$472,808	$564,209	$565,637	$627,383	$4.47
Total Operating Expenses	$1,160,700	$1,347,900	$1,436,721	$1,775,428	$12.64

Net Operating Income(1)	$2,023,973	$964,110	$3,211,583	$4,002,205	$28.50
Replacement Reserves	$0	$0	$0	$23,886	$0.17
TI/LC	$0	$0	$0	$141,411	$1.01
Net Cash Flow	$2,023,973	$964,110	$3,211,583	$3,836,909	$27.33

Occupancy (%)(4)	NAV	NAV	83.4%	83.2%
NOI DSCR	0.84x	0.40x	1.33x	1.65x
NCF DSCR	0.84x	0.40x	1.33x	1.58x
NOI Debt Yield	5.5%	2.6%	8.7%	10.8%
NCF Debt Yield	5.5%	2.6%	8.7%	10.4%

(1)	The increase from 2024 Gross Potential Rent and Net Operating Income to UW Gross Potential Rent and Net Operating Income is due to the recent repositioning of the 785 Flushing Avenue Property inclusive of new leasing activity including SCO, which is now in its final stages. Historical financial information does not reflect stabilized operations.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 24, 2026 and includes rent steps underwritten through March 1, 2027 totaling $42,872.
(3)	The 785 Flushing Avenue Property is in the 20th year of a 25 year Industrial and Commercial Incentive Program ("ICIP") tax abatement. The ICIP tax exemption provides a 60% exemption during the 2025-2026 tax year and thereafter declines by 10% each year through 2030/2031 after which the 785 Flushing Avenue Property will be subject to full unabated taxes. According to the appraisal, estimated unabated taxes for the 2026/2027 fiscal year would be $1,105,681 compared to estimated abated taxes of $864,023. UW Real Estate Taxes reflects the anticipated real estate tax expense net of the ICIP exemption for the 2026-2027 fiscal year.
(4)	UW Occupancy % represents economic occupancy and 2025 Occupancy % is based on the underwritten rent roll dated as of January 20, 2026. 2023 and 2024 Occupancy % are unavailable due to the borrower sponsor’s repositioning of the 785 Flushing Avenue Property, which is now in its final stages.

Escrows and Reserves.

At origination of the 785 Flushing Avenue Mortgage Loan, the borrower was required to deposit into escrow (i) $210,500 for real estate taxes, (ii) $76,421 for insurance premiums, (iii) $69,063 for required repairs, (iv) $500,000 for any liquidated damages, rent offsets, abatements or other sums asserted by Burlington Coat Factory pursuant to its estoppel delivered in connection with the origination of the 785 Flushing Avenue Mortgage Loan, including without limitation, claims related to the alleged failure to timely deliver possession of the premises under the Burlington Coat Factory lease, and (v) approximately $1,999,600 (the “Initial TI/LC Deposit”) for outstanding tenant improvements and leasing commissions (“TI/LC”) obligations and gap rent relating to the SCO lease. The Initial TI/LC Deposit is permitted to be released in two installments; (i) an installment of $691,000 upon satisfaction of conditions related to completion of certain work required under the SCO lease, and (ii) the remaining amount of the Initial TI/LC Deposit, less the initial installment, upon the lender’s receipt of (A) an estoppel from SCO confirming that SCO has accepted its premises, its lease is in full force and effect without offsets, claims or defenses, SCO has no remaining termination or cancellation rights, and is paying full, unabated rent and (B) a fully executed commencement date agreement in the form contemplated by the SCO lease.

Tax Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $70,167 monthly).

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the 785 Flushing Avenue Property (initially approximately $25,474 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit if (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the 785 Flushing Avenue Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender evidence of renewal of such policies and payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrower is required to escrow approximately $1,990 for annual capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $11,701 for TI/LC. In addition, (i) if GSA – Social Security exercises any contractual right to terminate its lease and the debt service coverage ratio excluding any rent from GSA is less than 1.57x, the borrower is required to escrow an additional $754,450 (the “GSA Deposit”) within 30 days of the lender’s written request, and (ii) if SCO exercises any contractual right to terminate

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-82

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

its lease and the debt service coverage ratio excluding any rent from SCO is less than 1.57x, the borrower is required to escrow an additional $935,000 (the “SCO Deposit”) within 30 days of the lender’s written request. However, the borrower will not be required to make the monthly deposit into the TI/LC reserve on any monthly payment date on which the amount in such reserve (excluding the Initial TI/LC Deposit and, if applicable, the GSA Deposit and the SCO Deposit) equals or exceeds approximately $427,324.

Lockbox and Cash Management. The 785 Flushing Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the 785 Flushing Avenue Mortgage Loan, the borrower was required to establish a lockbox account within 20 days after the origination date(or if the originally designated bank for such account is unwilling or unable to establish it within 15 days after the origination date, the borrower is required to promptly attempt to establish such account with another eligible institution (an “Alternate Account”). In addition, by the later of three days after the opening of the Alternate Account, and 15 days prior to the first payment date, the borrower is required to direct all tenants to pay rent directly into the lockbox account. If notwithstanding such direction the borrower or property manager receives any rents, they are required to deposit such rents into the lockbox account within two business days of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds deposited into the lockbox account are required to be transferred to an account designated by the borrower. Upon the occurrence of a Cash Sweep Event Period, the borrower is required to establish a lender-controlled cash management account. During any Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all rents in the lockbox account to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 785 Flushing Avenue Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender approved extraordinary expenses, and (v) to deposit all remaining amounts (a) during a Lease Sweep Period (as defined below), into a lease sweep account to be used for out-of-pocket expenses incurred by the borrower in leasing the space currently occupied by Burlington Coat Factory at the 785 Flushing Avenue Property pursuant to a qualified lease, or, (b) for any Cash Sweep Event Period other than a Lease Sweep Period, into an excess cash flow account to be held as additional collateral for the 785 Flushing Avenue Mortgage Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrower.

A “Cash Sweep Event Period” commences upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) a Lease Sweep Period.

A Cash Sweep Event Period ends upon, as applicable, (x) the cure (if applicable) of the event of default, (y) the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, or (z) the date a cure or termination of the applicable Lease Sweep Period has occurred pursuant to the terms of the definition of Lease Sweep Period.

A “Lease Sweep Period” commences upon the earliest to occur of (i) any default under a Lease Sweep Lease (as defined below) by the tenant thereunder that continues beyond any applicable notice and/or cure periods, (ii) any tenant under a Lease Sweep Lease Going Dark (as defined below) in its space (or any substantial portion thereof), (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or its agents of written notice from the tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease or vacate the space currently occupied by Burlington Coat Factory, (iv) any voluntary or involuntary insolvency or bankruptcy action of any tenant under a Lease Sweep Lease and (v) 12 months prior to the earliest stated expiration date in the Lease Sweep Lease.

A Lease Sweep Period ends upon, as applicable, (a) in the case of clause (i) above, the cure of all defaults under the Lease Sweep Lease, (b) in the case of clause (ii) above, the tenant under the Lease Sweep Lease no longer having Gone Dark in its space, and is open to the general public for business and paying full unabated rent, (c) in the case of clause (iii) above, the tenant under the Lease Sweep Lease has revoked its termination or cancellation notices or indicated in writing its intent to not vacate its space or terminate or cancel the Lease Sweep Lease, (d) in the case of clause (iv), the tenant under the Lease Sweep Lease is no longer insolvent or subject to any bankruptcy or insolvency proceedings and the Lease Sweep Lease has been affirmed through final court order or the applicable bankruptcy or insolvency proceedings have been dismissed or withdrawn, and (e) in the case of clause (v) above, the tenant under the Lease Sweep Lease has renewed or extended such lease and (f) in the case of any clause above, the entirety or substantially all of the space rented under the Lease Sweep Lease is leased pursuant to one or more qualified leases reasonably approved by the lender and the related tenant has taken occupancy, there are no contingencies to the effectiveness of such qualified leases, all leasing commissions and tenant improvement obligations have been paid or satisfied or reserved for, and all rent abatements or free rent periods have expired and the related tenant is paying full contractual rent.

A “Lease Sweep Lease” is (i) the lease for Burlington Coat Factory and (ii) any qualified replacement lease for the space occupied by Burlington Coat Factory as of the origination date of the 785 Flushing Avenue Mortgage Loan.

“Going Dark” and similar terms mean a tenant has vacated, surrendered or ceased to conduct business in its space but is still continuing to pay rent, other than cessation of business operations for a commercially reasonable period of time (i) in the ordinary course of business, (ii) during renovations following a casualty, condemnation or other destruction or damage to the 785 Flushing Avenue Property, or (iii) for a period of not more than 90 days, due to force majeure or a governmental mandated shutdown.

Terrorism Insurance. The 785 Flushing Avenue Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 18 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrower’s comprehensive all risk policies, the borrower is required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (including any extensions thereof, “TRIPRA”) or another federal governmental program providing substantially similar protections is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-83

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-84

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-85

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Redstone Corporate Center I
19020 33rd Avenue West
Lynnwood, WA 98036
Everett
Mukilteo
MUKILTEO
Boeing
Boeing Future of Flight
Paine Field
Flying Heritage & Combat Armor Museum
Harbour Pointe GC
Cascade Plaza
Everett Mall
Eastmont
Fobes Hill
Picnic Point
Park Pointe Plaza
148th St
North Lynnwood
North Lynnwood Shopping Center
Swedish Mill Creek Campus
Gateway Shopping Ctr.
Mill Creek
Mill Creek CC
Mill Creek Town Ctr.
Mill Creek Square
Silver Firs Shopping Center
Silver Firs
164th St
Martha Lake
180th St SE
Lynnwood
Alderwood
Alderwood Village
Alderwood Towne Center
Lynnwood Crossroads
Lynnwood City Center
Mill Creek East
Puget Sound
SOUNDER COMMUTER RAIL
Edmonds
EDMONDS
Kingston Ferry
Main St
Edmonds Center for the Arts
Edmonds Comm. Coll.
Swedish Edmonds Campus
Alderwood Manor
SNOHOMISH COUNTY
Philips Healthcare
Canyon Park Shopping Ctr.
Maltby
228th St SE
Mountlake Terrace
Woodway
Aurora Marketplace
Pacific Hwy
Nile Shrine GC
Ballinger Village
Aurora Village Mall
Bothell
Lakeside at Canyon Park
Google Bothell
Woodinville
Lake Forest Park
Kenmore
The Bothell Center
Cascadia College
University of Washington Bothell
Bothell Business Park
Shoreline
Shoreline North/185th
Link Line 1
Town Center at Lake Forest Park
Shoreline Community College
Inglewood GC
KING COUNTY
Woodinville Center
Seattle GC
NE 145th St
Shoreline South/148th
Saint Edward State Park
Kingsgate
Inglewood-Finn Hill
SEATTLE
Pinehurst
UW Medical Center - Northwest
Lake Washington
NE 132nd St
Kirkland
The Village at Totem Lake
Totem Square
Downtown Seattle 10 miles
Northgate Station
Northgate
Bellevue 11 miles
Lake City Way NE
Juanita Dr
Simonds Rd
Meridian Ave
8th Ave
76th Ave
Glenwood Ave
Evergreen Way
Larimer Rd
Holly Dr
112th St
4th Ave
35th Ave
Seattle Hill Rd
5th St
Everett
Lake Stevens
Lynnwood
Edmonds
Shoreline
Bothell
Cottage Lake
Monroe
Kenmore
Inglewood
Redmond
Kirkland
SEATTLE
Poulsbo
Silverdale
Bainbridge Island
Bremerton
Bellevue
Sammamish
Issaquah
Mercer Island
Newcastle
Port Orchard
White Center
Renton
Burien
SeaTac
Tukwila
Des Moines
Kent
Maple Valley
Gig Harbor
Federal Way
Auburn
TACOMA
Lakewood

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-86

Mortgage Loan No. 10 – Redstone Corporate Center I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Lynnwood, WA 98036
Original Balance:		$33,240,000		General Property Type:	Office
Cut-off Date Balance:		$33,240,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2002/2022-2025
Borrower Sponsor:		Felton Properties, Inc.		Size:	212,069 SF
Guarantor:		Matthew J. Felton		Cut-off Date Balance PSF:	$157
Mortgage Rate:		6.3750%		Maturity Date Balance PSF:	$157
Note Date:		1/29/2026		Property Manager:	Felprop Management Inc.
Maturity Date:		2/11/2031			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$5,012,654
IO Period:		60 months		UW NCF:	$4,662,326
Seasoning:		2 months		UW NOI Debt Yield:	15.1%
Prepayment Provisions(1):		L(19),YM1(7),DorYM1(27),O(7)		UW NCF Debt Yield:	14.0%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	15.1%
Additional Debt Type:		NAP		UW NCF DSCR:	2.17x
Additional Debt Balance:		NAP		Most Recent NOI:	$3,793,221 (11/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$3,646,770 (12/31/2024)
				3rd Most Recent NOI:	$3,337,167 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	86.8% (1/26/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.0% (12/31/2024)
RE Taxes:	$143,994	$35,998	NAP	3rd Most Recent Occupancy:	76.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$56,250,000 (12/30/2025)
Replacement Reserve:	$0	$7,600	NAP	Appraised Value PSF:	$265
Leasing Reserve:	$1,650,000	$35,345	NAP	Cut-off Date LTV Ratio:	59.1%
Existing TI/LC Reserve:	$323,005	$0	NAP	Maturity Date LTV Ratio:	59.1%
Rent Concession Reserve:	$537,189	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$33,240,000	63.5%	Purchase Price:	$48,473,500	92.6%
Borrower Sponsor Equity:	$17,735,834	33.9%	Upfront Reserves:	$2,654,188	5.1%
Seller Prorations:	$1,344,491	2.6%	Closing Costs:	$1,192,637	2.3%
Total Sources:	$52,320,325	100.0%	Total Uses:	$52,320,325	100.0%

(1)	The Redstone Corporate Center I Mortgage Loan (as defined below) documents permit the borrower the option of either (i) defeasance or (ii) the greater of 1% of the amount prepaid or yield maintenance-based call protection.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The tenth largest mortgage loan (the “Redstone Corporate Center I Mortgage Loan”) is a mortgage loan with an original principal of $33,240,000 secured by the borrower’s fee interest in a six-story, 212,069 SF suburban office building located in Lynnwood, Washington (the “Redstone Corporate Center I Property”).

The Borrower and the Borrower Sponsor. The borrower is Lynnwood Redstone Equities LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redstone Corporate Center I Mortgage Loan.

The borrower sponsor is Felton Properties, Inc. and the non-recourse carveout guarantor is Matthew J. Felton (“Matt Felton”). Matt Felton is the co-founder and CEO of Felton Properties, Inc., a full-service real estate firm which owns and operates properties throughout the central and western United States. Through institutional and private partnerships, Felton Properties Inc. and Felton Management Corp. have closed on more than 30 acquisitions over the past 10 years, representing over $600 million in transactional volume.

The Property. The Redstone Corporate Center I Property is a Class A, six-story, suburban office building totaling 212,069 SF with a four-level structured parking garage, located in Lynnwood, Washington. Built in 2002 and most recently renovated in 2025, the Redstone Corporate Center I Property is constructed on 2.45-acres of land and contains 668 parking spaces (3.15 spaces per 1,000 SF). Between 2022 and 2025, the prior owner invested approximately $3.4 million in capital expenditures at the Redstone Corporate Center I Property, including enhancements to exterior entrance designs, amenities, elevators, restrooms on floors three and four, upgraded HVAC controls and elevator mechanical systems, painting, as well as modernization of ceiling design with energy-efficient LED lighting. As of January 26, 2026, the Redstone Corporate Center I Property was 86.8% leased to 22 unique tenants and has a weighted-average remaining lease term of 5.3 years.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-87

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Major Tenants.

PEMCO Mutual Insurance Co. (37,542 SF; 17.7% of NRA; 22.0% of underwritten rent). Founded in 1949, PEMCO Mutual Insurance Co. (“PEMCO”) is a personal-lines mutual insurance company based in Seattle, Washington. PEMCO provides auto, home, renters, boat coverage and pet insurance. PEMCO employs over 670 people and primarily serves the Pacific Northwest. PEMCO has been in occupancy at the Redstone Corporate Center I Property since 2008, has a lease expiration date in January 2030 and has one, five-year renewal option and a one-time option to terminate its lease between December 1, 2026 and December 31, 2027 with at least 10 months’ notice prior to the intended early termination date and payment of a termination fee for unamortized tenant improvement and leasing commissions (estimated at $1,407,825 ($37.50 PSF)). PEMCO is currently subleasing it’s entire 37,542 SF space (suite 680) to Expeditors International of Washington, Inc. (“Expediters International”). In its sublease with Expeditors International, PEMCO has agreed not to terminate or modify the prime lease, so long as the sublease agreement is in full force and effect and no sublease event of default has occurred or is continuing.

Radia Inc. (22,924 SF; 10.8% of NRA; 12.3% of underwritten rent). Radia Inc. (“Radia”) is the largest 100% physician-owned and managed radiology group in the United States. With 200 board-certified, subspecialty trained radiologists nationally, Radia serves more than 50 hospital and clinic partners. Radia has been in occupancy at the Redstone Corporate Center I Property since 2014, has a lease expiration in December 2037 and has one, five-year renewal option and no termination options.

University Mechanical Contractors, Inc. (17,227 SF; 8.1% of NRA; 8.7% of underwritten rent). Established in 1920, University Mechanical Contractors, Inc. delivers services across various sectors, including commercial construction, engineering, project management, HVAC service & repair, building automation systems, and energy services. University Mechanical Contractors, Inc. has been in occupancy at the Redstone Corporate Center I Property since 2023, has a lease in December 2034 and has one, five-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the Redstone Corporate Center I Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
PEMCO(3)	NR/NR/NR	37,542	17.7%	$1,145,913	22.0%	$30.52	1/31/2030	1 x 5 Yr(4)	Y(5)
Radia	NR/NR/NR	22,924	10.8%	$641,872	12.3%	$28.00	12/31/2037	1 x 5 Yr	N
University Mechanical Contractors, Inc.	NR/NR/NR	17,227	8.1%	$451,864	8.7%	$26.23	12/31/2034	1 x 5 Yr	N
Old Republic Title Ltd.	NR/NR/NR	10,671	5.0%	$315,221	6.0%	$29.54	1/31/2029	1 x 5 Yr	N
CardioNow PLLC	NR/NR/NR	9,331	4.4%	$273,958	5.2%	$29.36	4/30/2036	Various(6)	N
Expeditors International(3)	NR/NR/NR	9,917	4.7%	$265,280	5.1%	$26.75	1/31/2030	2 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		107,612	50.7%	$3,094,109	59.3%	$28.75
Other Tenants		76,376	36.0%	$2,124,442	40.7%	$27.82
Occupied Subtotal/Wtd. Avg.		183,988	86.8%	$5,218,551	100.0%	$28.36
Vacant Space		28,081	13.2%
Total/Wtd. Avg.		212,069	100.0%

(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	Annual UW Base Rent and Annual UW Base Rent PSF are inclusive of contractual rent steps underwritten through January 2027.
(3)	In July 2021, PEMCO subleased (the entirety of PEMCO’s leased space (suite 680)) to Expeditors International. Expeditors International’s Annual UW Base Rent with respect to the PEMCO subleased space is underwritten to the prime lease base rent of $30.52 PSF per year, triple net. Expeditors International’s sublease base rent is $33.68 PSF per year, triple net.
(4)	With respect to the PEMCO subleased space (37,542 SF), Expeditors International has one, 38-month renewal option remaining.
(5)	PEMCO has subleased the entirety of its leased space (37,542 SF) to Expeditors International. PEMCO has a one-time option to terminate its lease between December 1, 2026 and December 31, 2027 with 10 months’ notice and payment of a termination fee. In its sublease with Expeditors International, PEMCO has agreed not to exercise its termination rights so long as the sublease is in full force and effect and no sublease default has occurred and is continuing.
(6)	CardioNow PLLC has the option to extend its lease, with at least 12 months’ but no more than 15 months’ prior notice, subject to certain other conditions set forth in its lease, (i) one, ten-year extension option or (ii) two, five-year extension options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-88

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

The following table presents certain information relating to the lease rollover schedule at the Redstone Corporate Center I Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent	UW Base Rent PSF Rolling
MTM/2026	4	15,127	7.1%	7.1%	$399,397	7.7%	7.7%	$26.40
2027	4	14,252	6.7%	13.9%	$396,353	7.6%	15.2%	$27.81
2028	3	18,815	8.9%	22.7%	$542,512	10.4%	25.6%	$28.83
2029	2	13,534	6.4%	29.1%	$398,649	7.6%	33.3%	$29.46
2030	3	52,948	25.0%	54.1%	$1,556,761	29.8%	63.1%	$29.40
2031	0	0	0.0%	54.1%	$0	0.0%	63.1%	$0.00
2032	3	16,596	7.8%	61.9%	$465,339	8.9%	72.0%	$28.04
2033	0	0	0.0%	61.9%	$0	0.0%	72.0%	$0.00
2034	1	17,227	8.1%	70.0%	$451,864	8.7%	80.7%	$26.23
2035	0	0	0.0%	70.0%	$0	0.0%	80.7%	$0.00
2036	2	12,565	5.9%	75.9%	$365,804	7.0%	87.7%	$29.11
Thereafter	1	22,924	10.8%	86.8%	$641,872	12.3%	100.0%	$28.00
Vacant	0	28,081	13.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	23	212,069	100.0%		$5,218,551	100.0%		$28.36(3)

(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	Total UW Base Rent Rolling is inclusive of contractual rent steps underwritten through January 2027.
(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Redstone Corporate Center I Property is a suburban office building located in the City of Lynnwood, Snohomish County, and within the Edmonds/Lynnwood submarket of the Seattle/Puget Sound Office market. The immediate area around the Redstone Corporate Center I Property is comprised of a mix of office, retail, and multifamily uses. The Redstone Corporate Center I Property benefits from strong regional access and transportation linkages, including Interstate 5, Interstate 405, and State Routes 524, 99, and 527, all within a two- to five-mile radius of the Redstone Corporate Center I Property. These arterials provide direct connections to Seattle, Everett, and the broader Puget Sound region, improving worker accessibility and supporting tenant demand. Public transportation is also available, with bus routes operating along nearby Alderwood Mall Parkway. Air travel access is provided by Paine Field, located approximately seven miles north of Lynnwood, offering additional connectivity for corporate users. Lynnwood serves as a significant retail and commercial center with Alderwood Mall, numerous dining establishments, and fitness studios being the major demand generators in the area. Major employers in the area include the Boeing Company, Providence Swedish, Naval Station Everett, Edmonds Public School District, and The Tulalip Tribes.

According to the appraisal, the Redstone Corporate Center I Property is located within Edmonds/Lynnwood submarket of the Seattle/Puget Sound Office market. As of the fourth quarter of 2025, the Edmonds/Lynnwood submarket had an office inventory of approximately 5,351,444 SF with a vacancy rate of 6.0% and asking rent of $30.92 PSF.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Redstone Corporate Center I Property was 15,466, 155,966 and 374,524, respectively. The median household income within the same radii, as of 2024, was $93,165, $113,117 and $121,470, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Redstone Corporate Center I Property:

Market Rent Summary(1)
Market Rent (PSF)	$30.92
Lease Term (Years)	7
Lease Type	NNN
Escalations (Annual)	None
Tenant Improvements (New/Renewal)	$50 / $15
Leasing Commissions (New/Renewal)	5.0% / 2.5%
Free Rent (Months) (New/Renewal)	5 / 5
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-89

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

The table below presents certain information relating to comparable office leases with respect to the Redstone Corporate Center I Property:

Comparable Office Leases
Property Name	Year Built/ Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Redstone Corporate Center I 19020 33rd Avenue West Lynnwood, WA 98036	2002/2022-2025	86.8%(1)	212,069(1)	-	-	-	-
Pacific Cascade Building 21905 64th Avenue West, Mountlake Terrace, WA 98043	1990/NAV	83.0%	32,683	The Summit Group	May-25 / 5.0	1,655	$31.00
Plaza 220 21907 64th Ave W Mountlake Terrace WA 98043	1986/NAV	42.0%	17,838	Market Share	May-25 / 2.0	1,926	$28.50
Romero Professional Building 19110 Bothell Way Northeast Bothell, WA 98011	1987/NAV	75.0%	9,744	Medical Tenant	Jan-25 / 3.0	1,588	$26.00
45th Street Plaza 1100 Northeast 45th street Seattle, WA 98105	2001/NAV	80.6%	52,398	UW - MHCI	Dec-25 / 5.3	9,213	$39.00
Redmond Technology Center 18300 Redmond Way, Redmond, WA 98052	2008/NAV	NAV	101,252	Office Tenant	Jun-24 / 5.0	8,096	$40.00
Offices at River Park 15809 Bear Creek Parkway Redmond, WA 98052	2008/NAV	85.7%	103,719	Kaiser Foundation Health Plan Inc.	Dec-23 / 5.1	31,991	$35.50

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 26, 2026.

The table below presents certain information relating to comparable office sales with respect to the Redstone Corporate Center I Property:

Comparable Office Sales
Property Name	Year Built/ Renovated	Occ	Total NRA (SF)	Sale Date	Sale Price	Sale Price (SF)	OAR
Redstone Corporate Center I 19020 33rd Avenue West Lynnwood, WA 98036	2002/2022-2025	86.8%(1)	212,069(1)	-	-	-	-
Spring District Block 13 1325 123rd Avenue Northeast Bellevue, WA 98005	2024/NAV	100.0%	212,128	Jun-25	$192,612,224	$908	6.65%
101 Elliott Buidling 101 Elliott Ave. W. Seattle, WA 98119	1986/NAV	100.0%	102,777	Mar-24	$39,500,000	$384	NAV
CostCo Corporate Office Building E 21930 Southeast 51st Street Issaquah, WA 98029	2000/NAV	100.0%	176,656	Mar-24	$61,826,600	$350	NAV
428 Westlake 428 Westlake Ave N Seattle, WA 98109	2004/NAV	100.0%	88,225	Oct-24	$47,600,000	$540	NAV
SeaTac Office Center 17900 International Boulevard SeaTac, WA 98188	1974/NAV	75.0%	548,704	Feb-25	$120,000,000	$219	NAV

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 26, 2026.

Appraisal. According to the appraisal as of December 30, 2025, the Redstone Corporate Center I Property had an “as-is” appraised value of $56,250,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 14, 2025, there was no evidence of any recognized environmental conditions at the Redstone Corporate Center I Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-90

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Redstone Corporate Center I Property:

Cash Flow Analysis
	2021	2022	2023	2024	11/30/2025 TTM	UW	UW PSF
Base Rent(1)	$4,117,208	$4,191,175	$4,122,792	$4,240,636	$4,538,826	$5,218,551	$24.61
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$772,228	$3.64
Gross Potential Rent	$4,117,208	$4,191,175	$4,122,792	$4,240,636	$4,538,826	$5,990,779	$28.25
(Vacancy/Credit Loss)	$0	$0	$0	$0	$0	($772,228)	($3.64)
(Free Rent Adjustment)	($123,063)	($309,717)	($264,008)	($672,241)	($613,167)	$0	$0.00
(Collection Loss)	($312,903)	$48,523	($258,935)	$70,327	$4,717	$0	$0.00
Net Rental Income	$3,681,242	$3,929,981	$3,599,849	$3,638,722	$3,930,376	$5,218,551	$24.61
CAM Reimbursements	$1,499,165	$1,506,548	$1,515,404	$1,669,483	$1,784,314	$2,142,177	$10.10
Expense Reimbursement	$0	$0	$0	$0	$0	($286,272)	($1.35)
Antenna Rent	$52,089	$52,039	$52,839	$54,381	$54,048	$57,158	$0.27
Other Income	$34,671	$31,215	$27,564	$29,341	$51,895	$20,200	$0.10
Effective Gross Income	$5,267,168	$5,519,783	$5,195,655	$5,391,927	$5,820,633	$7,151,815	$33.72

Real Estate Taxes	$428,951	$429,839	$346,474	$371,591	$393,015	$392,707	$1.85
Insurance	$76,935	$81,063	$102,596	$151,384	$155,852	$186,150	$0.88
Management Fee	$100,934	$116,354	$126,474	$86,940	$132,795	$214,554	$1.01
Other Operating Expenses	$1,093,026	$1,126,417	$1,282,945	$1,135,242	$1,345,750	$1,345,750	$6.35
Total Expenses	$1,699,847	$1,753,674	$1,858,489	$1,745,157	$2,027,413	$2,139,161	$10.09

Net Operating Income(2)	$3,567,321	$3,766,109	$3,337,167	$3,646,770	$3,793,221	$5,012,654	$23.64
Capital Expenses	$0	$0	$0	$0	$0	$91,190	$0.43
TI/LC	$0	$0	$0	$0	$0	$259,138	$1.22
Net Cash Flow	$3,567,321	$3,766,109	$3,337,167	$3,646,770	$3,793,221	$4,662,326	$21.98

Occupancy (%)(3)	83.0%	84.0%	76.0%	79.0%	86.8%	87.1%
NOI DSCR	1.66x	1.75x	1.55x	1.70x	1.77x	2.33x
NCF DSCR	1.66x	1.75x	1.55x	1.70x	1.77x	2.17x
NOI Debt Yield	10.7%	11.3%	10.0%	11.0%	11.4%	15.1%
NCF Debt Yield	10.7%	11.3%	10.0%	11.0%	11.4%	14.0%

(1)	UW Base Rent is inclusive of contractual rent steps underwritten through January 2027.
(2)	The decrease in Net Operating Income from 2022 to 2023 is primarily driven by occupancy decline from 84% to 76% and the increase in Net Operating Income from 11/30/2025 TTM to UW is primarily driven by free rent burn-off, underwritten rent steps through January 2027 and a new lease to CardioNow PLLC that had not commenced during the 11/30/2025 TTM period.
(3)	11/30/2025 TTM Occupancy (%) represents physical occupancy based on the underwritten rent roll dated January 26, 2026. Historical occupancies represent physical occupancies and UW Occupancy (%) represents economic occupancy.

Escrows and Reserves.

Tax Escrow – The Redstone Corporate Center I Mortgage Loan documents require an upfront reserve of $143,994 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12-month period (initially $35,998).

Insurance Escrow – The Redstone Corporate Center I Mortgage Loan documents require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the Redstone Corporate Center I Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

Replacement Reserve – The Redstone Corporate Center I Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $7,600.

Leasing Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit for tenant improvements and leasing commissions in the amount of $1,650,000 and an ongoing monthly deposit of $35,345 for future TI/LC expenses.

Existing TI/LC Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit of $323,055 for outstanding tenant improvements and leasing commissions related to BRPH Architects Engineers Inc., Expeditors International (direct lease), and Wayfinding Financial.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-91

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Rent Concession Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit of $537,189 for outstanding free rent or abatements related to BRPH Architects Engineers Inc., CardioNow PLLC, Radia, Expeditors International (direct lease), Direct Travel, Village Life, and Wayfinding Financial.

Major Tenant Trigger Cash Trap Avoidance Reserve – Upon occurrence of a Major Tenant Trigger Event (as defined below) and within 10 business days, the borrower may deposit $2,610,245 with the lender via cash or letter of credit (a “Major Tenant Trigger Cash Trap Avoidance Deposit”), as additional collateral for the Redstone Corporate Center I Mortgage Loan and avoid cash trap caused by a Major Tenant Trigger Event.

A “Major Tenant Trigger Event” will occur upon (a) the date that is 12 months before the scheduled lease termination date of Expeditors International, (b) bankruptcy or insolvency of Expeditors International, (c) Expeditors International goes dark and fails to occupy suite 680, or (d) Expeditors International terminates or cancels its lease.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the Major Tenant Space (as defined below) is leased or subleased to a tenant whose lease is a Net Rent Threshold Lease (as defined below) and (ii) the Major Tenant Space has been leased to one or more replacement tenants, the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

“Major Tenant Space” means the space occupied by Expeditors International, its successors and assigns, and any new tenant or replacement tenant that enters into a lease for space that demises 50% or more of the space occupied by Expeditors International.

“Major Tenant” means the tenant Expeditors International, its successors and assigns, and any new tenant or replacement tenant that enters into a lease for space that demises 50% or more of the space occupied by Expeditors International.

“Net Rent Threshold Lease” means any Major Lease (as defined below) which (i) the Minimum Rental Rate (as defined below) is satisfied and (ii) the net effective rent for such Major Lease is equal to or greater than $15.50 PSF per annum, which amount represents a net effective rent under a triple net lease, provided that such amount will be adjusted as reasonably determined by the lender in the case of a gross rental lease. Net effective rent is calculated as the contract rental rate for such Major Lease (excluding any period of free rent) over the lease term of such Major Lease (excluding any period of free rent), less tenant improvement costs and leasing commissions payable for such Major Lease. If a Major Lease does not meet the net effective rent minimum set forth in the first sentence, such Major Lease will still be deemed a Net Rent Threshold Lease (and the borrower may execute such Major Lease without the lender's approval) so long as the borrower deposits with the lender an amount necessary to create a Net Rent Threshold Lease.

“Major Lease” means (i) any lease with a Major Tenant, or (B) demises 40,000 SF or more, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Redstone Corporate Center I Property, and (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) and/or (ii) above.

“Minimum Rental Rate” means an average rental rate of $22.50 PSF per annum with respect to leases over the term of the subject lease on a triple net basis.

Lockbox and Cash Management. The Redstone Corporate Center I Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Redstone Corporate Center I Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), after accounting for Major Tenant Trigger Cash Trap Avoidance Deposit, is below 1.30x (amortizing);
(iii)	the date that is 12 months before the scheduled lease termination date of the Major Tenant;
(iv)	a bankruptcy or insolvency of the Major Tenant;
(v)	the Major Tenant goes dark, vacates, or otherwise fails to continuously occupy suite 680; or
(vi)	the Major Tenant terminates or cancels its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the NCF DSCR being at least 1.30x (amortizing) for two consecutive calendar quarters;
(iii)	with regard to clause (iii) above, the lender receives satisfactory evidence, in form and substance acceptable to the lender, that the Major Tenant has extended its lease term;
(iv)	with regard to clauses (iii)-(vi) above, a Major Tenant Re-Tenanting Event has occurred or the funds in the Major Tenant Trigger Cash Trap Avoidance Reserve are greater than or equal to $2,610,245;
(v)	with regard to clause (iv) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender;
(vi)	with regard to clause (v) above, the Major Tenant has resumed normal business operations in suite 680 and is continuing for two consecutive calendar quarters; or
(vii)	with regard to clause (vi) above, the lender receives a tenant estoppel certificate, in form and substance that the Major Tenant has revoked notification of termination, cancellation or surrender of lease.

Terrorism Insurance.  The Redstone Corporate Center I Mortgage Loan documents require that the property insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Redstone Corporate Center I Property, as well as business interruption insurance covering up to 12 months following a casualty event, with an extended period of indemnity covering up to six months following the physical repair of the subject improvements. The Redstone Corporate Center I Mortgage Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-92

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West,	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). See “Risk Factors-Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-93